Exhibit 10.2

SIXTEENTH AMENDMENT TO

TERM LOAN CREDIT AND SECURITY AGREEMENT

THIS SIXTEENTH AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 1, 2026 (the “Sixteenth Amendment Signing Date”), is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum”, and together with each other Person joined to the Credit Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”, and each, a “Borrower”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO”, and together with each other Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors”, and each, a “Guarantor”, and together with the Borrowers, collectively, the “Loan Parties”, and each, a “Loan Party”), the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the “Lenders”, and each, a “Lender”) constituting the Consenting Lenders (as defined below), and ALTER DOMUS (US) LLC (“Alter Domus”, as successor in interest to Blue Torch Finance LLC), in its capacity as disbursing agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

RECITALS

A. Agent, the Lenders and certain of the Loan Parties are parties to that certain Term Loan Credit and Security Agreement, dated as of August 5, 2021, as amended by that certain First Amendment to Term Loan Credit and Security Agreement, dated as of September 30, 2021, that certain Second Amendment to Term Loan Credit and Security Agreement, dated as of March 15, 2022, that certain Third Amendment to Term Loan Credit and Security Agreement, dated as of April 25, 2022, that certain Fourth Amendment to Term Loan Credit and Security Agreement, dated as of June 1, 2023, that certain Waiver to Term Loan Credit and Security Agreement, dated as of November 13, 2023, that certain Fifth Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of February 14, 2024, that certain Sixth Amendment to Term Loan Credit and Security Agreement, dated as of March 22, 2024, that certain Seventh Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of May 15, 2024, that certain Eighth Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of May 24, 2024, that certain Ninth Amendment to Term Loan Credit and Security Agreement, dated as of July 11, 2024, that certain Tenth Amendment to Term Loan Credit and Security Agreement, dated as of August 13, 2024, that certain Eleventh Amendment to Term Loan Credit and Security Agreement, dated as of October 28, 2024, that certain Twelfth Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of January 27, 2025, that certain Agency Resignation, Appointment and Assumption Agreement, dated as of April 21, 2025, that certain Thirteenth Amendment to Term Loan Credit and Security Agreement, dated as of May 5, 2025, that certain Fourteenth Amendment to Term Loan Credit and Security Agreement, dated as of June 12, 2025, that certain Second Extension, Limited Waiver and Consent, dated as of August 13, 2025 and that certain Fifteenth Amendment to Term Loan Credit and Security Agreement, dated as of September 23, 2025 (as the same may have been further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made and may hereafter make certain loans and have provided and may hereafter provide certain financial accommodations to the Borrowers.

B. The Borrowers have requested that Agent and the Lenders constituting all of the Lenders party to the Existing Credit Agreement immediately prior to the execution and delivery of this Amendment on the Sixteenth Amendment Signing Date (collectively, the “Consenting Lenders”) make certain amendments to the Existing Credit Agreement as set forth herein, including without limitation to (i) extend the Maturity Date of the Loans and (ii) modify certain additional terms of the Existing Credit Agreement as set forth herein, and Agent and each Lender, in each case, has agreed to make such amendments and modifications, subject to the terms and conditions set forth herein.

C. Quantum is contemplating a private investment in public equity transaction (the “June 2026 Equity Issuance”) pursuant to which it will be issuing new equity generating aggregate gross proceeds to Quantum of not less than $50,000,000 under a Securities Purchase Agreement, dated as of June 1, 2026, between Quantum and the investors party thereto (the “Securities Purchase Agreement”). In connection with the June 2026 Equity Issuance, Quantum is entering into (i) that certain Registration Rights Agreement, dated as of June 1, 2026, by and among Quantum and the investors party thereto (the “Registration Rights Agreement”) and (ii) that certain Right of First Refusal Agreement, dated as of June 1, 2026, between Quantum and the stockholders party thereto (the “Right of First Refusal Agreement”).

D. In order to facilitate the consummation of the June 2026 Equity Issuance and implementation of this Amendment, substantially concurrently therewith, the Company has offered consideration to the Dialectic Convertible Noteholders to incentivize them to voluntarily convert the Dialectic Convertible Notes into equity of Quantum (the “Conversion”) at a time earlier than when the Dialectic Convertible Noteholders would otherwise choose to do so, pursuant to that certain Conversion Agreement, dated as of June 1, 2026, among the Dialectic Convertible Note Holders, Quantum and the Dialectic Convertible Notes Trustee, in the form attached hereto as Annex A, with any changes to such form subject to the Lenders’ approval in their sole discretion (the “Conversion Agreement”). The consideration offered by the Company in exchange for this early conversion includes (i) issuing to the Dialectic Convertible Note Holders additional shares of common stock of Quantum pursuant to the Conversion Agreement, including as compensation based on the discounted value of the interest that would have accrued on the Dialectic Convertible Notes had they remained outstanding until their stated maturity date and (ii) issuing a warrant to Dialectic Technology SPV LLC to purchase shares of common stock of Quantum, in the form attached hereto as Annex B, with any changes to such form subject to the Lenders’ approval in their sole discretion (the “Sixteenth Amendment Warrants”, and, together with this Amendment, the Securities Purchase Agreement, the Registration Rights Agreement, the Right of First Refusal Agreement, the Conversion Agreement, and that certain Lock-Up Letter Agreement, dated as of June 1, 2026, by and among Cantor Fitzgerald & Co. and the investors party thereto, the “Sixteenth Amendment Transaction Documents”). The Conversion Agreement will, for certain purposes enumerated therein, serve as an amendment to the Dialectic Convertible Notes Indenture.

E. In connection with the Conversion (but subject, in any event, to the conditions precedent set forth herein), the Dialectic Convertible Notes shall be cancelled, the Dialectic Convertible Notes Indenture shall cease to be of further force and effect, the Liens on the Collateral (as such terms are defined in the Dialectic Convertible Notes Indenture) securing the Dialectic Convertible Notes shall be released and the Intercreditor Agreement shall be terminated.

F. For purposes of this Amendment, “Sixteenth Amendment Effective Date” shall mean the date on which all conditions set forth in Section 3 of this Amendment have been satisfied (or waived by the Consenting Lenders), upon which date the amendments the Existing Credit Agreement set forth herein shall become effective.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Interpretation. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

2. Amendments to Existing Credit Agreement. Subject to the satisfaction (or waiver by the Consenting Lenders) of the conditions set forth in Section 3 of this Amendment, on the Sixteenth Amendment Effective Date, the Existing Credit Agreement (but not the Exhibits or Schedules thereto) is hereby amended in accordance with Exhibit A attached hereto by deleting the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following examples: double underlined text and double underlined text), in each case, in the place where such text appears therein.

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3. Execution and Delivery; Conditions to Effectiveness. This Amendment shall be executed and delivered concurrently with the execution and delivery of the other Sixteenth Amendment Transaction Documents (and any related deliverables required thereunder at signing), but the effectiveness of the amendments to the Existing Credit Agreement hereunder is expressly conditioned upon the satisfaction (or waiver by the Consenting Lenders) of each of the following conditions:

(a) Sixteenth Amendment Transaction Documents. Agent and Lenders shall have received executed copies of the Sixteenth Amendment Transaction Documents.

(b) Closing Certificate. Lenders shall have received a closing certificate signed by the Chief Accounting Officer of Borrowing Agent dated as of the Sixteenth Amendment Effective Date, stating that (i) immediately after giving effect to this Amendment and the Sixteenth Amendment Transactions, all representations and warranties set forth in Section 4 below are true and correct in all material respects on and as of such date; provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, and (ii) on such date, immediately after giving effect to this Amendment and the Sixteenth Amendment Transactions, no Default or Event of Default has occurred and is continuing;

(c) Secretary’s Certificates, Authorizing Resolutions and Good Standing Certificates. Lenders shall have received, in form and substance reasonably satisfactory to Lenders, a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of each Loan Party dated as of the Sixteenth Amendment Effective Date which shall certify (i) copies of resolutions, in form and substance reasonably satisfactory to Lenders, of the board of directors (or other equivalent governing body or member) of such Loan Party authorizing (x) the execution, delivery and performance of this Amendment and any Other Documents to which such Loan Party is a party, and (y) the consummation of the transactions contemplated to be entered into in connection with this Amendment (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Amendment and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party, together with any amendments thereto, as in effect on such date, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization, as evidenced by good standing certificates (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Sixteenth Amendment Effective Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(d) Fees and Expenses. Agent and Lenders shall have received payment of all Sixteenth Amendment Transaction Costs due and payable to Agent and Lenders that are required to be paid on or prior to the Sixteenth Amendment Effective Date, to the extent invoiced at least one Business Day prior to the Sixteenth Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel to Agent) required to be reimbursed or paid under this Amendment or any Other Document;

(e) Legal Opinion. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Agent and Lenders, an executed legal opinion of Pillsbury Winthrop Shaw Pittman, dated the Sixteenth Amendment Effective Date, which shall cover customary matters incident to the Sixteenth Amendment and the transactions contemplated thereby and each Loan Party hereby authorizes and directs such counsel to deliver such opinion to Agent and Lenders;

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(f) Solvency Certificate. Agent and Lenders shall have received a customary solvency certificate, dated the Sixteenth Amendment Effective Date, substantially in the form of Exhibit D to the Fifteenth Amendment;

(g) Payment of Loans. Lenders shall have received from Quantum a payment against the principal amount of the Loans in the aggregate amount of $5,000,000, which such payment shall reduce the principal amount of the Loans as set forth in Schedule 1 hereto;

(h) June 2026 Equity Issuance. (i) The June 2026 Equity Issuance shall have been consummated, or shall be consummated substantially simultaneously with the effectiveness of this Amendment, and (ii) the proceeds of the June 2026 Equity Issuance shall have been applied, or shall be applied substantially simultaneously with the effectiveness of this Amendment, to prepay the Loans in accordance with Section 2.3(c) of the Credit Agreement;

(i) Conversion. (i) The Conversion shall have been consummated, or shall be consummated substantially simultaneously with the effectiveness of this Amendment, pursuant to the Conversion Agreement, (ii) the Intercreditor Agreement shall have been terminated, or shall be terminated substantially simultaneously with the effectiveness of this Amendment, (iii) all Liens securing the Dialectic Convertible Notes shall have been, or shall substantially simultaneously with the effectiveness of this Amendment be, terminated and released (including, without limitation, the filing or authorization of appropriate UCC-3 termination statements or other lien release instruments) and (iv) Lenders shall have received a written acknowledgment from the Dialectic Convertibles Notes Trustee pursuant to Sections 8.01(a) and 8.01(b) of the Dialectic Convertible Notes Indenture, in form and substance reasonably satisfactory to the Lenders, to the effect that the obligations of the Loan Parties under the Dialectic Convertible Notes Indenture have been satisfied and discharged and that the Dialectic Convertible Notes Indenture has been discharged in accordance with its terms; and

(j) Funds Flow Memorandum. Lenders shall have received a funds flow memorandum provided by Quantum on or prior to the Sixteenth Amendment Signing Date by the parties hereto detailing the payments to be made on the Sixteenth Amendment Effective Date and satisfactory to the Lenders in their sole discretion (it being understood and agreed that if the Lenders (or their authorized representatives) authorize the release of their signature pages of this Amendment following their execution and delivery that will evidence the Lenders’ satisfaction with the funds flow memorandum).

4. Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a) each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b) this Amendment has been duly executed and delivered by each Loan Party;

(c) this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally;

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(d) the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, (y) any immaterial Consents of any Governmental Body, or (z) those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or complied with prior to the Sixteenth Amendment Signing Date and which are in full force and effect on the Sixteenth Amendment Effective Date, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound;

(e) each Loan Party is duly formed or incorporated, as applicable, and in good standing under the laws of the state of its incorporation or formation, as applicable, and is good standing in such state and is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect;

(f) each of the representations and warranties made by any Loan Party in the Credit Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as if made on the Sixteenth Amendment Effective Date, immediately after giving effect to this Amendment and the Sixteenth Amendment Transactions, except to the extent that any such representation or warranty is made as of an earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier or specified date; and

(g) on the Sixteenth Amendment Effective Date, immediately after giving effect to this Amendment and the Sixteenth Amendment Transactions, no Default or Event of Default exists or has occurred and is continuing.

5. Conversion of Dialectic Convertible Notes; Termination of Intercreditor Agreement. The Agent (acting at the direction of the Lenders), the Lenders and each Loan Party acknowledge and agree that, pursuant to the Conversion Agreement, and subject to the satisfaction or waiver of all conditions set forth herein and therein (including the consummation of the June 2026 Equity Issuance), (a) references to the Dialectic Convertible Notes, the Dialectic Convertible Noteholders, the Dialectic Convertible Notes Indenture, the Dialectic Convertible Notes Trustee, and all rights, remedies, liens, priorities and provisions relating thereto under the Credit Agreement and the Other Documents, shall cease to be of any further force and effect under the Credit Agreement and the Other Documents (other than any provisions, rights, obligations, indemnities or remedies that are expressly stated therein to survive) and (b) the Intercreditor Agreement shall terminate and cease to be of any further force and effect, and all references to the Intercreditor Agreement and all rights, remedies, liens, priorities and provisions relating thereto under the Credit Agreement and the Other Documents shall cease to be of any further force and effect under the Credit Agreement and the Other Documents (other than any provisions, rights, obligations, indemnities or remedies that are expressly stated therein to survive).

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6. Costs, Expenses and Taxes. Each Loan Party, jointly and severally, agrees to pay on demand all reasonable and documented costs and expenses of Agent and the Lenders incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other agreements, instruments and documents to be delivered hereunder (including, without limitation, the reasonable and documented fees, disbursements and other charges of counsel to each of Agent and the Lenders with respect thereto) in accordance with the Credit Agreement, including all Sixteenth Amendment Transaction Costs.

7. [Reserved].

8. Reaffirmation. Each Loan Party hereby (i) ratifies and reaffirms (A) all of its payment and performance obligations, contingent or otherwise, under the Amended Credit Agreement and each of the Other Documents to which it is a party, and (B) its grant to Agent of a security interest in the Collateral under (and to the extent contemplated by) the Amended Credit Agreement and each of the Other Documents to which it is a party and (ii) acknowledges that the Loans constitute Obligations under the Amended Credit Agreement.

9. Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the Laws of the State of New York.

10. Reference to Credit Agreement. Each of the Existing Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as modified hereby, are hereby amended so that any reference therein to the Existing Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as modified hereby. This Amendment shall constitute an Other Document under the Credit Agreement.

11. Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Existing Credit Agreement or any of the Other Documents are intended or implied, and in all other respects, the Existing Credit Agreement and each of the Other Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the Sixteenth Amendment Effective Date. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

12. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

13. Further Assurances. The Loan Parties shall execute and deliver such further documents and do such further acts and things as may be reasonably requested by Agent or the Consenting Lenders to effectuate the provisions and purposes of this Amendment.

14. Counterparts; Electronic Signature. This Amendment may be executed in any number of separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto and shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment or

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any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15. Entire Understanding. This Amendment and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

16. Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17. Captions. The captions at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

18. Jury Waiver. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	QUANTUM CORPORATION

	By:	/s/ Laura Nash
	Name:	Laura Nash
	Title:	Chief Accounting Officer

GUARANTORS:	QUANTUM LTO HOLDINGS, LLC

	By:	/s/ Laura Nash
	Name:	Laura Nash
	Title:	Chief Accounting Officer

[Signature Page to Sixteenth Amendment]

AGENT:	ALTER DOMUS (US) LLC, as Agent

	By:	/s/ Pinju Chiu
	Name:	Pinju Chiu
	Title:	Associate Counsel

LENDERS:	OC III LVS XXXIII LP

By: OC III GP II LLC, its general partner

	By:	/s/ Adam L. Gubner
	Name:	Adam L. Gubner
	Title:	Authorized Person

OC III LVS XL LP

By: OC III GP LLC, its general partner

	By:	/s/ Adam L. Gubner
	Name:	Adam L. Gubner
	Title:	Authorized Person

[Signature Page to Sixteenth Amendment]

Exhibit A

Conformed Credit Agreement

[See attached.]

Conformed through the ~~Fifteenth~~Sixteenth Amendment

TERM LOAN CREDIT

AND

SECURITY AGREEMENT

ALTER DOMUS (US) LLC

(AS AGENT)

THE LENDERS PARTY HERETO

(AS LENDERS)

WITH

QUANTUM CORPORATION

(AS BORROWER)

~~August 5, 2021,~~

August 5, 2021,

as amended by the First Amendment dated as of September 30, 2021,

as further amended by the Second Amendment dated as of March 15, 2022 as further amended by the Third Amendment dated as of April 25, 2022,

as further amended by the Fourth Amendment dated as of June 1, 2023,

as further amended by the Waiver to Term Loan Credit and Security Agreement, dated as of November 13, 2023,

as further amended by the Fifth Amendment dated as of February 14, 2024 as further amended by the Sixth Amendment dated as of March 22, 2024 as further amended by the Seventh Amendment dated as of May 15, 2024 as further amended by the Eighth Amendment dated as of May 24, 2024 as further amended by the Ninth Amendment dated as of July 11, 2024 as further amended by the Tenth Amendment dated as of August 13, 2024 as further amended by the Eleventh Amendment dated as of October 28, 2024 as further amended by the Twelfth Amendment dated as of January 27, 2025 as further amended by the Agency Resignation, Appointment and Assumption Agreement

dated as of April 21, 2025

as further amended by the Thirteenth Amendment dated as of May 5, 2025 as further amended by the Fourteenth Amendment dated as of June 12, 2025 as further amended by the Second Extension, Limited Waiver and Consent dated as of

August 13, 2025

as further amended by the Fifteenth Amendment dated as of September 23, 2025 as further amended by the Sixteenth Amendment dated as June 1, 2026

TABLE OF CONTENTS

Page

I DEFINITIONS~~.~~		1

1.1	Accounting Terms	1

1.2	General Terms	2

1.3	Uniform Commercial Code Terms	~~59~~61

1.4	Certain Matters of Construction	~~59~~61

1.5	Divisions	~~60~~62

1.6	Rates	~~60~~62

II LOANS, PAYMENTS~~.~~		~~61~~63

2.1	Term Loan~~.~~	~~61~~63

2.2	General Provisions Regarding Payment; Register~~.~~	~~65~~67

2.3	Mandatory Prepayments; Voluntary Commitment Reductions and Prepayments~~.~~	~~67~~69

2.4	Use of Proceeds~~.~~	~~71~~73

2.5	Extensions of Loans~~.~~	~~71~~73

2.6	Dialectic Convertible Notes Exchange	~~73~~..75

2.7	Refinancing Amendment.	~~73~~75

III INTEREST AND FEES~~.~~		~~74~~75

3.1	Interest~~.~~	~~74~~75

3.2	SOFR Provisions; Illegality; Breakage~~.~~	~~75~~77

3.3	Fees	~~77~~78

3.4	Maximum Charges	~~77~~78

3.5	Increased Costs	~~77~~78

3.6	Inability to Determine Interest Rate	~~78~~79

3.7	Capital Adequacy~~.~~	~~79~~80

3.8	Taxes~~.~~	~~79~~80

3.9	Replacement of Lenders	~~82~~83

3.10	Designation of a Different Lending Office	~~83~~83

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3.11	Benchmark Replacement Setting~~.~~	~~83~~83

IV COLLATERAL: GENERAL TERMS~~.~~		~~84~~85

4.1	Security Interest in the Collateral	~~84~~85

4.2	Perfection of Security Interest	~~85~~85

4.3	Preservation of Collateral	~~85~~86

4.4	Ownership and Location of Collateral~~.~~	~~86~~86

4.5	Defense of Agent’s and Lenders’ Interests	~~87~~87

4.6	Inspection of Premises	~~87~~87

4.7	Appraisals	~~87~~87

4.8	Receivables; Deposit Accounts and Securities Accounts~~.~~	~~88~~88

4.9	Inventory	~~90~~90

4.10	Maintenance of Equipment	~~91~~90

4.11	Exculpation of Liability	~~91~~90

4.12	Financing Statements	~~91~~90

4.13	Investment Property Collateral	90

~~4.13~~4.14	Provisions Regarding Certain Investment Property Collateral	~~92~~91

V REPRESENTATIONS AND WARRANTIES~~.~~		~~92~~91

5.1	Authority	~~92~~91

5.2	Formation and Qualification~~.~~	~~93~~92

5.3	Survival of Representations and Warranties	~~93~~92

5.4	Tax Returns	~~93~~92

5.5	Financial Statements~~.~~	~~94~~93

5.6	Entity Names	~~94~~93

5.7	O.S.H.A.; Environmental Compliance; Flood Insurance~~.~~	~~95~~94

5.8	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance~~.~~	~~96~~94

5.9	Intellectual Property	~~97~~96

5.10	Licenses and Permits	~~98~~96

5.11	No Default	~~98~~96

5.12	No Burdensome Restrictions	~~98~~96

5.13	No Labor Disputes	~~98~~97

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5.14	Margin Regulations	~~98~~97

5.15	Investment Company Act	~~99~~97

5.16	Hedging Transactions	~~99~~97

5.17	Business and Property of the Loan Parties	~~99~~97

5.18	Equity Interests	~~99~~97

5.19	Commercial Tort Claims	~~99~~97

5.20	Letter of Credit Rights	~~99~~98

5.21	Material Contracts	~~99~~98

5.22	Investment Property Collateral	~~100~~98

5.23	[Reserved]	~~100~~98

5.24	Disclosure~~.~~	~~100~~98

VI AFFIRMATIVE COVENANTS~~.~~		~~100~~99

6.1	Compliance with Laws	~~100~~99

6.2	Conduct of Business and Maintenance of Existence and Assets	~~101~~99

6.3	Books and Records	~~101~~99

6.4	Payment of Taxes	~~101~~99

6.5	[Reserved]~~.~~	~~101~~99

6.6	Insurance~~.~~	~~101~~99

6.7	Payment of Indebtedness and Leasehold Obligations	~~102~~100

6.8	Environmental Matters~~.~~	~~102~~100

6.9	Standards of Financial Statements	~~103~~101

6.10	Federal Securities Laws	~~104~~101

6.11	Execution of Supplemental Instruments	~~104~~101

6.12	Government Receivables	~~104~~102

6.13	[Reserved]	~~104~~102

6.14	[Reserved]	~~104~~102

6.15	[Reserved]	~~104~~102

6.16	Board Observation Rights	~~104~~102

6.17	LTO Program~~.~~	~~105~~102

6.18	~~[Reserved]~~	~~105~~

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~~6.19~~	~~Chief Restructuring Officer~~	~~105~~

VII NEGATIVE COVENANTS~~.~~		~~106~~103

7.1	Merger, Consolidation, Acquisition and Sale of Assets~~.~~	~~106~~103

7.2	Creation of Liens	~~107~~104

7.3	Guarantees	~~107~~105

7.4	Investments	~~107~~105

7.5	Loans	~~108~~105

7.6	Senior Financing	~~108~~105

7.7	Restricted Payments	~~108~~105

7.8	Indebtedness	~~109~~106

7.9	Nature of Business	~~109~~106

7.10	Transactions with Affiliates	~~109~~106

7.11	Subsidiaries~~.~~	~~110~~107

7.12	Fiscal Year and Accounting Changes	~~111~~108

7.13	Amendment of Organizational Documents~~.~~	~~111~~108

7.14	Compliance with ERISA	~~111~~108

7.15	Prepayment of Indebtedness	~~112~~108

7.16	Amendments to Certain Documents	~~112~~109

7.17	LTO Subsidiary as a Special Purpose Vehicle	~~113~~109

7.18	Hedging Agreements	~~113~~110

7.19	Minimum Liquidity	110

VIII CONDITIONS PRECEDENT~~.~~		~~113~~110

8.1	Conditions to Initial Loans	~~113~~110

8.2	Conditions Precedent to Delayed Draw Term Loans	~~118~~114

IX INFORMATION AS TO BORROWERS~~.~~		~~119~~115

9.1	Lender Calls	~~119~~115

9.2	Reports~~.~~	~~119~~115

9.3	Environmental Reports~~.~~	~~120~~116

9.4	Litigation	~~121~~116

9.5	Material Occurrences	~~121~~117

-iv-

9.6	[Reserved]~~.~~	~~121~~117

9.7	Annual Financial Statements	~~121~~117

9.8	Quarterly Financial Statements	~~122~~117

9.9	Monthly Financial Statements	~~122~~118

9.10	Other Reports	~~123~~118

9.11	Additional Information	~~123~~118

9.12	Projected Operating Budget	~~123~~119

9.13	Variances from Operating Budget	~~123~~119

9.14	[Reserved]~~.~~	~~124~~119

9.15	ERISA Notices and Requests	~~124~~119

9.16	Additional Documents	~~124~~120

9.17	Updates to Certain Schedules	~~124~~120

9.18	Financial Disclosure	~~125~~120

X EVENTS OF DEFAULT~~.~~		~~125~~121

10.1	Nonpayment	~~125~~121

10.2	Breach of Representation	~~125~~121

10.3	Financial Information	~~126~~121

10.4	Noncompliance	~~126~~121

10.5	Judgments	~~126~~121

10.6	Bankruptcy	~~126~~122

10.7	[Reserved]~~.~~	~~127~~122

10.8	Lien Priority	~~127~~122

10.9	Cross Default	~~127~~122

10.10	Termination or Limitation of Guaranty, Guarantor Security Agreement or Pledge Agreement	~~127~~122

10.11	Change of Control	~~127~~122

10.12	Invalidity	~~128~~123

10.13	[Reserved]~~.~~	~~128~~123

10.14	Pension Plans	~~128~~123

10.15	Indictment	~~128~~123

-v-

XI LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT~~.~~		~~128~~123

11.1	Rights and Remedies~~.~~	~~128~~123

11.2	Agent’s Discretion	~~130~~125

11.3	Setoff	~~131~~125

11.4	Rights and Remedies not Exclusive	~~131~~125

11.5	Allocation of Payments After Event of Default	~~131~~125

XII WAIVERS AND JUDICIAL PROCEEDINGS~~.~~		~~132~~127

12.1	Waiver of Notice	~~132~~127

12.2	Delay	~~132~~127

12.3	Jury Waiver	~~132~~127

XIII EFFECTIVE DATE AND TERMINATION~~.~~		~~133~~127

13.1	Term	~~133~~127

13.2	Termination	~~133~~127

XIV REGARDING AGENT~~.~~		~~133~~128

14.1	Appointment and Authority~~.~~	~~133~~128

14.2	Rights as a Lender	~~134~~128

14.3	Exculpatory Provisions~~.~~	~~134~~129

14.4	Reliance by Agent	~~137~~131

14.5	Delegation of Duties	~~138~~132

14.6	Resignation of Agent~~.~~	~~138~~132

14.7	Non-Reliance on Agent and Other Lenders	~~139~~133

14.8	No Other Duties, Etc	~~139~~133

14.9	Agent May File Proofs of Claim	~~140~~133

14.10	Collateral and Guaranty Matters~~.~~	~~140~~134

14.11	Withholding Tax	~~143~~136

14.12	No Reliance on Agent’s Customer Identification Program	~~143~~136

14.13	[Reserved]~~.~~	~~143~~136

14.14	Recovery of Erroneous Payments	~~143~~136

XV BORROWING AGENCY~~.~~		~~144~~137

15.1	Borrowing Agency Provisions~~.~~	~~144~~137

-vi-

15.2	Waiver of Subrogation	~~145~~137

XVI MISCELLANEOUS~~.~~		~~145~~138

16.1	Governing Law	~~145~~138

16.2	Entire Understanding~~.~~	~~145~~138

16.3	Successors and Assigns; Participations; New Lenders~~.~~	~~148~~141

16.4	Application of Payments	~~151~~143

16.5	Indemnity~~.~~	~~151~~143

16.6	Notice	~~153~~145

16.7	Survival	~~155~~147

16.8	Severability	~~155~~147

16.9	Expenses	~~155~~147

16.10	Injunctive Relief	~~156~~147

16.11	Consequential Damages	~~156~~148

16.12	Captions	~~157~~148

16.13	Counterparts; Electronic Signatures~~.~~	~~157~~148

16.14	Construction	~~158~~149

16.15	Confidentiality; Sharing Information~~.~~	~~158~~149

16.16	No Publicity	~~159~~150

16.17	Certifications From Banks and Participants; USA PATRIOT Act~~.~~	~~159~~150

16.18	Anti-Terrorism Laws~~.~~	~~160~~151

16.19	Acknowledgment and Consent to Bail-In	~~160~~151

XVII GUARANTY~~.~~		~~161~~151

17.1	Guaranty	~~161~~151

17.2	Taxes	~~161~~152

17.3	Waivers	~~161~~152

17.4	No Defense	~~162~~152

17.5	Guaranty of Payment	~~162~~152

17.6	Liabilities Absolute	~~162~~153

17.7	Waiver of Notice	~~163~~154

17.8	Agent’s Discretion	~~164~~154

-vii-

17.9	Reinstatement~~.~~	~~164~~154

17.10	Limitation on Obligations Guaranteed~~.~~	~~165~~155

17.11	Financial Condition of Borrower and other Guarantors	~~165~~155

17.12	Bankruptcy, Etc	~~166~~156

17.13	Original Issue Discount Legend	~~166~~156

~~17.14~~	~~Intercreditor Agreement~~	~~166~~

-viii-

LIST OF EXHIBITS AND SCHEDULES

Exhibits

~~Exhibit 1.2~~	~~Form of Compliance Certificate~~
~~Exhibit 2.1~~	~~Form of Term Loan Note~~
~~Exhibit 2.2~~	~~Form of Payment Notification~~
~~Exhibit 3.2~~	~~Form of Notice of Borrowing~~
~~Exhibit 3.8-1~~	~~Form of U.S. Tax Compliance Certificate~~
~~Exhibit 3.8-2~~	~~Form of U.S. Tax Compliance Certificate~~
~~Exhibit 3.8-3~~	~~Form of U.S. Tax Compliance Certificate~~
~~Exhibit 3.8-4~~	~~Form of U.S. Tax Compliance Certificate~~
~~Exhibit 8.1(d)~~	~~Form of Financial Condition Certificate~~
~~Exhibit 16.3~~	~~Form of Assignment Agreement~~

~~Schedules Schedule 1.1~~	~~Commitments~~
~~Schedule 4.4~~	~~Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property~~
~~Schedule 4.8(j)~~	~~Deposit and Investment Accounts~~
~~Schedule 5.1~~	~~Consents~~
~~Schedule 5.2(a)~~	~~States of Qualification and Good Standing~~
~~Schedule 5.2(b)~~	~~Subsidiaries~~
~~Schedule 5.4~~	~~Federal Tax Identification Number~~
~~Schedule 5.6~~	~~Prior Names~~
~~Schedule 5.7~~	~~Environmental~~
~~Schedule 5.8(b)~~	~~Litigation~~
~~Schedule 5.8(e)~~	~~Plans~~
~~Schedule 5.9~~	~~Intellectual Property~~
~~Schedule 5.10~~	~~Licenses and Permits~~
~~Schedule 5.13~~	~~Labor Disputes~~
~~Schedule 5.18~~	~~Equity Interests~~
~~Schedule 5.19~~	~~Commercial Tort Claims~~
~~Schedule 5.20~~	~~Letter of Credit Rights~~
~~Schedule 5.21~~	~~Material Contracts~~
~~Schedule 7.2~~	~~Permitted Encumbrances~~
~~Schedule 7.3~~	~~Guarantees~~
~~Schedule 7.4~~	~~Permitted Investments~~
~~Schedule 7.8~~	~~Permitted Indebtedness~~
Exhibit 1.2	Form of Compliance Certificate
Exhibit 2.1	Form of Term Loan Note
Exhibit 2.2	Form of Payment Notification

-ix-

Exhibit 3.2	Form of Notice of Borrowing
Exhibit 3.8-1	Form of U.S. Tax Compliance Certificate
Exhibit 3.8-2	Form of U.S. Tax Compliance Certificate
Exhibit 3.8-3	Form of U.S. Tax Compliance Certificate
Exhibit 3.8-4	Form of U.S. Tax Compliance Certificate
Exhibit 8.1(d)	Form of Financial Condition Certificate
Exhibit 16.3	Form of Assignment Agreement Schedules

Schedule 1.1	Commitments
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(e)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.13	Labor Disputes
Schedule 5.18	Equity Interests
Schedule 5.19	Commercial Tort Claims
Schedule 5.20	Letter of Credit Rights
Schedule 5.21	Material Contracts
Schedule 7.2	Permitted Encumbrances
Schedule 7.3	Guarantees
Schedule 7.4	Permitted Investments
Schedule 7.8	Permitted Indebtedness

-x-

TERM LOAN CREDIT

AND

SECURITY AGREEMENT

Term Loan Credit and Security Agreement, dated as of August 5, 2021, by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum” and together with each Person joined hereto as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), each Person joined hereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor” and together with the Borrowers, collectively the “Loan Parties” and each a “Loan Party”), the financial institutions which are now or which hereafter become a party hereto (together with their respective successors and assigns, collectively, the “Lenders” and each individually a “Lender”), and ALTER DOMUS (US) LLC (“Alter Domus”, as successor in interest to Blue Torch Finance LLC), in its capacity as disbursing agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings set forth herein, the Loan Parties, Lenders and Agent hereby agree as follows:

I	DEFINITIONS~~.~~

1.1

Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 hereof or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 hereof to the extent not defined shall have the respective meanings given to them under GAAP; provided that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP; provided that, notwithstanding the foregoing, if there occurs after March 31, 2021 any change in GAAP that affects in any respect the calculation of any covenant set forth in this Agreement or the definition of any term defined under GAAP used in such calculations, and either Required Lenders or Borrowing Agent so request, Lenders and Borrowing Agent shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and the Loan Parties after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and the Loan Parties shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Required Lenders may reasonably require in order to provide the appropriate financial information required hereunder with respect to the Loan Parties both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. The term “without qualification” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified (other than qualifications pertaining solely to changes in GAAP to the extent any such change has no material effect on the calculation of, or compliance with, any financial covenant contained herein), and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit, except in the case of each of the foregoing clauses (i) and (ii), any such qualification, explanation, supplemental comment, or comment resulting solely from (1) an upcoming maturity date with respect to the Term Loan or ~~the Revolving Loan Indebtedness or~~ (2) a breach or anticipated breach of a financial covenant. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“2022 Rights Offering” shall mean the issuance or sale of Equity Interests of Quantum in a public offering on or about the Third Amendment Effective Date.

“2025 Equity Line of Credit” shall mean the sale of shares of Quantum’s common stock pursuant to that certain Standby Equity Purchase Agreement, dated as of January 25, 2025, between Quantum and YA II PN, Ltd.

“ABR” shall mean, for any day, the greatest of (a) the Floor plus one percent (1.00%), (b) the Federal Funds Rate plus one-half of one percent (0.50%) per annum, (c) the Adjusted Term SOFR rate for a one-month tenor in effect on such day plus one percent (1.00%) and (d) the Prime Rate. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“ABR Loan” shall mean a Loan which accrues interest by reference to ABR, in accordance with the terms of this Agreement.

“ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquired Indebtedness” shall mean Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition or other Permitted Investment; provided that such Indebtedness: (a) was in existence prior to the date of such Permitted Acquisition or other Permitted Investment, and (b) was not incurred in connection with, or in contemplation of, such Permitted Acquisition or other Permitted Investment.

“Activation Notice” shall have the meaning set forth in Section 4.8(h) hereof.

~~“Additional Reporting Period” shall mean the period commencing upon the occurrence of an Additional Reporting Triggering Event and ending upon the occurrence of an Additional Reporting Satisfaction Event.~~

~~“Additional Reporting Satisfaction Event” shall mean the earlier of (x) the earliest date after the occurrence of an Additional Reporting Triggering Event on which EBITDA for Quantum and its Subsidiaries, on a consolidated basis (tested by reference to the financial statements with respect to such fiscal quarter delivered (or required to be delivered) to Agent pursuant to Section 9.8) is greater than $0 and (y) the date on which the Loans held by the Dialectic Lender on the Fifteenth Amendment Effective Date have been Paid in Full.~~

~~“Additional Reporting Triggering Event” shall occur if, prior to such time as the Loans held by the Dialectic Lender on the Fifteenth Amendment Effective Date have been paid in full, at the end of any fiscal quarter of Quantum (commencing with the fiscal quarter ending December 31, 2025 and tested by reference to the financial statements with respect to such fiscal quarter delivered (or required to be delivered) to Agent pursuant to Section 9.8), EBITDA for Quantum and its Subsidiaries, on a consolidated basis, is less than $0; provided that, (i) with respect to the fiscal quarter ending December 31, 2025, EBITDA shall be calculated for the one (1) fiscal quarter period then ended, (ii) with respect to the fiscal quarter ending March 31, 2026, EBITDA shall be calculated for the two (2) consecutive fiscal quarter period then ended, and (iii) with respect to the fiscal quarter ending June 30, 2026, EBITDA shall be calculated for the three (3) consecutive fiscal quarter period then ended.~~

~~“Adjusted Funded Debt” shall mean, with respect to any Person on any date of determination, the result of (a) the Funded Debt of such Person on such date, minus (b) all Qualified Cash of such Person on such date in an aggregate amount not to exceed $15,000,000.~~

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

~~“Advances” shall have the meaning provided for in the Revolving Loan Agreement.~~

“Affected Lender” shall have the meaning set forth in Section 3.9 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) solely for the purposes of Section 7.10, to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, and (y) for all other purposes, to vote a majority of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person or to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise. For the avoidance of doubt, no Lender, in its capacity as a holder of Warrants, shall constitute an Affiliate of Quantum.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and permitted assigns.

“Agreement” shall mean this Term Loan Credit and Security Agreement, as amended~~,~~  restated, supplemented or otherwise modified from time to time.

“Anti-Terrorism Laws” shall mean any Laws applicable to any Loan Party relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, modified, supplemented or replaced from time to time, including Executive Order No. 13224, the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable ECF Percentage” shall mean, for any fiscal year of Borrowers, (a) 75% if the Total Net Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.00:1.00, (b) 50% if the Total Net Leverage Ratio as of the last day of such fiscal year is less than 3.00:1.00 and greater than or equal to 2.50:1.00 and (c) 0% if the Total Net Leverage Ratio as of the last day of such fiscal year is less than 2.50:1.00.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all binding orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean, as of any date of determination, with respect to the interest rate of any Term Loan (or any portion thereof):

(a) from the Closing Date to, but not including, the ~~Tenth~~Sixteenth Amendment Effective Date, the Applicable Margin set forth in this Agreement immediately prior to the ~~Tenth~~Sixteenth Amendment Effective Date;

(b) from, and including, the ~~Tenth~~Sixteenth Amendment Effective Date ~~until and including March 31, 2025 (the “Initial Applicable Margin Period”),~~ in the case of any Loan, 7.00% per annum, 4.75% of which shall be PIK Interest.

~~(i) in the case of the Initial Term Loan or any portion thereof that is an ABR Loan, 8.75% per annum and in the case of the Initial Term Loan or any portion thereof that is a SOFR Loan, 9.75% per annum, in each case, 3.75% of which shall be PIK Interest (provided that, upon receipt by the Borrowers of cash proceeds from any Qualified Contribution and the application thereof to the Term Loans pursuant to Section 2.3(c) at any time on or prior to December 31, 2024, the then applicable PIK Interest rate under this clause (b)(i) shall be automatically reduced by, without duplication, (1) if the aggregate amount of Net Cash Proceeds from Qualified Contributions is equal to or greater than $10,000,000 but less than $20,000,000, 1.00% and (2) if the aggregate amount of Net Cash Proceeds from Qualified Contributions is equal to or greater than $20,000,000, 2.00%),~~

~~(ii) in the case of a Delayed Draw Term Loan or any portion thereof that is an ABR Loan, 11.00% per annum and in the case of a Delayed Draw Term Loan that is a SOFR Loan, 12.00% per annum, in each case, 6.00% of which shall be PIK Interest, and~~

~~(iii) in the case of the Fourth Amendment Loan or any portion thereof that is an ABR Loan, 9.00% per annum and in the case of the Fourth Amendment Loan or any portion thereof that is a SOFR Loan, 10.00%, in each case, 100% of which shall be PIK Interest;~~

~~(c) from, and including, April 1, 2025,~~

~~(i) in the case of the Initial Term Loan or any portion thereof, if the Total Net Leverage Ratio of Quantum and its Subsidiaries for any four fiscal quarter period ending as of the last day of any fiscal quarter ending on or after April 1, 2025 for which quarterly financial statements and a certificate of a senior officer of Quantum are received by the Agent and the Lenders in accordance with Section 9.8 is (A) greater than 4.00 to 1.00, the Applicable Margin for the Initial Term Loan shall be the amount described in clause (b)(i) plus 1.00% per annum, which increase shall solely be in the form of PIK Interest and (B) less than 3.50 to 1.00, the Applicable Margin for the Initial Term Loan shall be the amount described in clause (b)(i) minus 1.00% per annum, which decrease shall be made to the PIK Interest component (for the~~

~~avoidance of doubt, the Applicable Margin for the Initial Term Loan shall remain unchanged from the amount described in clause (b)(i) if the Total Net Leverage Ratio of Quantum and its Subsidiaries for any twelve-month period ending as of the last day of any such fiscal quarter following the Initial Applicable Margin Period is greater than or equal to 3.50 to 1.00 and less than or equal to 4.00 to 1.00);~~

~~(ii) in the case of a Delayed Draw Term Loan or any portion thereof, the Applicable Margin for such Delayed Draw Term Loan shall be the amount described in clause (b)(ii) plus 2.00% per annum, which increase shall be solely in the form of PIK Interest; and~~

~~(iii) in the case of the Fourth Amendment Loan or any portion thereof, the Applicable Margin shall be the amount described in clause (b)(iii).~~

~~Subject to the last sentence below, the adjustment of the Applicable Margin (if any) under clause (c)(i) will occur two Business Days after the date the Agent receives the quarterly financial statements and a certificate of a senior officer of Quantum in accordance with Section 9.8. Notwithstanding the foregoing, (1) the Applicable Margin shall be set at the highest level set forth in clause (c)(i) (x) upon the occurrence and during the continuation of a Default or Event of Default, subject to any additional increase pursuant to Section 3.1(c) (Default Rate), or (y) if for any period, the Agent does not receive the financial statements and certificates described above, for the period commencing on the date such financial statements and certificate were required to be delivered through the date on which such financial statements and certificate are actually received by the Agent and the Lenders; and (2) in the event that any financial statement or certificate described above is inaccurate (regardless of whether this Agreement or any Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin under clause (c)(i) for any fiscal period, then the Applicable Margin under clause (c)(i) for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate financial statement or certificate) to reflect the correct Applicable Margin, and the Borrowers shall promptly make payments to the Agent and the Lenders to reflect such adjustment.~~

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, e-fax, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent or Lenders pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Assignment Agreement” shall mean a document in the form of Exhibit 16.3 hereto or such other form acceptable to Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.11(d).

“Average Liquidity” shall mean, for any period of determination, the quotient obtained by dividing (a) the sum of Liquidity for each day during the applicable period ending on the day immediately preceding such date of determination, by (b) the number of days in such period.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country which has implemented or at any time implements Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time and (b) with respect to the United Kingdom, the UK Bail-In Legislation.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” ~~means~~shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.11(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.11.

“Beneficial Ownership Certification” shall mean a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.R.R. § 1010.230.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrower Account” shall have the meaning set forth in Section 2.2(b) hereof.

“Borrowing Agent” shall mean Quantum.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

“Capital Expenditures” shall mean (a) expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures and (b) purchases of Service Inventory and net transfers of Manufacturing Inventory into Service Inventory. Capital Expenditures for any period shall include the principal portion of Capitalized Lease Obligations paid in such period.

“Capital Lease” shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” shall mean, with respect to any Person, obligations of such Person under a Capital Lease.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or any recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Policy” shall mean that certain Domestic Investment Policy of Quantum, as approved by its board of directors and as in effect from time to time.

“Cash Management Products and Services” shall mean agreements or other arrangements entered into by a Loan Party in the Ordinary Course of Business for the following products or services: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; or (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the Tenth Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean:

(a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than one or more Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of thirty-five percent (35%) or more of the voting Equity Interests of Quantum;

(b) any person or group of persons, other than one or more Permitted Holders, shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the Equity Interests of such persons entitled to vote for members of the board of directors of Quantum (on a fully diluted basis and taking into account all such Equity Interests that such person or group of persons has the right to acquire pursuant to any option right) representing thirty-five percent (35%) or more of the combined voting power of such Equity Interests;

(c) except pursuant to a transaction permitted hereunder, the failure of Quantum to beneficially own, directly or indirectly (on a fully diluted basis), one hundred percent (100%) of the voting Equity Interests of any other Loan Party; or

(d) any “change of control” or similar event (however denominated) shall occur under any indenture or other agreement with respect to Material Indebtedness of any Loan Party.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority or other Governmental Body, domestic or foreign (including the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Subsidiaries or Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Claims” shall have the meaning set forth in Section 16.5 hereof.

“Closing Date” shall mean August 5, 2021.

“Closing Date Lenders” shall mean the Lenders set forth on Schedule 1.1 hereto under the heading “Closing Date Initial Term Loans”.

“Closing Date Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Closing Date Transactions” shall have the meaning set forth in the definition of “Transactions”.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended, modified or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a) all Receivables and all supporting obligations relating thereto;

(b) all Equipment and fixtures;

(c) all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d) all Inventory;

(e) all Subsidiary Stock, securities, Investment Property, and financial assets;

(f) all Real Property;

(g) all Intellectual Property, including, as applicable, all (i) reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals, reversions and extensions of the foregoing, (ii) goodwill of the business connected with the use of, and symbolized by, each trademark and trademark application, (iii) any claims for damages by way of any past, present, or future infringement of any of the foregoing and proceeds thereof (including, without limitation, any proceeds resulting under insurance policies), and (iv) all cash, income, royalties, fees, other proceeds, Receivables, accounts and general intangibles that consist of rights of payment to or on behalf of any Loan Party, proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the foregoing by or on behalf of any Loan Party, and all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof;

(h) all contract rights, rights of payment which have been earned under a contract, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash and cash equivalents, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, commercial tort claim proceeds and all supporting obligations;

(i) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, and any other books and records, including all of such property relating to the property described in clauses (a) through and including (h) of this definition; and

(j) all proceeds and products of the property described in clauses (a) through and including (i) of this definition, in whatever form.

It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded against the Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the Disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the foregoing, Collateral shall not include any Excluded Property.

“Commitment” shall mean, as to any Lender, such Lender’s commitment to make a portion of any Term Loan under this Agreement. As of the Tenth Amendment Effective Date, the amount of each Lender’s commitment to make a Term Loan is set forth in Schedule 1.1 hereto, and the aggregate amount of the Commitments as of the ~~Fifteenth~~Sixteenth Amendment Effective Date is $0.

~~“Company Stockholder Meeting” shall have the meaning set forth in the Fifteenth Amendment Transaction Agreement.~~

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2 hereto to be signed by the Chief Financial Officer, Principal Accounting Officer, Chief Accounting Officer, Treasurer or Controller (or any person serving the equivalent function of any of the foregoing) of Borrowing Agent.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.2(c) and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and binding orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, or the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Control Agreement” shall mean a control agreement, in form and substance reasonably satisfactory to Agent and the Required Lenders, executed and delivered by a Loan Party, Agent, and the applicable depository bank (with respect to a Depository Account) or securities intermediary (with respect to a securities account).

“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Conversion Agreement” shall have the meaning set forth in the Sixteenth Amendment.

“Covered Entity” shall mean (a) each Loan Party, each Subsidiary of each Loan Party, all Guarantors and all pledgors of Collateral, (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above and (c) the directors, officers and employees of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

~~“COVID-19 Debt” shall mean any Indebtedness incurred under the Paycheck Protection Program or any similar program provided by a U.S. Governmental Body as part of a stimulus package associated with the COVID-19 pandemic.~~

~~“CRO” shall have the meaning specified therefor in Section 6.19.~~

“Currency Exchange Rate” shall mean, with respect to a currency, the rate determined by Agent as the spot rate for the purchase of such currency with another currency.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Delayed Draw Commitment” shall mean, with respect to each Delayed Draw Term Loan Lender, the commitment of such Lender to make Delayed Draw Term Loans to the Borrowers in the amount set forth opposite such Lender’s name on Schedule 1.1 hereto or in the Assignment Agreement pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement. The aggregate principal amount of the Delayed Draw Commitments on the Tenth Amendment Effective Date is $26,315,789.47, and the aggregate amount of the Delayed Draw Commitments as of the ~~Fifteenth~~Sixteenth Amendment Effective Date is $0.

“Delayed Draw ~~Commitment Termination Date~~Term Loan Lenders” shall mean the ~~earlier to occur of (a) October 31, 2024 and (b) the Maturity Date~~OC III Delayed Draw Term Loan Lenders.

~~“Delayed Draw Term Loan Lenders” shall mean (x) prior to the Fifteenth Amendment Effective Date, a Lender with a Delayed Draw Commitment and/or a Delayed Draw Term Loan, and (y) from and after the Fifteenth Amendment Effective Date, the Dialectic Delayed Draw Term Loan Lenders and the OC III Delayed Draw Term Loan Lenders.~~

“Delayed Draw Term Loans” shall mean ~~(x) prior to the Fifteenth Amendment Effective Date, the term loans made by the Delayed Draw Term Loan Lenders on the Tenth Amendment Effective Date and from time to time thereafter pursuant to Section 2.1(a)(iii), and (y) from and after the Fifteenth Amendment Effective Date, the Dialectic Delayed Draw Term Loans and~~ the OC III Delayed Draw Term Loans. The aggregate principal amount of the Delayed Draw Term Loans as of the ~~Fifteenth~~Sixteenth Amendment Effective Date is $~~22,071,928.14~~8,791,246.24.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Dialectic” shall mean, Dialectic Technology SPV LLC, a Delaware limited liability company.

“Dialectic Convertible Notes” shall mean the Convertible Notes (as defined in the Fifteenth Amendment Transaction Agreement)~~, as the same may be amended, restated, refinanced or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement~~.

“Dialectic Convertible Noteholders” shall mean the “Holders” as defined in the Dialectic Convertible Notes Indenture.

~~“Dialectic Convertible Notes Documents” shall mean, collectively, the following (as the same may be amended, restated, refinanced or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement): (a) the Dialectic Convertible Notes, (b) the Dialectic Convertible Notes Indenture, (c) Dialectic Convertible Notes Registration Rights Agreement, and the other “Convertible Notes Documents” (as defined in the Dialectic Convertible Notes Indenture).~~

~~“Dialectic Convertible Notes Exchange” shall mean the “Debt Exchange” as defined in the Fifteenth Amendment Transaction Agreement. For the avoidance of doubt, upon the consummation of the Dialectic Convertible Notes Exchange, no Obligations (including the Dialectic Term Loans, any interest accrued thereon and any prepayment penalties in connection therewith) shall be owed by any Loan Party to Dialectic pursuant to this Agreement or the Other Documents.~~

~~“Dialectic Convertible Notes Exchange Approval” shall mean the “Debt Exchange Approval” as defined in the Fifteenth Amendment Transaction Agreement.~~

~~“Dialectic Convertible Notes Indenture” shall mean the “Convertible Notes Indenture” as defined in the Fifteenth Amendment Transaction Agreement.~~

“Dialectic Convertible Notes ~~Registration Rights Agreement~~Indenture” shall mean the “Convertible Notes ~~Registration Rights Agreement~~Indenture” as defined in the Fifteenth Amendment Transaction Agreement.

“Dialectic Convertible Notes Trustee” shall mean the “Trustee” as defined in the Dialectic Convertible Notes Indenture.

~~“Dialectic Delayed Draw Term Loan Continuation” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Dialectic Delayed Draw Term Loan Lender” shall mean any Lender that holds Dialectic Delayed Draw Term Loans.~~

~~“Dialectic Delayed Draw Term Loans” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Dialectic Initial Term Loan Continuation” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Dialectic Initial Term Loan Lender” shall mean any Lender that holds Dialectic Initial Term Loans.~~

~~“Dialectic Initial Term Loans” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Dialectic Lender” shall mean, Dialectic, in its capacity as a Lender.~~

~~“Dialectic Term Loans” shall mean the Dialectic Initial Term Loans and the Dialectic Delayed Draw Term Loans.~~

~~“Dialectic Term Loan Lender” shall mean any Lender that holds Dialectic Term Loans.~~

“Disposition” shall mean, with respect to any particular property or asset (other than cash or Cash Equivalents), the sale, lease, license, exchange, transfer or other disposition of such property or asset, and to “Dispose” of any particular property or asset shall mean to sell, lease, license, exchange, transfer or otherwise dispose of such property or asset.

“Disqualified Equity Interests” shall mean any Equity Interests which, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one hundred eighty (180) days following the Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the Payment in Full of the Obligations), (b) are convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case, at any time on or prior to the date that is one hundred eighty (180) days following the Maturity Date, or (c) are entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations are Paid in Full.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Dollar Equivalent” shall mean, as of any date of determination, (a) as to any amount denominated in Dollars, the amount thereof as of such date of determination, and (b) as to any amount denominated in another currency, the equivalent amount thereof in Dollars as determined by Agent on the basis of the Currency Exchange Rate for the purchase of Dollars with such currency in effect on such date of determination.

“EBITDA” shall mean, for any period, with respect to Quantum and its Subsidiaries, on a consolidated basis, the result of:

(a) net income (or loss) for such period, minus

(b) without duplication, the sum of the following amounts for such period (in each case to the extent included in determining net income (or loss) for such period):

(i) tax credits based on income, profits or capital, including federal, foreign, state, franchise and similar taxes,

(ii) extraordinary, unusual, or non-recurring revenue, income and gains,

(iii) interest income,

(iv) income arising by reason of the application of FAS 141R,

(v) gains attributable to Investments in joint ventures and partnerships to the extent not distributed in cash to Quantum and its Subsidiaries,

(vi) cash or non-cash exchange, translation or performance gains relating to any Interest Rate Hedge, Foreign Currency Hedge or foreign currency exchange transaction, and

(vii) extraordinary, unusual or non-recurring non-cash gains or income (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior Reference Period), plus

(c) without duplication, the sum of the following amounts for such Reference Period (in each case to the extent included in determining net income (or loss) for such Reference Period):

(i) extraordinary, unusual, or non-recurring cash costs, cash expenses and cash losses, severance, facility closure costs and other restructuring charges, costs or reserves; provided that the aggregate amount of all such costs, expenses, losses, charges and reserves added to net income pursuant to this clause (c)(i) shall not exceed (x) $5,000,000 in any Reference Period (other than any Reference Period that includes a fiscal quarter referenced in clause (c)(i)(y) or (c)(i)(z)), (y) $22,000,000 in the aggregate for the fiscal quarters ending June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024, June 30, 2024, and (z) $10,000,000 in the aggregate for the fiscal quarters ending September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025; provided that, together with each Compliance Certificate delivered pursuant to Section 9.7 or Section 9.8 for each Reference Period ending on or after June 30, 2023, Borrowing Agent shall provide Agent with a reasonably detailed itemization of all such costs, expenses, losses, charges and reserves added to net income pursuant to this clause (c)(i)~~,~~; provided further that, notwithstanding anything to the contrary in this clause (c)(i), the maximum amount permitted to be added back to EBITDA pursuant to this clause (c)(i) for the Reference Periods ending March 31, 2026 and June 30, 2026 shall be $10,000,000 each,

(ii) Interest Expense,

(iii) cash or non-cash exchange, translation, or performance losses relating to any Interest Rate Hedge, Foreign Currency Hedge or foreign currency exchange transaction,

(iv) tax expense based on income, profits or capital, including federal, foreign, state, franchise, excise, VAT, property, withholding and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Body),

(v) depreciation and amortization expenses,

(vi) service parts lower of cost or market non-cash adjustment up to an aggregate amount not to exceed $2,000,000 in any fiscal quarter,

(vii) reasonable costs, expenses, and fees (whether paid in cash, capitalized through amortization or written off) (A) incurred at any time prior to, on, or within the six (6) month period following the Closing Date in connection with the transactions contemplated by this Agreement ~~and the Revolving Loan Agreement (in each case,~~ (including any amendments thereto ~~and any refinancing of the Revolving Loan Agreement~~) and the repayment of the Indebtedness under the Existing Loan Documents up to an aggregate amount for all such costs, expenses and fees incurred under this clause (c)(vii)(A) not to exceed $20,000,000, (B) incurred in connection with any Permitted Acquisition or other Permitted Investment consummated prior to the Closing Date; provided, that, such costs, expenses and fees added back pursuant to this clause (c)(vii)(B) shall not exceed 10% of EBITDA for such Reference Period when taken together with any amounts added back for the same Reference Period pursuant to clause (c)(xi)(A) below (prior to giving effect to this clause (c)(vii)(B) and clause (c)(xi)(A)), (C) incurred at any time prior to, on, or within the six (6) month period following the Fourth

Amendment Effective Date in connection with the transactions contemplated by this Agreement, any amendments hereto (including the Fourth Amendment), ~~the Revolving Loan Agreement (including any amendments thereto) and the Tenth Amendment to Revolving Loan Agreement,~~ (D) incurred at any time prior to, on, or within the six (6) month period following the Tenth Amendment Effective Date in connection with Tenth Amendment Transactions ~~or~~, (E) incurred at any time prior to, on, or within the six (6) month period following the Fifteenth Amendment Effective Date in connection with Fifteenth Amendment Transactions~~,~~ or (D) incurred at any time prior to, on, or within the six (6) month period following the Sixteenth Amendment Effective Date in connection with Sixteenth Amendment Transactions,

(viii) [reserved],

(ix) non-cash compensation expenses (including deferred non-cash compensation expenses), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements), minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net income (or loss),

(x) expenses reimbursed in cash by a third Person pursuant to an indemnity or guaranty in favor of Quantum or any of its Subsidiaries to the extent such amounts are actually received by Quantum or any of its Subsidiaries during such Reference Period,

(xi) with respect to any Permitted Acquisition or other Permitted Investment consummated after the Closing Date:

(A) out-of-pocket costs, fees, charges or expenses paid by Quantum or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition or other Permitted Investment to the extent incurred on or within 180 days prior to the consummation of such Permitted Acquisition or other Permitted Investment;

(B) purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and

(C) non-cash adjustments in accordance with GAAP purchase accounting rules under FASB Statement No. 141R and EITF Issue No. 01-3, in the event that such an adjustment is required by Quantum’s independent auditors, in each case, as determined in accordance with GAAP;

provided, that, any amounts added back pursuant to clause (c)(xi)(A) shall not to exceed 10% of EBITDA for such Reference Period when taken together with any amounts added back for the same Reference Period pursuant to clause (c)(vii)(B) above (prior to giving effect to clause (c)(xi)(A) and clause (c)(vii)(B)),

(xii) non-cash losses, expenses, and charges attributable to Investments in joint ventures and partnerships,

(xiii) non-cash losses on sales or write-downs of assets, non-cash amortization or debt issuance costs, non-cash costs or charges associated with the issuance of any warrants issued by Quantum prior to the Closing Date, the Fourth Amendment Warrants, the Tenth Amendment Warrants, the ~~warrants issued pursuant to the Fifteenth Amendment Transaction Agreement (the “~~Fifteenth Amendment Warrants~~”)~~, the Sixteenth Amendment Warrants and any other warrants issued to the Lenders and any other non-cash charges or losses in accordance with GAAP; provided that if any such non-cash items represent an accrual or reserve for potential cash items in any future period, (A) the Borrowers may elect not to add back such non-cash item in the current period and (B) to the extent the Borrowers elect to add back any such non-cash item, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, ~~and~~

(xiv) losses and costs arising from the extinguishment of Indebtedness under the Existing Loan Documents, this Agreement or the Other Documents, or otherwise in connection with the Fifteenth Amendment Transactions~~.~~, and

(xv) losses and costs in connection with the Sixteenth Amendment Transactions.

Notwithstanding the foregoing or any other provisions of this Agreement to the contrary, ~~(x)~~ for purposes of calculating EBITDA for any fiscal period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (A) if at any time during such Reference Period, Quantum or any of its Subsidiaries shall have made a Permitted Acquisition or other Permitted Investment, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition or other Permitted Investment had occurred on the first day of the applicable Reference Period (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition or other Permitted Investment, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and the Required Lenders) and (B) if at any time during such Reference Period, Quantum or any of its Subsidiaries shall have made any Disposition of any division or line of business outside the ordinary course of business that is permitted under this Agreement, EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period~~, and (y) to the extent that any portion of the COVID-19 Debt is forgiven during any fiscal quarter, such portion shall be ignored for purposes of calculating EBITDA for each period of four (4) consecutive fiscal quarters that includes such fiscal quarter.~~.

“ECF Prepayment Amount” shall have the meaning set forth in Section 2.3(e) hereof.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date” shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eighth Amendment” shall mean the Eighth Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of the Eighth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Eighth Amendment Effective Date” shall mean May 24, 2024.

“Eleventh Amendment” shall mean the Eleventh Amendment to Term Loan Credit and Security Agreement, dated as of the Eleventh Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Eleventh Amendment Effective Date” shall mean October 28, 2024.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equipment” shall have the meaning given to the term “equipment” in the Uniform Commercial Code.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase from such Person, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests or under the Applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Cash Flow” shall mean, for any Person for any period of determination, the result of, without duplication:

(a) EBITDA of such Person for such period, plus

(b) the sum of the following:

(i) the cash portion of extraordinary, unusual, or non-recurring revenue, income and gains received by such Person during such period,

(ii) the cash portion of interest income received by such Person during such period, and

(iii) cash exchange, translation or performance gains relating to any Interest Rate Hedge or Foreign Currency Hedge received by such Person during such period, minus

(c) the sum of the following:

(i) the cash portion of extraordinary, unusual, or non-recurring costs, expenses, and losses of such Person during such period,

(ii) the cash portion of all Interest Expense paid by such Person during such period,

(iii) the cash portion of all taxes paid by such Person during such period,

(iv) to the extent added back to net income in the calculation of EBITDA during such period, the cash portion of the reasonable costs, expenses, and fees incurred in connection with (A) the transactions contemplated by this Agreement and the ~~Revolving Loan Agreement and the~~ repayment of the Indebtedness under the Existing Loan Documents ~~and any amendment to the Revolving Loan Documents or refinancing of the Indebtedness under the Revolving Loan Agreement~~ at any time prior to, on, or within six (6) months after the Closing Date which is paid by such Person during such period, (B) the Fourth Amendment Transactions at any time prior to, on, or within the six (6) month period following the Fourth Amendment Effective Date which is paid by such Person during such period~~,~~ (C) the Tenth Amendment Transactions at any time prior to, on, or within the six (6) month period following the Tenth Amendment Effective Date which is paid by such Person during such period, ~~and~~ (D) the Fifteenth Amendment Transactions ~~and the repayment or refinancing of the Indebtedness under the Revolving Loan Agreement~~ at any time prior ~~to at any time prior~~ to, on, or within the six (6) month period following the Fifteenth Amendment Effective Date which is paid by such Person during such period, and (E) the Sixteenth Amendment Transactions at any time prior to, on, or within the six (6) month period following the Sixteenth Amendment Effective Date which is paid by such Person during such period,

(v) to the extent added back to net income in the calculation of EBITDA during such period, the cash portion of severance, facility closure costs and other restructuring charges, costs or reserves incurred prior to the Maturity Date which is paid by such Person during such period,

(vi) to the extent added back to net income in the calculation of EBITDA during such period, the cash portion of out-of-pocket costs, fees, charges or expenses paid by Quantum or any of its Subsidiaries during such Period to any Person for services performed by such Person in connection with a Permitted Acquisition or other Permitted Investment consummated after the Closing Date to the extent incurred on or within 180 days prior to the consummation of such Permitted Acquisition or other Permitted Investment,

(vii) the cash portion of all Unfunded Capital Expenditures (net of any proceeds of related financings with respect to such Capital Expenditures) made by such Person during such period,

(viii) the cash portion of all regularly scheduled principal payments made by such Person during such period in respect of the Term Loan and any other Permitted Indebtedness for borrowed money (other than revolving Indebtedness) and, to the extent accompanied with a permanent reduction of the applicable underlying commitment, the cash portion of all principal payments made by such Person during such period in respect of any revolving Permitted Indebtedness,

(ix) the cash portion of all regularly scheduled principal payments in respect of Capitalized Lease Obligations made by such Person during such period,

(x) the cash portion of all fees, expenses, commissions and charges paid by such Person during such period under or in connection with this Agreement, any of the Other Documents ~~or any of the Revolving Loan Documents~~,

(xi) without duplication of amounts deducted from Excess Cash Flow in other periods, the aggregate consideration (1) paid in cash relating to acquisitions that constitute Permitted Investments (including Permitted Acquisitions) during the applicable period, or (2) required to be paid in cash by such Person pursuant to binding contracts with third parties that are not Affiliates (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions that constitute Permitted Investments (including Permitted Acquisitions) or Capital Expenditures, in each case, to the extent expected to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of cash constituting (a) internally generated cash flow or (b) the proceeds of Equity Interests issued by the Borrower ~~or an Advance, in each case~~, actually utilized to finance such Permitted Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) cash exchange, translation, or performance losses relating to any Interest Rate Hedge, Foreign Currency Hedge or foreign currency transaction incurred by such Person during such period,

(xiii) amounts paid in cash during such period on account of (A) items that were accounted for as non-cash reductions of net income or EBITDA and (B) reserves or amounts established in purchase accounting,

(xiv) the aggregate amount of expenditures actually made by such Person and its Subsidiaries in cash to the extent that such expenditures are not expensed or deducted in calculating net income, and

(xv) the increase, if any, in the Net Working Capital from the beginning to the end of such Fiscal Year (which for the avoidance of doubt has the effect of decreasing Excess Cash Flow).

“Excess Cash Flow Due Date” shall have the meaning set forth in Section 2.3(e) hereof.

“Excess ELOC Proceeds” shall have the definition set forth in Section 2.3(c).

“Excess New ELOC Proceeds” shall have the definition set forth in Section 2.3(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean (a) deposit accounts of Quantum and its Subsidiaries maintained at one or more depository banks located in the United States having an aggregate amount on deposit in all such accounts of not more than $250,000 at any one time, (b) deposit accounts of Quantum and its Subsidiaries maintained at depository banks located outside of the United States having an aggregate amount on deposit in all such accounts of not more than $2,000,000 at any one time, (c) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for employees of Quantum or any of its Subsidiaries, and (d) deposit accounts or securities accounts of Quantum and its Subsidiaries maintained for the sole purpose of providing deposits permitted pursuant to clause (k) of the definition of “Permitted Encumbrances”.

“Excluded Property” shall mean (a) any lease, license (including from a Governmental Body), state or local franchise, charter or authorization, license agreement, permit, contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein (i) is prohibited by or in violation of any Applicable Law or a term, provision or condition of any such lease, license, franchise, charter, authorization, license agreement, permit, contract or agreement or (ii) would require governmental consent, approval, license or authorization (unless in each case, such Applicable Law, term, provision or condition or the requirement for such consent, approval, license or authorization would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (i) or (ii) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, franchise, charter, authorization, contract or agreement or any goodwill of the Loan Parties’ business associated therewith or attributable thereto; (b) Excluded Accounts; (c) any Real Property of any Loan Party with a fair market value of less than $1,000,000; (d) Equity Interests issued by any Foreign Subsidiary other than Equity Interests (i) [reserved] and (ii) described in clause (b) of the definition of Subsidiary Stock; (e) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of a “statement to allege use” or an “amendment to allege use” with respect thereto, such intent-to-use trademark application shall be considered Collateral; (f) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $500,000; (g) Margin Stock (to the extent a security interest therein would violate the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U, or Regulation X) and Equity Interests in any Person other than wholly-owned Subsidiaries that cannot be pledged without the consent of unaffiliated third parties; and (h) any assets located outside the United States to the extent that such assets require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, including any intellectual property registered in any non-U.S. jurisdiction, to the extent that the Required Lenders determine in their reasonable discretion that the cost of obtaining such perfected security interest in such non-U.S. jurisdiction outweighs the value to the Lenders of obtaining such perfected security interest.

“Excluded Taxes” shall mean, with respect to any Recipient, (a) Taxes imposed on or measured by net income (however denominated) and franchise Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office or applicable lending office is located or (ii) imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any such connection arising solely from such Recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under, this Agreement or any Other Document), (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is or has been located, (c) in the case of a Lender, any U.S. withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.8(a) hereof, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.8(e) hereof, or (e) any Taxes imposed under FATCA.

“Existing Agent” shall mean U.S. Bank National Association, in its capacity as agent under the Existing Loan Documents.

“Existing Credit Agreement” shall mean the Term Loan Credit and Security Agreement, dated as of December 17, 2018, as heretofore amended, modified and supplemented, by and among Quantum, Existing Agent and Existing Lenders.

“Existing Commitments” shall have the meaning set forth in Section 2.5(a).

~~“Existing Delayed Draw Term Loan Tranche” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Existing Delayed Draw Term Loans” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Existing Initial Term Loans” shall have the meaning set forth in the Fifteenth Amendment.~~

~~“Existing Initial Term Loan Tranche” shall have the meaning set forth in the Fifteenth Amendment.~~

“Existing Lenders” shall mean the financial institutions which are parties to the Existing Credit Agreement as lenders.

“Existing Loan Documents” shall mean, collectively, the Existing Credit Agreement and all of the other agreements, documents and instruments executed and/or delivered in connection therewith or related thereto.

“Existing Loans” shall have the meaning set forth in Section 2.5(a).

“Existing Tranche” shall have the meaning set forth in Section 2.5(a).

“Existing Warrants” shall mean 15,294,241 warrants issued by Quantum to the Existing Lenders and/or their Affiliates prior to the Tenth Amendment Effective Date to purchase Equity Interests of Quantum at the agreed purchase price.

“~~Extended Commitments~~Exit Fee” shall mean ~~Extended Term Commitments~~, with respect to any Loan, an exit fee payable by the Loan Parties to the applicable Lender in an aggregate amount equal to 2.00% of the principal balance of such Loan.

“Exit Fee Trigger Date” shall have the meaning set forth in Section 2.1(e).

“Extended Loans” shall mean Extended Term Loans.

~~“Extended Term Commitments” shall mean the Commitments held by an Extending Lender.~~

“Extended Term Loans” shall mean the Term Loans made pursuant to Extended Term Commitments.

“Extended Tranche” shall have the meaning set forth in Section 2.5(a).

“Extending Lender” shall mean each Lender accepting an Extension Offer. “Extension” shall have the meaning set forth in Section 2.5(a).

“Extension Amendment” shall have the meaning set forth in Section 2.5(b).

“Extension Offer” shall have the meaning set forth in Section 2.5(a).

“Extraordinary Receipts” shall mean the Net Cash Proceeds received by any Loan Party or any of its Subsidiaries not in the Ordinary Course of Business (and not consisting of (x) proceeds from the sale of Inventory, or (y) proceeds or other amounts described in clauses (a) or (b) of the definition of “Net Cash Proceeds”), including, without limitation, (a) proceeds under any insurance policy on account of damage or destruction of any assets or property of such Loan Party or Subsidiary, (b) condemnation awards (and payments in lieu thereof), (c) indemnity payments, (d) foreign, United States, state or local tax refunds, (e) pension plan reversions and (f) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Tenth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at ~~http://www.newyorkfed.org~~http://www.newyorkfed.org, or any successor source.

“Fee Letter” shall mean (a) that certain fee proposal letter provided by Agent and executed by the Borrowers on the Closing Date, as it may be amended, restated, supplemented or otherwise modified, (b) that certain Fourth Amendment Term Loan Fee Letter dated the Fourth Amendment Effective Date between Quantum and Agent, as it may be amended, restated, supplemented or otherwise modified (the “Fourth Amendment Term Loan Fee Letter”) and (c) that certain Tenth Amendment Term Loan Fee Letter dated the Tenth Amendment Effective Date among the Borrowers and Agent, as it may be amended, restated, supplemented or otherwise modified (the “Tenth Amendment Term Loan Fee Letter”).

“Fifteenth Amendment” shall mean the Fifteenth Amendment to Term Loan Credit and Security Agreement, dated as of the Fifteenth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Fifteenth Amendment Effective Date” shall mean September 23, 2025.

“Fifteenth Amendment Effective Date Transactions” shall mean the Fifteenth Amendment Transactions to occur on the Fifteenth Amendment Effective Date.

“Fifteenth Amendment Transaction Agreement” shall have the meaning set forth in the Fifteenth Amendment.

“Fifteenth Amendment Transaction Agreement Transactions” shall have the meaning set forth in the Fifteenth Amendment.

“Fifteenth Amendment Transaction Costs” shall have the meaning set forth in the definition of Fifteenth Amendment Transactions.

“Fifteenth Amendment Transaction Documents” shall have the meaning set forth in the Fifteenth Amendment.

~~“Fifteenth Amendment Transaction Termination Event” shall mean the termination of the Fifteenth Amendment Transaction Agreement, in accordance with the terms thereof, without the Dialectic Convertible Notes Exchange Approval having been obtained.~~

“Fifteenth Amendment Transactions” shall mean, collectively:

(a) the transactions under or contemplated by the Fifteenth Amendment and the Other Documents executed and delivered in connection therewith (including the OC III Initial Term Loan Conversion, the OC III Delayed Draw Term Loan Conversion, the Dialectic Initial Term Loan Continuation, and the Dialectic Delayed Draw Term Loan Continuation);

(b) the Fifteenth Amendment Transaction Agreement Transactions and, if applicable, the other transactions under or contemplated by the Fifteenth Amendment Transaction Agreement and the other Fifteenth Amendment Transaction Documents executed and delivered in connection therewith;

(c) the Revolving Loan Refinancing; and

(d) the payment of all fees, costs and expenses incurred in connection with the foregoing provisions of this definition (the “Fifteenth Amendment Transaction Costs”).

“Fifteenth Amendment Warrants” shall ~~have the meaning set forth in the definition of EBITDA~~mean the warrants issued pursuant to the Fifteenth Amendment Transaction Agreement.

“Fifth Amendment” shall mean the Fifth Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of the Fifth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Fifth Amendment Effective Date” shall mean February 14, 2024.

“First Amendment” shall mean the First Amendment to Term Loan Credit and Security Agreement, dated as of the First Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“First Amendment Effective Date” shall mean September 30, 2021.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Floor” ~~means~~shall mean a rate of interest equal to 2.00%.

“Foreign Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United Kingdom or any European Union Central Bank or issued by any agency thereof and backed by the full faith and credit of the United Kingdom or any European Union Central Bank, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state, province or territory of the United Kingdom or any European Union Central Bank, or any political subdivision of any such state, province, territory or country or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United Kingdom or any European Union Central Bank at the date of acquisition thereof combined capital and surplus of not less than the Dollar Equivalent of $500,000,000, (d) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (c) above, or (ii) any other bank organized under the laws of the United Kingdom so long as the full amount maintained with any such other bank is insured by the Financial Services Compensation Scheme, (e) repurchase obligations of any commercial bank satisfying the requirements of clause (c) of this definition or any recognized securities dealer having combined capital and surplus of not less than the Dollar Equivalent of $500,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (c) above, (f) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (c) above, and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Loan Parties are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean (a) any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia, or (b) any Subsidiary of any Person that is organized or incorporated in the United States, any State or territory thereof or the District of Columbia that owns (directly or indirectly) no assets other than Equity Interests and/or debt interests of one or more Subsidiaries described in clause (a) above and other de minimis assets.

“Format Development Agreement” shall mean: (a) the Format Development Agreement, dated March 10, 2016, among Quantum, Hewlett-Packard Company (“HP”) and International Business Machines Corporation (“IBM”) relating to LTO8; (b) the Format Development Agreement, dated August 20, 2012, between Quantum, HP, and IBM relating to LTO7; (c) the Format Development Agreement, dated August 24, 2009, between Quantum, HP and IBM relating to LTO6; (d) the Format Development Agreement, dated March 23, 2007, between Quantum, HP and IBM relating to LTO 5; (e) the Format Development Agreement, dated August 18, 2005, between Quantum, HP and IBM relating to LTO4; (f) the Format Development Agreement, dated January 22, 2003, between Certance LLC, HP and IBM relating to LTO3; and (g) any prior or subsequent format development agreement relating to LTO to which Quantum or any Subsidiary is a party.

“Fourteenth Amendment” shall mean the Fourteenth Amendment to Term Loan Credit and Security Agreement, dated as of the Fourteenth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Fourteenth Amendment Effective Date” shall mean June 12, 2025.

“Fourth Amendment” shall mean the Fourth Amendment to Term Loan Credit and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Fourth Amendment Commitment” shall mean, as to any Lender, such Lender’s commitment, if any, to make a Fourth Amendment Loan under this Agreement in a principal amount not to exceed the amount set forth under the heading “Fourth Amendment Commitment” opposite such Lender’s name on Schedule 1.1. hereto. The aggregate principal amount of the Fourth Amendment Commitments on the ~~Fourth~~Sixteenth Amendment Effective Date is $~~15,000,000~~0.

“Fourth Amendment Effective Date” shall mean June 1, 2023.

“Fourth Amendment Lender” shall mean any Lender that holds a Fourth Amendment Loan.

“Fourth Amendment Loan” shall mean the term loans made by the Lenders on the Fourth Amendment Effective Date pursuant to Section 2.1(a)(ii).

“Fourth Amendment Term Loan Fee Letter” shall have the meaning set forth in the definition of “Fee Letter”.

“Fourth Amendment Transactions” shall have the meaning set forth in the definition of “Transactions”.

“Fourth Amendment Warrants” shall have the meaning set forth in Section 5(u) of the Fourth Amendment.

“Funded Debt” shall mean, with respect to any Person, without duplication, (a) all Indebtedness for borrowed money, (b) all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due (and, for the avoidance of doubt, any royalty payments payable in the Ordinary Course of Business in respect of non-exclusive licenses)), (c) all Indebtedness evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement that have been drawn but not yet reimbursed, (e) Capitalized Lease Obligations and Permitted Purchase Money Indebtedness, (f) current maturities of long-term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, (g) in the case of the Loan Parties, the Obligations and (h) without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons; provided that (i) [reserved]; and (ii) for purposes of the calculation of the Applicable Margin, Funded Debt shall exclude the Fourth Amendment Loan.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance reasonably satisfactory to Agent and the Required Lenders.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance reasonably satisfactory to Agent and the Required Lenders, including Article XVII hereof.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Historical Audited Financial Statements” shall mean the audited consolidated balance sheets of Quantum and its Subsidiaries as at the end of the fiscal year ended March 31, 2021 and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal year, including the notes thereto.

“Immaterial Subsidiary” shall mean, at any time, any Subsidiary of any Loan Party (a) designated as such by Borrowing Agent after the Fourth Amendment Effective Date in a written notice delivered to Agent and (b) which does not (i) (x) own or generate any Receivables or Inventory, (y) have revenues in any fiscal year in excess of $250,000 (other than, in the case of Quantum International, revenue generated through foreign branch offices pursuant to the Transfer Pricing Program) and (z) receive or generate any royalty revenue, or (ii) own, hold, or have an exclusive license to use, any Material Intellectual Property; it being understood that, as of the Fourth Amendment Effective Date, each of (1) Advanced Digital Information Corporation, a Washington corporation, (2) Certance (US) Holdings, Inc., a Delaware corporation, (3) Certance Holdings Corporation, a Delaware corporation, (4) Certance LLC, a Delaware limited liability company, (5) Quantum International, (6) Quantum India Development Center Private Ltd. and (7) Quantum Government shall be deemed to be an “Immaterial Subsidiary”.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities of such Person (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement that have been drawn but not yet reimbursed; (e) obligations (determined as the mark-to-market value(s)) under any Interest Rate

Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, in each case, after taking into account the effect of any legally enforceable netting arrangement relating to such obligations; (f) any other advances of credit made to or on behalf of such Person or any other transaction (including forward sale or purchase agreements and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but excluding (1) trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness (and, for the avoidance of doubt, any royalty payments payable in the Ordinary Course of Business in respect of non-exclusive licenses) and (2) the consideration payable in respect of any acquisition or other Permitted Investment); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts and in each case to the extent appearing as a liability on such Person’s balance sheet in accordance with GAAP; (j) off-balance sheet liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Party” shall have the meaning set forth in Section 16.5 hereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under this Agreement or any Other Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Quarterly Operating Budget” ~~means~~shall mean the budget, in form and substance satisfactory to the Required Lenders, delivered by the Loan Parties to, and accepted by, the Required Lenders on September 20, 2025, which budget shall include, among other things, the projected financial operations of the Loan Parties and their Subsidiaries for the four (4) fiscal quarter period ending on September 30, 2026.

“Initial Term Loans” shall mean ~~(x) prior to the Fifteenth Amendment Effective Date, term loans made by the Lenders on the Closing Date pursuant to Section 2.1(a)(i), and (y) from and after the Fifteenth Amendment Effective Date, the Dialectic Initial Term Loans and~~ the OC III Initial Term Loans.

“Initial Term Loan Lenders” shall mean ~~(x) prior to the Fifteenth Amendment Effective Date, a Lender with an Initial Term Loan, and (y) from and after the Fifteenth Amendment Effective Date, the Dialectic Initial Term Loan Lenders and~~ the OC III Initial Term Loan Lenders.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, that such Person or such Person’s direct or indirect Parent (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, is unable to perform hereunder due to the application of Applicable Law, or (e) has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect Parent by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark, service mark, trade name, mask work, trade secrets or design right under Applicable Law (and any registration or application in respect of the foregoing), including any such property to which a Loan Party has a license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Security Agreement” shall mean that certain Intellectual Property Security Agreement, executed by the Loan Parties party thereto in favor of the Agent, and dated as of the Closing Date.

“Intercreditor Agreement” shall mean that certain ~~Second Amended and Restated~~ Intercreditor Agreement, dated as of ~~the Fifteenth Amendment Effective Date~~August 5, 2021, between Agent and ~~the Lenders~~Revolving Loan Agent (as defined therein), as acknowledged and agreed to by the Loan Parties, as the same may be ~~further~~ amended, amended and restated, modified, supplemented, renewed, restated or replaced ~~from time to time~~ in accordance with the terms thereof.

“Interest Expense” shall mean, for any period, the aggregate interest expense of Quantum and its Subsidiaries, on a consolidated basis, for such period, determined in accordance with GAAP.

“Interest Period” shall mean, as to any Loan, (i) initially, the period commencing on the Closing Date and ending on the last Business Day of the immediately succeeding calendar quarter;

and (ii) thereafter, the period commencing on the date such Loan is borrowed or continued as, or converted into, a SOFR Loan and ending on the date three (3) months thereafter; provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period, as applicable, (c) the initial Interest Period with respect to the Fourth Amendment Loan shall commence on the Fourth Amendment Effective Date and end on September 30, 2023, (d) the initial Interest Period with respect to (x) the Delayed Draw Term Loan made on the Tenth Amendment Effective Date shall commence on the Tenth Amendment Effective Date and end on September 30, 2024 and (y) any other Delayed Draw Term Loan shall commence on the date such Delayed Draw Term Loan is made and shall end on the last day of the fiscal quarter in which such Delayed Draw Term Loan was made, and (e) the Borrowing Agent shall not elect an Interest Period which will end after the Maturity Date.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreement entered into by any Loan Party or any of its Subsidiaries in order to provide protection to, or minimize the impact upon, any Loan Party or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment” shall mean, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, moving expenses and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“Investment Property” shall mean and include, with respect to any Person, all of such Person’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts, and any other asset or right that would constitute “investment property” under the Uniform Commercial Code.

“Investment Property Collateral” shall mean all Collateral comprised of Investment Property.

“Invicto” shall mean Invicto Software Solutions Private Limited, a company incorporated under the laws of India.

“Invicto Acquisition” shall mean the acquisition by Quantum of the Assigned Intellectual Property Rights (as defined in the Invicto Acquisition Agreement) of Invicto, and the other transactions contemplated by the Invicto Acquisition Agreement.

“Invicto Acquisition Agreement” shall mean the Deed of Assignment of Intellectual Property Rights, dated as of August 24, 2021, by and among Quantum, as the assignee, Invicto, as the assignor, the Promoters (as defined therein), and the other parties thereto, as the same may be amended, modified or supplemented from time to time.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“June 2026 Equity Issuance” shall have the meaning set forth in the Sixteenth Amendment.”

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, binding opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a permitted transferee, successor or assign of any Lender. For the purposes of any provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to Agent for the benefit of Secured Parties as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, the interest of a lessor under any capital lease (or financing lease having substantially the same economic effect as any of the foregoing), and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to Agent and the Required Lenders.

“Liquidated Damages Provision” shall mean section 2(f) of that certain Registration Rights Agreement, dated as of June 1, 2026, by and among Quantum and the investors party thereto, entered into in connection with the June 2026 Equity Issuance, requiring Quantum to pay cash liquidated damages to the investors if (a) the initial registration statement required to be filed with the SEC to register the resale of registrable securities issued in the June 2026 Equity Issuance is not filed within forty five (45) days of the Sixteenth Amendment Effective Date, including as a result of Quantum filing such registration statement without first providing the investors the opportunity to review and comment thereon or subsequently withdrawing such registration statement after filing or (b) Quantum fails to file with the SEC a request for acceleration of the effectiveness of such registration statement pursuant to Rule 461 under the Securities Act within five (5) trading days after being notified by the SEC, whether orally or in writing, that such registration statement will not be reviewed or is no longer subject to further review, in which case Quantum is required to pay to each investor an amount in cash equal to 1.0% of such investor’s pro rata portion of the aggregate subscription amount of $100,000,008 raised in the June 2026 Equity Issuance on the date of such failure and an additional amount equal to 1.0% of such investor’s pro rata portion of such aggregate subscription amount on each monthly anniversary thereof for so long as such failure continues, with such amounts calculated on a daily pro rata basis for any partial month prior to the cure of the applicable failure, subject to a maximum aggregate amount payable to any investor equal to 5.0% of such investor’s pro rata portion of such aggregate subscription amount, and further requiring Quantum to pay interest on any such liquidated damages not paid in full within ten (10) Business Days after becoming due at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), accruing daily from the date such liquidated damages become due until paid in full.

“Liquidity” shall mean, as of any date of determination, the aggregate amount of all Qualified Cash on such date.

“Loan Party” or “Loan Parties” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Loans” shall mean the Term Loans.

“LTO Consortium” shall mean any Person party to a Format Development Agreement.

“LTO Program” shall mean assets (including Intellectual Property) and revenue directly related and attributable to the Linear Tape-Open (“LTO”) format for which a Format Development Agreement exists.

“LTO Subsidiary” shall mean Quantum LTO Holdings, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Quantum.

~~“Management Stockholders” shall mean the members of management of Quantum or any of its Subsidiaries who are investors in Quantum.~~

“Manufacturing Inventory” shall mean Inventory classified on any Loan Party’s balance sheet as manufacturing inventory in accordance with GAAP.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of either (i) Quantum or (ii) the Loan Parties, taken as a whole, (b) the ability of either (i) Quantum or (ii) the Loan Parties, taken as a whole, to duly and punctually pay or perform the Obligations in accordance with the terms hereof, (c) Agent’s Liens on the Collateral or the priority of any such Lien on all or a material portion of the Collateral or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which is material to any Loan Party’s business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect.

“Material Customers” shall mean as of any date of determination, the top five (5) Customers of Quantum and its Subsidiaries for the trailing twelve (12) month period ending on the last day of the month most recently ended, as measured by the aggregate revenue received by Quantum and its Subsidiaries from all Customers.

“Material Indebtedness” shall mean Indebtedness (other than the Obligations) of any Loan Party to any Person with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $3,000,000 or more.

“Material Intellectual Property” shall mean any Intellectual Property that is material to the business of any Loan Party, individually, or the Loan Parties, taken as a whole, and which shall, for the avoidance of doubt, include material software owned, held or licensed by the Loan Parties and their Subsidiaries (other than non-exclusive software licenses granted in the ordinary course of business).

~~“Maturity Date” shall mean (a) with respect to the Dialectic Initial Term Loans, the OC III Initial Term Loans, the Fourth Amendment Loans, the Dialectic Delayed Draw Term Loans and the OC III Delayed Draw Term Loans, the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date on which all Term Loans of such Tranche shall become due and payable in full hereunder, whether by acceleration or otherwise and (b) with respect to any Tranche of Extended Term Loans, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date on which all such Extended Term Loans of such Tranche shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that, in each case, if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.~~

“Maturity Date” shall mean with respect to all Loans, September 18, 2028.

“June 2026 Equity Issuance” shall have the meaning set forth in the Sixteenth Amendment.

“Modified Assignment Agreement” shall have the meaning set forth in Section 16.3(d) hereof.

“MOIC Amount” ~~means~~shall mean, as of any date of determination and with respect to any repayment, prepayment or acceleration of any Delayed Draw Term Loan, an amount equal to the positive difference of (a) the product of (i) the MOIC Applicable Margin multiplied by (ii) the principal amount of the Delayed Draw Term Loan (other than (x) any original issue discount charged in connection therewith and (y) PIK Interest that has accrued as of such date of determination) subject to the applicable repayment, prepayment or acceleration and (b) the cumulative amount of all payments (including interest (whether in cash or PIK Interest), any original issue discount and the Exit Fee but excluding principal payments) the Lenders have received with respect to such principal amount of the Delayed Draw Term Loan subject to the applicable repayment, prepayment or acceleration on or prior to such date of determination. For the avoidance of doubt and notwithstanding the foregoing, the consummation of the Fifteenth Amendment Transactions (including, without limitation the OC III Delayed Draw Term Loan Conversion and the Dialectic Convertible Notes Exchange) shall not constitute a repayment, prepayment or acceleration of any Delayed Draw Term Loan, and no MOIC Amount shall be payable in connection therewith.

“MOIC Applicable Margin” shall mean, with respect to any payment of the Delayed Draw Term Loans, (a) 0.25 if the applicable repayment, prepayment or acceleration occurs on or before March 31, 2025, (~~ii~~b) 0.35 if the applicable repayment, prepayment or acceleration occurs after March 31, 2025 but prior to the first anniversary of the Tenth Amendment Effective Date and (c) 0.50 if the applicable repayment, prepayment or acceleration occurs at any time thereafter.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Net Cash Proceeds” shall mean:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries of any assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or Subsidiary in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Encumbrance on any asset (other than (A) the Obligations and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition, (ii) reasonable fees, commissions and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such Disposition, (iii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such Disposition, in each case of clauses (i), (ii), and (iii) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction; and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise Disposed of at the time of, or within 30 days after, the date of such Disposition;

(b) with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries, or the issuance by any Loan Party or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such issuance or incurrence and (ii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case of clauses (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction; and

(c) with respect to any Extraordinary Receipts received by any Loan Party or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or Subsidiary in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Encumbrance on any asset (other than the Obligations) and which is required to be, and is, repaid in connection with such Extraordinary Receipt; (ii) reasonable fees, commissions and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such Extraordinary Receipt; and (iii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such Extraordinary Receipt, in each case of clauses (i), (ii) and (iii) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash proceeds, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.

“New ELOC Proceeds” shall mean Net Cash Proceeds of the 2025 Equity Line of Credit received by the Loan Parties after the Fifteenth Amendment Effective Date.

“Notes” shall mean collectively the Term Loan Notes.

“Notice of Borrowing” shall mean a written notification substantially in the form of Exhibit 3.2.

“Obligations” shall mean all obligations, liabilities and indebtedness (monetary (including post-petition interest, fees and other charges whether or not allowed or allowable) or otherwise) of each Loan Party under this Agreement or any Other Document owing to any Secured Party, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OC III Delayed Draw Term Loan Conversion” shall have the meaning set forth in the Fifteenth Amendment.

“OC III Delayed Draw Term Loan Lender” shall mean any Lender that holds OC III Delayed Draw Term Loans.

“OC III Delayed Draw Term Loans” shall have the meaning set forth in the Fifteenth Amendment.

“OC III Initial Term Loan Conversion” shall have the meaning set forth in the Fifteenth Amendment.

“OC III Initial Term Loan Lender” shall mean any Lender that holds OC III Initial Term Loans.

“OC III Initial Term Loans” shall have the meaning set forth in the Fifteenth Amendment.

~~“OC III Lender” shall mean any Lender that holds OC III Term Loans.~~

~~“OC III Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.~~

“OC III Senior Term Loans” shall mean the OC III Initial Term Loans and the OC III Delayed Draw Term Loans.

~~“OC III Term Loans” shall mean the OC III Senior Term Loans and the Fourth Amendment Loans.~~

“Ordinary Course of Business” shall mean, with respect to any Loan Party or any Subsidiary of a Loan Party, the ordinary course of the business of such Loan Party or such Subsidiary, as applicable.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Other Document, or sold or assigned an interest in this Agreement or any Other Document).

“Other Documents” shall mean the Notes, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement~~, the Intercreditor Agreement~~, the Perfection Certificate and any and all other agreements, instruments and documents, including any subordination agreements, guaranties, pledges, powers of attorney, consents, and all other agreements, documents or instruments heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all amendments, modifications, supplements, renewals, extensions, restatements, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.9).

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, fifty percent (50%) or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Loans, commitments or other interests hereunder and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” shall have the meaning set forth in Section 16.3(b) hereof.

“Payment Account” shall mean the account specified on the signature pages hereof into which all payments by or on behalf of Borrowers to Agent under this Agreement and the Other Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrowing Agent.

“Payment Conditions” shall mean, on any applicable date of determination: (a) Liquidity shall be equal to or greater than $30,000,000 on such date, and (b) no Event of Default shall exist or shall have occurred and be continuing on such date.

“Payment Notification” shall mean a written notification substantially in the form of Exhibit 2.2.

“Payment in Full” or “Paid in Full” shall mean (a) the final payment or repayment in full, in cash, in immediately available funds of all of the Obligations, including without limitation all MOIC Amounts, fees or charges that have accrued hereunder or under any Other Document and are unpaid and the obligations of the ~~Loans~~Loan Parties under Section 16.9 hereof (other than contingent indemnification Obligations which pursuant to the express terms of this Agreement or any of the Other Documents survive the termination hereof or thereof but are not then asserted and are unknown), (b) the receipt by Agent of cash collateral in order to secure any contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Required Lenders reasonably determine is appropriate to secure such contingent Obligations, and (c) the termination of this Agreement and all of the Commitments of the Lenders. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by Agent or such Lender. Notwithstanding the foregoing, solely with respect to any Obligations that had been held by the Dialectic Term Loan Lender (including the Dialectic Term Loans, any accrued interest thereon and any prepayment penalties in connection therewith), the Dialectic Convertible Notes Exchange ~~shall also constitute~~constituted “Payment in Full” of such Obligations (capitalized terms used in the preceding sentence but not defined herein have the meanings assigned to them in this Agreement prior to giving effect to the Sixteenth Amendment).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (a) is maintained or to which contributions are required by any Loan Party or any member of the Controlled Group or (b) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificate” shall mean (a) the Perfection Certificate, dated as of the Closing Date, by the Loan Parties party thereto, providing information with respect to the property of each Loan Party party thereto and (b) each Perfection Certificate or supplement thereto delivered thereafter, including the Perfection Certificate delivered on the Fourth Amendment Effective Date.

“Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean an acquisition by a Loan Party of the assets, Equity Interests or of any division or line of business of another Person (the “Target”); provided that:

(a) at least five (5) Business Days prior to the anticipated closing date of the proposed acquisition, Borrowing Agent has provided Agent and Lenders with written notice of the proposed acquisition;

(b) the board of directors (or other comparable governing body) of the Target shall have duly approved the acquisition;

(c) if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate or other limited liability holding company directly or indirectly wholly-owned by a Loan Party and newly formed for the sole purpose of effecting such acquisition;

(d) the Target or assets acquired shall be used or useful in the business of the Borrowers, and Borrowing Agent shall have provided Lenders all material memoranda and presentations delivered to the board of directors of Quantum or the applicable Subsidiary describing the rationale for such acquisition;

(e) no Indebtedness will be incurred, assumed or would exist with respect to Quantum or its Subsidiaries as a result of such acquisition, other than Permitted Indebtedness, and no Liens will be incurred, assumed or would exist with respect to the assets of Quantum or its Subsidiaries as a result of such acquisition, other than Permitted Encumbrances;

(f) ~~subject to the Intercreditor Agreement,~~ within fifteen (15) days after the consummation of such acquisition (or such longer period as Agent shall agree), Agent shall have received a first priority Lien in all acquired assets or Equity Interests which do not constitute Excluded Property, subject to documentation consistent with the Collateral-related provisions of this Agreement and the Other Documents or otherwise reasonably satisfactory to Agent;

(g) to the extent available, the Loan Parties shall have delivered to Lenders financial statements of the acquired entity for the two (2) most recent fiscal years then ended;

(h) in connection with the acquisition of Equity Interests, (1) the Target shall have EBITDA, calculated in accordance with GAAP immediately prior to such acquisition, of at least $1 (or such other minimum amount as Required Lenders shall agree), and (2) within thirty (30) days after the consummation of such acquisition (or such longer period as Agent shall agree), the Target shall be added as a Borrower or a Guarantor (as determined by Borrowing Agent) and be jointly and severally liable for all Obligations, in each case, to the extent that the Target would have been required to do so under Section 7.11 if it were a newly formed Subsidiary; provided, that, the foregoing requirement shall not apply to any Target acquired using the non-guarantor cap set forth in clause (n) below;

(i) [reserved];

(j) if the total consideration, including the purchase price and liabilities assumed (including, without limitation, all Acquired Indebtedness, Indebtedness under Permitted Seller Notes and Permitted Earnouts), of any such acquisition shall exceed $15,000,000, Borrowing Agent shall have delivered to Lenders a quality of earnings report performed by a third party firm reasonably acceptable to Required Lenders;

(k) [reserved];

(l) on the date of any such acquisition, Borrowers shall have Average Liquidity for the thirty (30) days immediately preceding the date of such acquisition of not less than $30,000,000;

(m) on the date of any such acquisition and after giving pro forma effect thereto, each of the Payment Conditions shall have been satisfied;

(n) except to the extent made with the proceeds of the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Quantum, the total consideration, including the purchase price and liabilities assumed (including, without limitation, all Acquired Indebtedness, Indebtedness under Permitted Seller Notes and Permitted Earnouts but excluding consideration in the form of issuance of Equity Interests permitted hereunder or paid with the proceeds of the issuance of Equity Interests permitted hereunder), of all such acquisitions, together with any Permitted Investments entered into pursuant to clause (r) of such definition, of (x) Targets that are not organized or incorporated in the United States, any State or territory thereof or the District of Columbia or (y) assets located outside of the United States, shall not exceed $10,000,000 in the aggregate during the Term; and

(o) if the total consideration, including the purchase price and liabilities assumed (including, without limitation, all Acquired Indebtedness, Indebtedness under Permitted Seller Notes and Permitted Earnouts), of any such acquisition shall exceed $7,500,000, not later than five (5) Business Days prior to the anticipated closing date of the proposed acquisition, Borrowing Agent has provided Lenders with copies of the most recent drafts of the acquisition agreement and other material agreements, documents and instruments related to the proposed acquisition, including, without limitation, any related management, non-compete, employment, option or other material agreements (the “Acquisition Documents”), and, in any event, promptly following the closing date of the acquisition, Borrowing Agent shall provide Lenders with true, correct and complete copies of the Acquisition Documents, in each case duly authorized, executed and delivered by the parties thereto, together with any schedules to such Acquisition Documents.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; and (b) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity.

“Permitted Dispositions” shall mean:

(a) Dispositions of Equipment that is substantially worn, damaged or obsolete or no longer used or useful in the Ordinary Course of Business of the Loan Parties or their Subsidiaries and leases or subleases of Real Property that is not useful in the conduct of the business of the Loan Parties or their Subsidiaries;

(b) sales of Inventory to Customers in the Ordinary Course of Business;

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or any of the Other Documents;

(d) the licensing of patents, trademarks, copyrights, and other Intellectual Property rights (i) on a non-exclusive basis in the Ordinary Course of Business or (ii) on a non-exclusive basis (other than with respect to exclusivity for specific geographic locations), in each case under this clause (ii), in the Ordinary Course of Business to the extent consistent with past practice;

(e) the granting of Permitted Encumbrances;

(f) the sale or discount, in each case without recourse, of Receivables arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof;

(g) any involuntary loss, damage or destruction of property;

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(i) the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the Ordinary Course of Business;

(j) (i) subject to application of the proceeds thereof in accordance with Section 2.3(c) to the extent required therein, the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Quantum, including, without limitation, in connection with the 2022 Rights Offering and the 2025 Equity Line of Credit, (ii) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of any wholly-owned Subsidiary of a Loan Party that is itself a Loan Party to such Loan Party, (iii) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of any Subsidiary that is not a Loan Party to any Subsidiary that is not a Loan Party, ~~and~~ (iv) the sale or issuance of Equity Interests of Quantum ~~pursuant to the Dialectic Convertible Notes Documents;~~under and in accordance with the Conversion Agreement, (v) subject to application of the proceeds thereof in accordance with Section 2.3(c), the sale or issuance of Equity Interests of Quantum constituting the June 2026 Equity Issuance and (vi) the issuance of the Warrants;

(k) (i) the lapse of registered patents, trademarks, copyrights and other Intellectual Property of any Loan Party or its Subsidiaries to the extent not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights or other Intellectual Property rights so long as (in each case under clauses (i) and (ii)), (A) such patents, trademarks, copyrights or other Intellectual Property rights do not generate material revenue, (B) such lapse or abandonment would not reduce the recurring royalty revenue stream of assets not Disposed of, and (C) such lapse or abandonment is not materially adverse to the interests of Agent and the other Secured Parties;

(l) the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement;

(m) the making of Permitted Investments;

(n) Dispositions of assets acquired by any Loan Party or its Subsidiaries pursuant to a Permitted Acquisition or other Permitted Investment consummated within twelve (12) months of the date of the proposed Disposition so long as (i) the consideration received for the assets to be so Disposed of is at least equal to the fair market value (as determined in good faith by such Loan Party or the applicable Subsidiary) of such assets, (ii) the assets to be so Disposed of are not necessary or economically desirable in connection with the business of the Loan Parties and their Subsidiaries, and (iii) the assets to be so Disposed of are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition or other Permitted Investment;

(o) transfers of assets (i) from any Loan Party or any of its Subsidiaries to a Loan Party and (ii) from any Subsidiary of any Loan Party that is not a Loan Party to a Loan Party, in each case, to the extent made in accordance with Section 7.10 hereof~~;~~

(p) Dispositions of intangible assets not otherwise permitted in clauses (a) through (o) above, so long as (i) no Default or Event of Default then exists or would arise therefrom, (ii) such Disposition would not reduce the recurring royalty revenue stream of assets not Disposed of, (iii) such intangible assets do not generate material revenue, (iv) any such Disposition would not result in a material increase in any costs or expenses of Quantum and its Subsidiaries, (v) such Disposition is made at fair market value (as determined in good faith by Borrowing Agent or the applicable Subsidiary), and (vi) the aggregate fair market value of all such intangible assets Disposed of in any fiscal year (including the proposed Disposition) would, together with the aggregate fair market value of all assets Disposed of pursuant to clause (q) of this definition, not exceed $12,000,000;

(q) Dispositions of assets not otherwise permitted in clauses (a) through (o) above, so long as (i) such Disposition would not reduce the recurring royalty revenue stream of assets not Disposed of, (ii) no Default or Event of Default then exists or would arise therefrom, (iii) such Disposition is made at fair market value (as determined in good faith by Borrowing Agent or the applicable Subsidiary), (iv) the aggregate fair market value of all such assets Disposed of in any fiscal year (including the proposed Disposition) would, together with the aggregate fair market value of all assets Disposed of pursuant to clause (p) of this definition, not exceed $12,000,000, and (v) in any such Disposition, at least 75% of the purchase price is paid to such Loan Party or Subsidiary in cash;

(r) Dispositions of Service Inventory on or after the Sixth Amendment Effective Date but prior to the Eleventh Amendment Effective Date, so long as (i) the aggregate purchase price received by Quantum and its Subsidiaries in respect of all such Dispositions pursuant to this clause (r) does not exceed $15,000,000, (ii) in any such Disposition, the purchase price is paid to such Loan Party or Subsidiary in cash, and (iii) the Net Cash Proceeds of any such Specified Inventory Disposition are applied to prepay the Loans as (and to the extent) required by Section 2.3(a), in the amounts set forth therein; and

(s) Dispositions of Service Inventory pursuant to one or more transactions to a purchaser separately identified to Agent on or after the Eleventh Amendment Effective Date, so long as (i) the aggregate purchase price received by Quantum and its Subsidiaries in respect of all such Dispositions pursuant to this clause (s) does not exceed $7,600,000, (ii) in any such Disposition, the purchase price is (x) no less than the cost value of such Service Inventory as reflected in the financial statements of Quantum and its Subsidiaries in accordance with GAAP and (y) paid to such Loan Party or Subsidiary 100% in cash and (iii) the Net Cash Proceeds of any such Disposition are applied to prepay the Loans as (and to the extent) required by Section 2.3(a), in the amounts set forth therein;

provided that, if any Permitted Disposition of Material Intellectual Property (other than the grant of a non-exclusive license thereof) is made to a Subsidiary or Affiliate who is not a Loan Party, the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive royalty-free worldwide license of such Material Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Secured Parties, which license shall be in form and substance reasonably satisfactory to the Agent; provided further that the foregoing proviso shall not apply to transactions that (i) have a bona fide business purpose and (ii) are not undertaken to facilitate a financing or a Restricted Payment or undertaken in connection with a liability management transaction.

“Permitted Earnouts” shall mean, with respect to a Loan Party, any obligations of such Loan Party arising from a Permitted Acquisition which are payable to the seller based on the achievement of specified financial results over time and, if in excess of $2,000,000 are subject to subordination terms (or a Subordination Agreement in favor of Agent and Lenders) reasonably acceptable to Required Lenders.

“Permitted Encumbrances” shall mean:

(a) Liens in favor of Agent, for the benefit of the Secured Parties, to secure the Obligations (and any Refinancing Indebtedness in respect thereof permitted hereunder);

(b) ~~Liens created under the Revolving Loan Documents to secure the Revolving Loan Indebtedness that are subject to the Intercreditor Agreement~~[reserved];

(c) Liens for unpaid taxes, assessments or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, charges or levies are being Properly Contested;

(d) judgment Liens arising solely as a result of the existence of judgments, orders or awards that do not constitute an Event of Default under Section 10.5 hereof;

(e) Liens set forth on Schedule 7.2 hereof; provided that such Liens shall secure only the Indebtedness or other obligations which they secure on the Fifteenth Amendment Effective Date (and any Refinancing Indebtedness in respect thereof permitted hereunder) and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Fifteenth Amendment Effective Date;

(f) the interests of lessors (and interests in the title of such lessors) under operating leases and non-exclusive licensors (and interests in the title of such licensors) under license agreements;

(g) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(h) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers arising in the Ordinary Course of Business and not in connection with the borrowing of money and which Liens either (i) are for sums not yet delinquent, or (ii) are being Properly Contested;

(i) Liens on amounts deposited to secure obligations of the Loan Parties and their Subsidiaries in connection with worker’s compensation or other unemployment insurance;

(j) Liens on amounts deposited to secure obligations of the Loan Parties and their Subsidiaries in connection with the making or entering into of bids, tenders, or leases in the Ordinary Course of Business and not in connection with the borrowing of money;

(k) Liens on amounts deposited to secure reimbursement obligations of the Loan Parties and their Subsidiaries with respect to surety or appeal bonds obtained in the Ordinary Course of Business;

(l) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;

(m) to the extent constituting a Permitted Disposition, licenses of patents, trademarks, copyrights and other Intellectual Property rights;

(n) Liens that are replacements of Permitted Encumbrances to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(o) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of deposit accounts of the Loan Parties and their Subsidiaries in the Ordinary Course of Business;

(p) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent such financing is permitted under the definition of “Permitted Indebtedness”;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens solely on any cash earnest money deposits made by the Loan Parties and their Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Permitted Investment;

(s) Liens that secure Indebtedness of Foreign Subsidiaries permitted under clause (o) of the definition of “Permitted Indebtedness”;

(t) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $1,500,000;

(u) Liens on amounts deposited to secure obligations in respect of (x) netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements and (y) letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments, in each case, permitted under clause (n) of the definition of “Permitted Indebtedness”;

(v) ~~Liens that secure Indebtedness permitted under clause (v) of the definition of “Permitted Indebtedness”~~[reserved]; and

(w) Liens that secure Indebtedness permitted under clause (w) of the definition of “Permitted Indebtedness”.

“Permitted Holders” ~~means~~shall mean each of (a) Dialectic and any funds, limited partnerships or investment vehicles (including co-investment vehicles) managed or advised by Dialectic or any of its Affiliates, (b) any investors (including limited partners) in the Persons identified in clause (a) who are investors in such Persons as of the Fifteenth Amendment Effective Date, and from time to time, invest directly or indirectly in Quantum, (c) any Affiliates of any of the foregoing Person(s) described in clause (a) or clause (b), or any direct or indirect Subsidiaries of any such Person(s), or any funds, limited partnerships or investment vehicles (including co-investment vehicles) managed or advised by any such Person(s), or over which any such Person(s) exercise governance rights or have an advisory relationship, and (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clauses(a), (b) or (c) above are members; provided that (i) without giving effect to the existence of such group or any other group, the Persons described in clauses(a), (b) and (c) above, collectively, beneficially own (as defined in Rules 13(d) and 14(d) of the Exchange Act) Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interest of Quantum then held by such group, and (ii) to the extent that beneficial ownership of Equity Interests of any member of such group is attributed to one or more other members of such group, each such member of the group that is by attribution deemed to be the beneficial owner of such additional Equity Interests shall also be deemed to be a Permitted Holder.

“Permitted Indebtedness” shall mean:

(a) the Obligations (and any Refinancing Indebtedness in respect thereof permitted hereunder);

(b) Indebtedness as of the ~~Fifteenth~~Sixteenth Amendment Effective Date set forth on Schedule 7.8 hereto and any Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $5,000,000 at any time;

(d) endorsement of instruments or other payment items for deposit;

(e) Indebtedness consisting of guarantees permitted under Section 7.3 hereof;

(f) Indebtedness incurred on the date of the consummation of a Permitted Acquisition or other Permitted Investment solely for the purpose of consummating such Permitted Acquisition or other Permitted Investment; provided that (i) such Indebtedness shall at all times be unsecured, (ii) such Indebtedness is not incurred for working capital purposes, (iii) such Indebtedness shall not amortize or mature prior to the date that is six (6) months after the Maturity Date and such Indebtedness shall not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is six (6) months after the Maturity Date, (iv) such Indebtedness shall be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders; and (v) the aggregate outstanding principal amount of such Indebtedness shall not exceed $12,000,000 at any time;

(g) Acquired Indebtedness and any Refinancing Indebtedness in respect of such Acquired Indebtedness; provided that (i) such Indebtedness shall at all times be unsecured, and (ii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $10,000,000 at any time;

(h) Indebtedness (x) constituting deferred purchase price obligations arising in connection with Permitted Acquisitions and other Permitted Investments, (y) under Permitted Seller Notes and Permitted Earnouts arising in connection with Permitted Acquisitions and other Permitted Investments, and (z) under non-compete payment obligations arising in connection with Permitted Acquisitions and other Permitted Investments, provided that, (i) such Indebtedness shall at all times be unsecured, and (ii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $10,000,000 at any time;

(i) Indebtedness incurred in the Ordinary Course of Business under performance, surety, bid, statutory, or appeal bonds;

(j) Indebtedness owed to any Person providing property, casualty, liability or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(k) Indebtedness consisting of Interest Rate Hedges and Foreign Currency Hedges that is incurred for the bona fide purpose of hedging the interest rate, commodity or foreign currency risks associated with the operations of the Loan Parties and their Subsidiaries and not for speculative purposes;

(l) unsecured Indebtedness of Quantum owing to former employees, officers or directors (or any spouses, ex-spouses or estates of any of the foregoing) incurred in connection with the repurchase by Quantum of the Equity Interests of Quantum that has been issued to such Persons, so long as (i) such Indebtedness shall at all times be unsecured; (ii) such Indebtedness shall be subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to the Required Lenders; and (iii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $1,500,000 at any time;

(m) Indebtedness constituting Permitted Investments;

(n) Indebtedness in respect of (x) netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business, and (y) letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments of Quantum and/or its Subsidiaries that are (i) outstanding as of the ~~Fifteenth~~Sixteenth Amendment Effective Date (and any renewals or extensions thereof) or (ii) entered into after the ~~Fifteenth~~Sixteenth Amendment Effective Date; provided that the aggregate outstanding principal amount of such Indebtedness under this clause (n)(y)(ii) shall not exceed $3,000,000 at any time;

(o) Indebtedness of any Foreign Subsidiaries of Quantum; provided that (i) the aggregate outstanding principal amount of such Indebtedness shall not exceed $3,000,000 at any time, and (ii) such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets;

(p) Indebtedness of any Loan Party or its Subsidiaries in respect of Permitted Intercompany Advances;

(q) the accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness;

(r) any other Indebtedness which is unsecured (or, to the extent a Lien securing such Indebtedness constitutes a Permitted Encumbrance, secured Indebtedness) incurred by any Loan Party or any of its Subsidiaries, not otherwise permitted in clauses (a) through (q) above, and any Refinancing Indebtedness in respect of such Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any one time shall not exceed an amount equal to $7,500,000;

(s) any other unsecured Subordinated Indebtedness incurred by any Loan Party or any of its Subsidiaries (and any Refinancing Indebtedness in respect of such Subordinated Indebtedness) not otherwise permitted in clauses (a) through (r) above; provided that (i) on the date such Indebtedness is incurred and immediately after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing or would result therefrom, and (ii) the aggregate principal amount of such Indebtedness outstanding at any one time shall not exceed $15,000,000;

(t) ~~the Revolving Loan Indebtedness (and any refinancing in respect of such Revolving Loan Indebtedness that is incurred in accordance with the terms of the Intercreditor Agreement)~~[reserved];

(u) to the extent constituting Indebtedness, the aggregate amount of the Qualified Contributions made to Quantum in accordance with the terms of this Agreement;

(v) ~~Indebtedness pursuant to the Dialectic Convertible Notes Documents (and any refinancing in respect of such Indebtedness that is incurred in accordance with the terms of the Intercreditor Agreement)~~[reserved]; and

(w) from and after the date the OC III Senior Term Loans are Paid in Full, Indebtedness pursuant to a working capital revolving facility in form and substance reasonably satisfactory to the Required Lenders (and any refinancing thereof).

“Permitted Intercompany Advances” shall mean any loans and/or advances made:

(a) pursuant to, and in accordance with, the Transfer Pricing Program;

(b) by a Loan Party to another Loan Party;

(c) by a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party;

(d) by a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party; and

(e) by a Loan Party to a Subsidiary of a Loan Party that is not a Loan Party; provided that (i) the aggregate amount of all such loans and advances made after the Closing Date at any one time outstanding shall not exceed $2,500,000; (ii) [reserved]; (iii) on the date any such loan or advance is made and after giving effect thereto, each of the Payment Conditions shall have been satisfied; and (iv) in connection with any loan or advance made for purposes of funding a Permitted Acquisition, such loan or advance shall promptly be repaid in full by such Subsidiary to such Loan Party if such Permitted Acquisition is not consummated within thirty (30) days of the making of such loan or advance.

“Permitted Investments” shall mean:

(a) Investments in (i) cash and Cash Equivalents, (ii) Foreign Cash Equivalents, and (iii) readily marketable United States corporate securities that are made in compliance with the Cash Management Policy;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business;

(c) advances made in connection with purchases of goods or services in the Ordinary Course of Business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the Ordinary Course of Business or owing to any Loan Party or any of its Subsidiaries as a result of an Insolvency Event involving a Customer or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments owned by any Loan Party or any of its Subsidiaries on the ~~Fifteenth~~Sixteenth Amendment Effective Date and set forth on Schedule 7.4 hereto;

(f) guarantees permitted under Section 7.3 hereof;

(g) Permitted Intercompany Advances, so long as (i) the applicable loan or advance is evidenced by a promissory note on terms and conditions (including terms subordinating payment of the Indebtedness evidenced by such note to the prior Payment in Full of all of the Obligations) acceptable to the Required Lenders (it being understood and agreed that the Subordinated Intercompany Note satisfies the requirements in this clause (i)) and (ii) such note has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Parties that are the payees on such note;

(h) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Quantum);

(i) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of Customers or suppliers or otherwise outside the Ordinary Course of Business) or as security for any such Indebtedness or claims;

(j) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases;

(k) (i) non-cash loans and advances to employees, officers and directors of Quantum or any of its Subsidiaries for the purpose of purchasing Equity Interests in Quantum, so long as the proceeds of such loans or advances are used in their entirety to purchase such Equity Interests in Quantum, and (ii) loans and advances to employees and officers of any Loan Party or any of its Subsidiaries in the Ordinary Course of Business for any other business purpose and in an aggregate amount not to exceed $1,500,000 at any one time;

(l) Permitted Acquisitions and Specified Immaterial Acquisitions;

(m) Investments resulting from entering into (i) Interest Rate Hedges, Foreign Currency Hedges or Cash Management Products and Services, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of “Permitted Indebtedness”;

(n) equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by Applicable Law to maintain a minimum net capital requirement or as may be otherwise required by Applicable Law;

(o) Investments held by a Person acquired in a Permitted Acquisition or other Permitted Investment to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition or other Permitted Investment and were in existence on the date of such Permitted Acquisition or other Permitted Investment;

(p) any Investment by way of (i) merger, consolidation, reorganization or recapitalization, (ii) reclassification of Equity Interests; or (iii) transfer of assets, in each case solely to the extent permitted by Section 7.1 hereof;

(q) to the extent constituting an Investment, any Restricted Payment to the extent permitted by Section 7.7 hereof;

(r) any other Investments in an aggregate amount not to exceed $10,000,000 outstanding at any time; provided that (i) on the date any Investment is made and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) on the date any Investment is made which would cause the aggregate amount of all Investments outstanding under this clause (r) to exceed the greater of $1,400,000, and after giving effect to such Investment, each of the other Payment Conditions shall have been satisfied; and

(s) the Invicto Acquisition; provided that (i) on the date of the Invicto Acquisition, and after giving pro forma effect thereto, Liquidity shall be equal to or greater than $15,000,000 and Average Liquidity for the thirty (30) days immediately preceding such date shall not be less than $15,000,000, and (ii) no Event of Default shall exist or shall have occurred and be continuing on the date of the Invicto Acquisition.

“Permitted Purchase Money Indebtedness” shall mean, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred after the Closing Date and at the time of, or within ninety (90) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Permitted Seller Note” shall mean a promissory note with respect to unsecured Indebtedness of any Loan Party incurred in connection with a Permitted Acquisition or other Permitted Investment and payable to the seller in connection therewith (excluding Indebtedness arising from deferred purchase price obligations) and, if the initial principal amount of such promissory note is equal to or greater than $1,500,000, containing subordination terms (or subject to a Subordination Agreement in favor of Agent and Lenders) and other terms and conditions reasonably satisfactory to Required Lenders.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“PIK Interest” shall mean the portion of accrued interest paid-in-kind by adding such accrued and unpaid interest to the unpaid principal amount of the applicable Term Loan on the applicable interest payment date (whereupon from and after such date such additional principal amounts shall also accrue interest pursuant to Section 3.1(a)). All such PIK Interest so added at the applicable interest payment date to the unpaid principal amount of the applicable Term Loans shall be deemed to have been paid at that time by the Borrowers and shall thereafter be treated as principal of the applicable Term Loans for all purposes of this Agreement. The obligation of the Borrowers to pay such PIK Interest and interest thereon shall be automatically evidenced by this Agreement.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Loan Party or to which any Loan Party is required to contribute or, solely with respect to any such plan that is subject to Section 302 of ERISA or Title IV of ERISA or Section 412 of the Code, maintained by any member of the Controlled Group or to which any member of the Controlled Group is required to contribute.

“Pledge Agreement” shall mean the Collateral Pledge Agreement, dated as of the Closing Date, executed and delivered by the Loan Parties in favor of Agent, and any other pledge agreement executed and delivered by any Loan Party or other Person in favor of Agent to secure the Obligations.

~~“Prepayment Consent” shall have the meaning set forth in Section 2.3(f) hereof.~~

“Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) except for Permitted Encumbrances set forth in clause (c) of the definition thereof, no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified Cash” shall mean, as of any date of determination, all cash and Cash Equivalents of Quantum which is maintained in a Depository Account that is subject to a Control Agreement.

“Qualified Contribution” shall mean cash proceeds from (a) one or more cash equity contributions made, directly or indirectly, to Quantum by its equity holders in exchange for Qualified Equity Interests of Quantum or (b) Subordinated Indebtedness issued by Quantum in favor of any direct or indirect holder of its Equity Interests, so long as such Indebtedness has been subordinated in right of payment and priority (if secured) to the Obligations in a manner satisfactory to the Agent and the Required Lenders in their sole discretion, which cash proceeds, in each case of clauses (a) and (b) above, are applied to the Delayed Draw Term Loan and the Initial Term Loan in accordance with Section 2.3(f).

“Qualified Equity Interests” shall mean Equity Interests issued by Quantum (and not by one or more of its Subsidiaries) that are not Disqualified Equity Interests.

“Quantum” shall have the meaning set forth in the preamble to this Agreement.

“Quantum Board” shall have the meaning set forth in ~~the~~ Section 6.16 hereof.

“Quantum International” shall mean Quantum International, Inc., a Delaware corporation.

“Quantum Government” shall mean Quantum Government, Inc., a Delaware corporation.

“Quarterly Operating Budget” shall have the meaning set forth in Section 6.19(c) hereof.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended, modified or supplemented from time to time.

“Real Property” shall mean all of the real property owned, leased or operated by any Loan Party on or after the Closing Date, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Recipient” shall mean (a) Agent, (b) any Lender, (c) any Participant, or (d) any other recipient of any payment to be made by or on account of any Obligations.

“Recurring Royalty Revenue” shall mean revenue received and recognized by Quantum or any of its Subsidiaries pursuant to a Format Development Agreement relating to the LTO Program.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) Quantum and the other Loan Parties, (b) the Agent, and (c) each Lender that agrees to provide any portion of the Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.7 hereof.

“Refinancing Indebtedness” shall mean any refinancing, renewal or extension of Indebtedness so long as:

(a) such refinancing, renewal or extension does not result in an increase in the principal amount of the Indebtedness so refinanced, renewed or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto;

(b) such refinancing, renewal or extension does not result in a shortening of the average weighted maturity (measured as of the date of the refinancing, renewal or extension) of the Indebtedness so refinanced, renewed or extended, and such refinancing, renewal or extension is not on terms or conditions that, taken as a whole, are less favorable to the interests of the Secured Parties than the terms and conditions of the Indebtedness being refinanced, renewed or extended;

(c) if the Indebtedness that is refinanced, renewed or extended was Subordinated Indebtedness, then the terms and conditions of the refinancing, renewal or extension shall include subordination terms and conditions that are at least as favorable to the Secured Parties as those that were applicable to the refinanced, renewed or extended Indebtedness; and

(d) the Indebtedness that is refinanced, renewed or extended is not recourse to any Person that is liable on account of the Obligations, other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed or extended.

“Register” shall have the meaning set forth in Section 2.2(c) hereof.

“Regulation T” shall mean Regulation T of the Board of Governors as in effect from time to time.

“Regulation U” shall mean Regulation U of the Board of Governors as in effect from time to time.

“Regulation X” shall mean Regulation X of the Board of Governors as in effect from time to time.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Rate” shall have the meaning specified therefor in Section 3.6(b).

“Reportable Compliance Event” shall mean that any Covered Entity or, to the knowledge of the Loan Parties, any agent of any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any material aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder, other than an event for which the 30-day notice period is waived.

~~“Required Dialectic Term Loan Lenders” shall mean Lenders holding at least fifty-one percent (51%) of the sum of the outstanding principal balance of the Dialectic Term Loans.~~

“Required Lenders” shall mean, subject to Section 16.2(d), Lenders holding at least fifty-one percent (51%) of the sum of the outstanding principal balance of the Loans ~~(other than Fourth Amendment Loans)~~; provided that, so long as any Closing Date Lender and/or any of its Affiliates (other than Fourth Amendment Lenders) holds at least 50% of the outstanding principal balance of the Loans held by it on the Closing Date (which, for the avoidance of doubt and notwithstanding the OC III Initial Term Loan Conversion, shall include the Initial Term Loans of such Closing Date Lender and/or such Affiliates), “Required Lenders” shall include such Closing Date Lender and/or such Affiliate.

~~“Required Term Creditors” shall have the meaning given to such term in the Intercreditor Agreement.~~

“Required Tranche Lenders” shall mean, with respect to any Tranche, Lenders holding at least fifty-one percent (51%) of the sum of (a) the outstanding principal balance of the Loans under such Tranche and (b) the aggregate unused Commitments under such Tranche.

“Rescindable Amount” shall have the meaning set forth in Section 2.2(e).

“Reserve Percentage” shall mean, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Resignation Effective Date” shall have the meaning set forth in Section 14.6(a).

“Resolution Authority” shall mean any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Payment” shall mean (a) the declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Equity Interests issued by any Loan Party in their capacity as such holders (other than dividends or distributions payable in Qualified Equity Interests issued by Quantum), (b) the purchase, redemption or making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Equity Interests issued by any Loan Party, or (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Loan Party now or hereafter outstanding.

~~“Revolving Loan Agent” shall mean the “Agent” as defined in the Revolving Loan Agreement.~~

~~“Revolving Loan Agreement” shall mean the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, as amended as the same may be further amended, restated or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement.~~

~~“Revolving Loan Documents” shall mean, collectively, the following (as the same may be amended, restated, refinanced or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement): (a) the Revolving Loan Agreement, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, (b) all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, and (c) all of the other agreements, documents and instruments executed and delivered in connection therewith or related thereto.~~

~~“Revolving Loan Indebtedness” shall mean “Obligations” (or any such similar term) (as defined in the Revolving Loan Agreement) of the Loan Parties owing to Revolving Loan Agent, Revolving Loan Lenders and the other Secured Parties (as defined in the Revolving Loan Agreement) under the Revolving Loan Documents.~~

~~“Revolving Loan Lenders” shall mean the financial institutions from time to time party to the Revolving Loan Agreement as lenders.~~

~~“Revolving Loan Refinancing” shall have the meaning set forth in the Fifteenth Amendment.~~

“S&P” shall mean S&P Global Ratings, or any successor.

“Sanctioned Country” shall mean a country which is itself the subject of a comprehensive sanctions program maintained under any Anti-Terrorism Law (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” shall mean any Person (a) listed in any list of designated, prohibited, sanctioned or debarred Persons under any Anti-Terrorism Law, (b) operating, organized, or resident in a Sanctioned Country or (c) owned or controlled by any such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote a majority of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person or to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean the Second Amendment to Term Loan Credit and Security Agreement, dated as of the Second Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Second Amendment Effective Date” shall mean March 15, 2022.

“Second Extension, Limited Waiver and Consent” shall mean the Second Extension, Limited Waiver and Consent dated as of August 13, 2025, by the Agent, the Lenders party thereto, and acknowledged and agreed by the Loan Parties.

“Secured Parties” shall mean, collectively, Agent and the Lenders and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Financing” shall have the meaning set forth in Section 7.6.

~~“Senior Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.~~

~~“Senior Term Loan Lender” shall mean any Lender that holds Senior Term Loans.~~

~~“Senior Term Loans” shall mean the Dialectic Term Loans and the OC III Senior Term Loans.~~

“Service Inventory” shall mean Inventory consisting of (a) component parts used to repair defective products and (b) finished units provided for Customer use either permanently or on a temporary basis while a defective product is being repaired and, in each case, specified as “service parts inventories” (or with a similar description) on the balance sheets of the Loan Parties.

“Seventh Amendment” shall mean the Seventh Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of Seventh Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Seventh Amendment Effective Date” shall mean May 15, 2024.

“Specified Inventory Disposition” shall mean the Disposition of Service Inventory by Quantum or any of its Subsidiaries on or after the Sixth Amendment Effective Date pursuant to clause (r) of the definition of “Permitted Disposition”.

“Sixteenth Amendment” shall mean the Sixteenth Amendment to Term Loan Credit and Security Agreement, dated as of the Sixteenth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Sixteenth Amendment Effective Date” shall mean June 4, 2026.

“Sixteenth Amendment Signing Date” shall mean June 1, 2026.

“Sixteenth Amendment Transaction Costs” shall have the meaning set forth in the definition of Sixteenth Amendment Transactions.

“Sixteenth Amendment Transaction Documents” shall have the meaning set forth in the Sixteenth Amendment.

“Sixteenth Amendment Transactions” shall mean, collectively:

(a) the transactions under or contemplated by the Sixteenth Amendment and the Other Documents executed and delivered in connection therewith (including the issuance of the Sixteenth Amendment Warrants), including, without limitation, the payment of Loans required pursuant to Section 3(g) of the Sixteenth Amendment;

(b) the transactions contemplated by the Conversion Agreement;

(c) the June 2026 Equity Issuance;

(d) the application of the proceeds of the June 2026 Equity Issuance as required by Section 2.3(c); and

(e) the payment of all fees, costs and expenses incurred in connection with the foregoing provisions of this definition (the “Sixteenth Amendment Transaction Costs”).

“Sixteenth Amendment Warrants” shall have the meaning set forth in the Sixteenth Amendment.

“Sixth Amendment” shall mean the Sixth Amendment to Term Loan Credit and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Sixth Amendment Effective Date” shall mean March 22, 2024.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Specified Immaterial Acquisition” shall mean an acquisition by a Loan Party or any of its Subsidiaries of the assets, Equity Interests or of any division or line of business of another Person (the “Target”); provided that:

(a) on the date of any such acquisition and after giving pro forma effect thereto, (i) Liquidity shall be equal to or greater than $25,000,000, and (ii) no Event of Default shall exist or shall have occurred and be continuing;

(b) the total consideration, including the purchase price and liabilities assumed (including, without limitation, all Acquired Indebtedness, Indebtedness under Permitted Seller Notes and Permitted Earnouts but excluding consideration in the form of issuance of Equity Interests permitted hereunder or paid with the proceeds of the issuance of Equity Interests permitted hereunder), of any individual acquisition shall not exceed $2,500,000 and for all such acquisitions shall not exceed $5,000,000 in the aggregate;

(c) [reserved];

(d) Quantum and its Subsidiaries are in compliance with the conduct of business covenant set forth in Section 7.9 hereof; and

(e) Quantum and its Subsidiaries are (or will be within the specified timeframes) in compliance with the covenants relating to the guaranties and collateral set forth in Article IV.

~~“Square Box” shall mean Square Box Systems Limited, a company incorporated in England and Wales (registered number 03819556).~~

“Subordinated Indebtedness” shall mean: (a) Indebtedness under any Permitted Seller Notes (to the extent required to be subordinated pursuant to the definition thereof), (b) Indebtedness in respect of Permitted Earnouts (to the extent required to be subordinated pursuant to the definition thereof), and (c) any other unsecured Indebtedness of any Loan Party or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and that (i) is guaranteed by the Loan Parties, (ii) is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six (6) months after the Maturity Date, (iii) does not include any covenant (including without limitation any financial covenant) or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in the Agreement; provided that with respect to any financial covenant, such covenant shall not be more restrictive or onerous on any Loan Party in any respect, and (iv) contains customary subordination (including customary payment blocks during a payment default under any “senior debt” designated thereunder) and turnover provisions and shall be limited to cross-payment default and cross-acceleration to other “senior debt” designated thereunder.

“Subordinated Intercompany Note” shall mean that certain Subordinated Intercompany Note, dated as of December 27, 2018, as the same may be amended, restated, amended and restated, modified, supplemented, renewed, or replaced from time to time.

“Subordination Agreement” shall mean any subordination agreement by and among Agent, any Loan Party and any holder of Subordinated Indebtedness, as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time.

“Subsidiary” of any Person shall mean a corporation or other entity whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 65% (or such greater percentage that could not reasonably be expected to cause any material adverse tax consequences to Quantum or any of its Subsidiaries) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section ~~1.956 2~~1.956-2(c)(2)).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loans” shall mean (a) the Initial Term Loans, (b) any Delayed Draw Term Loans and (c) the Fourth Amendment Loan and, in each case, shall include any PIK Interest accrued on such Loan and all fees accrued thereon that are paid-in-kind pursuant to the Tenth Amendment Term Loan Fee Letter, any other Fee Letter or any amendment to this Agreement.

“Term Loan Note” shall mean a Term Loan Credit Note substantially in the form of Exhibit 2.1.

“Term Loan Tranche” ~~means~~shall mean the respective facility and Commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being ~~(i) one Tranche on the Closing Date, i.e. the Initial Term Loans, (ii) two~~three Tranches on the ~~Fourth~~Sixteenth Amendment Effective Date, i.e. (a) the ~~Initial Term Loans and (b) the Fourth Amendment Loans and Fourth Amendment Commitments, (iii) three Tranches on the Tenth Amendment Effective Date, i.e. (a) the~~OC III Initial Term Loans, (b) the Fourth Amendment Loans, and (c) the ~~Delayed Draw Term Loans and Delayed Draw Commitments, and (iv) five Tranches on the Fifteenth Amendment Effective Date, i.e. (a) the Dialectic Initial Term Loans, (b) the OC III Initial Term Loans, (c) the Fourth Amendment Loans, (d) the Dialectic Delayed Draw Term Loans, and (e) the~~ OC III Delayed Draw Term Loans. ~~Additional Term Loan Tranches may be added after the Fifteenth Amendment Effective Date, pursuant to the terms hereof, e.g., Extended Term Loans.~~

~~“Term Pari Collateral” shall have the meaning given to such term in the Intercreditor Agreement.~~

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Interest Period (or interest period in the case of determining the calculation for an ABR Loan) therefor:

(a) if 1 month: 0.11448%; and

(b) if 3 months: 0.26161%.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Pension Benefit Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan or Multiemployer Plan; (e) any event or condition (i) which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or Multiemployer Plan, or (ii) that results in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any member of the Controlled Group.

“Tenth Amendment” shall mean the Tenth Amendment to Term Loan Credit and Security Agreement, dated as of the Tenth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Tenth Amendment Effective Date” shall mean August 13, 2024.

“Tenth Amendment Term Loan Fee Letter” shall have the meaning set forth in the definition of “Fee Letter”.

“Tenth Amendment Transactions” shall have the meaning set forth in the definition of “Transactions”.

“Tenth Amendment Warrants” shall have the meaning set forth in Section 5(w) of the Tenth Amendment.

“Third Amendment” shall mean the Third Amendment to Term Loan Credit and Security Agreement, dated as of the Third Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Third Amendment Effective Date” shall mean April 25, 2022.

“Thirteenth Amendment” shall mean the Thirteenth Amendment to Term Loan Credit and Security Agreement, dated as of the Thirteenth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Thirteenth Amendment Effective Date” shall mean May 5, 2025.

“Total Net Leverage Ratio” shall mean, for ~~any Person on any date of determination, the ratio of (a) Adjusted Funded Debt of such Person on such date~~Quantum as of the last day of each fiscal year, the ratio of (a) the Obligations plus Indebtedness that is issued or guaranteed by the Borrower or any Guarantor (other than the Obligations) which Indebtedness or guarantees thereof is secured by the Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Obligations (including, in each case for the avoidance of doubt, any amounts attributable to PIK Interest) minus all Qualified Cash of Quantum to (b) EBITDA of ~~such Person~~Quantum for the four (4) fiscal quarter period ending on or immediately prior to such date.

“Toxic Substance” shall mean and include any material present on any Real Property owned or leased by any Loan Party (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Tranche” ~~means~~shall mean any Term Loan Tranche.

“Transactions” shall mean (a) as applicable to the Closing Date, the transactions under or contemplated by this Agreement~~,~~ and the Other Documents ~~and the Revolving Loan Documents~~ to occur on the Closing Date (the “Closing Date Transactions”), (b) as applicable to the Fourth Amendment Effective Date, the transactions under or contemplated by this Agreement, the Fourth Amendment, the Other Documents executed and delivered in connection therewith ~~and with the Revolving Loan Documents~~ to occur on the Fourth Amendment Effective Date (the “Fourth Amendment Transactions”), (c) as applicable to the Tenth Amendment Effective Date, the transactions under or contemplated by this Agreement, the Tenth Amendment, the Other Documents executed and delivered in connection therewith ~~and with the Revolving Loan Documents~~ to occur on the Tenth Amendment Effective Date (the “Tenth Amendment Transactions”) and (d) as applicable to the Fifteenth Amendment Effective Date, the Fifteenth Amendment Transactions and (e) as applicable to the Sixteenth Amendment Effective Date, the Sixteenth Amendment Transactions.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Transfer Pricing Program” shall mean the transactions between Quantum and any of its Subsidiaries or between any Subsidiaries of Quantum pursuant to which Quantum, directly or indirectly, reimburses expenses incurred by its Subsidiaries in the operation of the business, in each case, in accordance with Applicable Law, in the Ordinary Course of Business and in a manner consistent with past practice.

“Twelfth Amendment” shall mean the Twelfth Amendment and Waiver to Term Loan Credit and Security Agreement, dated as of the Twelfth Amendment Effective Date, by and among Agent, the Lenders party thereto, and the Loan Parties.

“Twelfth Amendment Effective Date” shall mean January 27, 2025.

“UK Bail-In Legislation” shall mean Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings)~~.~~

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Capital Expenditures” shall mean, as to any Loan Party, without duplication, Capital Expenditures funded ~~(a)~~ from such Loan Party’s internally generated cash flow ~~or (b) with the proceeds of an Advance.~~

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law ~~107 56~~107-56, as the same has been, or shall hereafter be, amended, modified, supplemented, renewed, extended or replaced.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Warrants” shall mean the Existing Warrants, the Tenth Amendment Warrants ~~and~~, the Fifteenth Amendment Warrants and the Sixteenth Amendment Warrants.

“Write-Down and Conversion Powers” shall mean, (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers under the relevant Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4 Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, except where the context clearly requires otherwise. Any pronoun used shall be deemed to cover all genders. ~~All references herein to the Revolving Loan Agreement or any of the other Revolving Loan Documents shall mean the Revolving Loan Agreement or such other Revolving Loan Documents as in effect on the Tenth Amendment Effective Date and as the same may be amended, modified, supplemented, renewed, restated, refinanced or replaced in accordance with the terms of the Intercreditor Agreement.~~ Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders (or such higher percentage of Lenders as may be required by Section 16.2). Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the Borrowers’ knowledge” or “to the Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower or any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5 Divisions. For all purposes under this Agreement and the Other Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.6 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the

Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

II	LOANS, PAYMENTS~~.~~.

2.1 Term Loan~~.~~.

(a) Term Loan Amounts.

(i) The Borrowers hereby acknowledge, confirm and agree that (A) $100,000,000 of the aggregate Commitments of the then Initial Term Loan Lenders were advanced on the Closing Date, the Commitments of Lenders to make the Initial Term Loan on the Closing Date expired concurrently with the making of the Initial Term Loan on the Closing Date, (B) $57,674,131.26 of the aggregate principal amount of the Initial Term Loan remained outstanding on the Tenth Amendment Effective Date, ~~and~~ (C) $61,117,145.98 of the aggregate principal amount of the Initial Term Loan remains outstanding on the Fifteenth Amendment Effective Date, and (D) $23,728,196.74 of the aggregate principal amount of the Initial Term Loan remains outstanding on the Sixteenth Amendment Effective Date.

(ii) Subject to the terms and conditions set forth herein, each Lender with a Fourth Amendment Commitment made a term loan to Quantum on the Fourth Amendment Effective Date in an original principal amount equal to (A) such Lender’s Fourth Amendment Commitment as set forth on Schedule 1.1 hereto less (B) the discount applicable to such Lender with respect to the Fourth Amendment Effective Date as set forth on Schedule 1.1 hereto. Moreover, the Borrowers and the Lenders agree and acknowledge that each Fourth Amendment Loan and the associated Fourth Amendment Warrant comprise an “investment unit” within the meaning of Treasury Regulations Section 1.1273-2(h), and that the fair market value of each Fourth Amendment Warrant as of the Fourth Amendment Effective Date is specified on Schedule 1.1 hereto. The sum of the discount specified in the foregoing clause (B) and the fair market value of the Fourth Amendment Warrants will be treated as original issue discount on the Fourth Amendment Loan for U.S. federal income tax purposes and will reduce the issue price of the Fourth Amendment Loan. The Fourth Amendment Commitments of the Lenders to make the Fourth Amendment Loan on the Fourth Amendment Effective Date has expired on the Fourth Amendment Effective Date upon the funding of the Fourth Amendment Loan. The Borrowers hereby acknowledge, confirm and agree that $15,000,000 of the aggregate Fourth Amendment Commitments of the Fourth Amendment Lenders were advanced on the Fourth Amendment Effective Date, $18,155,377.25 of the aggregate principal amount of the Fourth Amendment Loan remained outstanding on the Tenth Amendment Effective Date, and $21,076,101.36 of the aggregate principal amount of the Fourth Amendment Loan remains outstanding on the Fifteenth Amendment Effective Date and $23,446,207.15 of the aggregate principal amount of the Fourth Amendment Loan remains outstanding on the Sixteenth Amendment Effective Date.

(iii) On the terms and subject to the conditions set forth herein and in the Tenth Amendment, each Delayed Draw Term Loan Lender hereby agrees to make, on and after the Tenth Amendment Effective Date, term loans to the Borrowers, upon the written request of the Borrowing Agent, in an amount not to exceed (A) such Lender’s Delayed Draw Commitment as set forth on Schedule 1.1 hereto less (B) the discount applicable to such Lender with respect thereto as set forth on

Schedule 1.1 hereto. Moreover, the Borrowers and the Delayed Draw Term Loan Lenders agree and acknowledge that each Delayed Draw Term Loan and the associated Tenth Amendment Warrant issued to such Lenders comprise an “investment unit” within the meaning of Treasury Regulations Section 1.1273-2(h), and a fair market value which will be determined jointly by Quantum and the applicable Lenders, in each case acting reasonably within 30 days following the Tenth Amendment Effective Date. The sum of the discount specified in the foregoing clause (B) and the fair market value of the Tenth Amendment Warrants issued to such Lenders will be treated as original issue discount on the Delayed Draw Term Loans for U.S. federal income tax purposes and will reduce the issue price of the Delayed Draw Term Loans. Each such Lender’s obligation to fund a Delayed Draw Term Loan on and after the Tenth Amendment Effective Date shall be limited to such Lender’s Delayed Draw Commitment. The Delayed Draw Commitments of the Delayed Draw Term Loan Lenders to make any Delayed Draw Term Loan ~~shall expire on the Delayed Draw Commitment Termination Date~~expired on October 31, 2024.

(iv) Borrowers shall not have any right to reborrow any portion of the Term Loan which is repaid or prepaid from time to time.

(v) The Fourth Amendment Loan, the Initial Term Loan and the Delayed Draw Term Loans shall each constitute a separate tranche. Borrowers and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, pursuant to Treasury Regulation Section 1.1275-2(c), each Loan will be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of Section 1271 of the Code.

(vi) The Borrowing Agent shall deliver to Agent a Notice of Borrowing (which Notice of Borrowing, other than the Notice of Borrowing submitted prior to the Tenth Amendment Effective Date, shall be submitted and countersigned by the COO ~~and the CRO~~), not later than 2:00 p.m. one (1) U.S. Government Securities Business Day prior to the Tenth Amendment Effective Date (or, in the case of a Delayed Draw Term Loan made after the Tenth Amendment Effective Date, eleven (11) U.S. Government Securities Business Days prior to the funding date of such Delayed Draw Term Loan, or in each case, such shorter period that Agent may agree). Such Notice of Borrowing shall be irrevocable and shall specify (w) if not the Tenth Amendment Effective Date, the funding date of the proposed Delayed Draw Term Loan, (x) the principal amount of such proposed Loans, provided, that the Delayed Draw Term Loan funded on the Tenth Amendment Effective Date shall not exceed $10,526,315.79, (y) whether such proposed Loan is requested to be an ABR Loan or a SOFR Loan, (z) wire instructions for the account to which funds to the Borrowers should be deposited. Agent and the Lenders may act without liability upon the basis of written notice believed by the Agent in good faith to be from the Borrowing Agent. Each Borrower hereby waives the right to dispute the Agent’s record of the terms of any such Notice of Borrowing. Agent and each Lender shall be entitled to rely conclusively on the Borrowing Agent’s authority to request a Loan on behalf of the Borrowers until Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Promptly upon receipt by the Agent of a Notice of Borrowing for a Delayed Draw Term Loan, the Agent shall notify each Lender making a Delayed Draw Term Loan of the proposed borrowing. Each Delayed Draw Term Loan shall be made in a minimum amount of $2,500,000.

(vii) All Loans to be made with respect to the Tenth Amendment Effective Date and thereafter under this Agreement shall be made by the applicable Lenders, to the account specified by Agent, no later than 12:00 noon (New York time) on the funding date of such Loan, simultaneously and proportionately to their Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Promptly upon receipt of all funds from each Lender sufficient to make the Loans requested for the applicable date in the Notice of Borrowing, the Agent will make the proceeds of such Loans available to the Borrowers by causing an amount, in immediately available funds, equal to the proceeds of all such Loans received by the Agent for the applicable date to be wired to the account provided by the Borrowing Agent in the Notice of Borrowing for such purpose.

~~(b) Term Loan Payments~~

~~(i) Scheduled Initial Term Loan Payments. The principal amount of the Initial Term Loan shall be paid in installments on the dates shown below (provided that if such date is not a Business Day, then on the immediately preceding Business Day) in an amount equal to the product of (i) the percentage set forth in Column B below shown opposite each date as set forth in Column A below times (ii) the original principal amount of the Initial Term Loan, as adjusted in accordance with Section 2.3(f) hereof:~~

~~Column A~~	~~Column B~~
~~Date of Payment~~	~~Percentage of Original Principal Amount of Initial Term Loan to be Paid~~
~~September 30, 2025~~	~~0.000%~~
~~December 31, 2025~~	~~0.000%~~
~~March 31, 2026~~	~~1.250%~~
~~June 30, 2026~~	~~1.250%~~
~~Maturity Date~~	~~The remaining principal balance of the Initial Term Loan~~

~~provided that, from and after the Fifteenth Amendment Effective Date, no such payments shall be required to be made in respect of the Dialectic Initial Term Loans, unless a Fifteenth Amendment Transaction Termination Event has occurred; provided further that, upon the occurrence of a Fifteenth Amendment Transaction Termination Event, any such payments in respect of the Dialectic Initial Term Loans that were not required to be made (and were not made) prior the occurrence of such Fifteenth Amendment Transaction Termination Event as a result of the immediately preceding proviso shall be required to be made on the last day of the calendar quarter immediately following such Fifteenth Amendment Transaction Termination Event (provided that if such date is not a Business Day, then on the immediately preceding Business Day).~~

~~(ii) Delayed Draw Term Loan Payments. The Borrowers shall repay to the Agent for the ratable account of the Delayed Draw Term Loan Lenders, on the last day of each calendar quarter (provided that if such date is not a Business Day, then on the immediately preceding Business Day) commencing with the calendar quarter ending on March 31, 2026, an amount equal to 1.25% of the original principal amount of each Delayed Draw Term Loan, as adjusted in accordance with Section 2.3(f) hereof; provided that, from and after the Fifteenth Amendment Effective Date, no such payments shall be required to be made in respect of the Dialectic Delayed Draw Term Loans, unless a Fifteenth Amendment Transaction~~

~~Termination Event has occurred; provided further that, upon the occurrence of a Fifteenth Amendment Transaction Termination Event, any such payments in respect of the Dialectic Delayed Draw Term Loans that were not required to be made (and were not made) prior the occurrence of such Fifteenth Amendment Transaction Termination Event as a result of the immediately preceding proviso shall be required to be made on the last day of the calendar quarter immediately following such Fifteenth Amendment Transaction Termination Event (provided that if such date is not a Business Day, then on the immediately preceding Business Day).~~

(b) ~~Notwithstanding the foregoing, the~~Term Loan Payments at Maturity. The outstanding principal amount of the Initial Term Loan and the Delayed Draw Term Loans, together with all accrued and unpaid interest thereon, the outstanding principal amount of the Fourth Amendment Loan, together with all accrued and unpaid interest thereon (including all PIK Interest accrued hereunder), and all other Obligations accrued and unpaid (including the Exit Fee with respect to any Loan or other Obligation that is not repaid on or before December 31, 2027), shall be due and payable on the Maturity Date. Notwithstanding the foregoing, all Loans shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.

(c) Optional Prepayments. Borrowers may from time to time by 12:00 noon (New York time) with at least one (1) U.S. Government Securities Business ~~Day’s~~Day prior written notice to Agent specifying the date and amount of such prepayment, prepay the ~~Dialectic Initial Term Loans, the OC III Initial Term Loans, the Dialectic Delayed Draw Term Loans, the OC III Delayed Draw Term Loans, and/or the Fourth Amendment~~ Loans, in whole or in part; provided, that any such partial prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000; provided, further that any notice of optional prepayment pursuant to this clause (c) that ~~(x)~~ is based on the consummation of a Change of Control or a Payment in Full of the Obligations in connection with another transaction shall be conditioned on the closing of such other transaction~~, or (y) requires a Prepayment Consent pursuant to Section 2.3(f) shall be conditioned on the receipt of such Prepayment Consent~~. All such prepayments shall be applied in accordance with Section 2.3(f) hereof. Each prepayment made pursuant to this Section 2.1(c) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. ~~Notwithstanding the foregoing, (i) from and after the Fifteenth Amendment Effective Date, no Dialectic Term Loans may be prepaid pursuant to this clause (c) prior to the Company Stockholder Meeting, and (ii) if the Dialectic Convertible Notes Exchange Approval is obtained at the Company Stockholder Meeting, no Dialectic Term Loans may be prepaid pursuant to this clause (c) prior to the consummation of the Dialectic Convertible Notes Exchange.~~

(d) MOIC. In the event all or any portion of the Delayed Draw Term Loans is repaid or prepaid pursuant to any provision of this Agreement or following the acceleration of the Delayed Draw Term Loans for any reason, including acceleration in accordance with Article X, including as a result of the commencement of an Insolvency Event, such repayments or prepayments will be made together with a premium equal to the MOIC Amount; provided that notwithstanding the foregoing, the consummation of the Fifteenth Amendment Transactions (including, without limitation the OC III Delayed Draw Term Loan Conversion and the Dialectic Convertible Notes Exchange) shall not constitute a repayment, prepayment or acceleration of any Delayed Draw Term Loan, and no MOIC Amount shall be payable in connection therewith. It is understood and agreed that the MOIC Amount applicable at the time of a prepayment, acceleration, satisfaction or release shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any MOIC Amount payable under the terms of this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrowers agree that it is reasonable under the circumstances currently existing. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MOIC AMOUNT IN CONNECTION WITH SUCH MOIC AMOUNT OR ACCELERATION. Borrowers expressly agree (to the fullest extent that they may lawfully do so) that: (A) the MOIC Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the MOIC Amount shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (C) there has been a course of conduct between Delayed Draw Term Loan Lenders and Borrowers giving specific consideration in this transaction for such agreement to pay the MOIC Amount; and (D) Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrowers expressly acknowledge that their agreement to pay the MOIC Amount to Delayed Draw Term Lenders as herein described is a material inducement to Delayed Draw Term Lenders to provide the Commitments and make the Loans. For the avoidance of doubt, Agent shall have no obligation to calculate, or to verify Borrowers’ or any Delayed Draw Term Loan Lender’s calculation of, any MOIC Amount due under this Agreement.

(e) Exit Fee. In the event all or any portion of any Loan is repaid or prepaid pursuant to any provision of this Agreement or following the acceleration of any Loan for any reason, including acceleration in accordance with Article X, including as a result of the commencement of an Insolvency Event, in each case on or after January 1, 2028 (“Exit Fee Trigger Date”), such repayments or prepayments will be made together with the Exit Fee. It is understood and agreed that the Exit Fee applicable at the time of a prepayment, acceleration, satisfaction or release shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE EXIT FEE IN CONNECTION WITH REPAYMENT PREPAYMENT OR ACCELERATION. Borrowers expressly agree (to the fullest extent that they may lawfully do so) that: (A) the Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Exit Fee shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and Borrowers giving specific consideration in this transaction for such agreement to pay the Exit Fee; and (D) Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrowers expressly acknowledge that their agreement to pay the Exit Fee to Lenders as herein described is a material inducement to Lenders to enter into the Sixteenth Amendment. For the avoidance of doubt, Agent shall have no obligation to calculate, or to verify Borrowers’ or any Lender’s calculation of, any Exit Fee due under this Agreement.

2.2 General Provisions Regarding Payment; Register.

(a) All payments to be made by Borrowers or Guarantors under this Agreement or any Other Document, including payments of principal and interest on the Notes, MOIC Amount~~,~~ and all fees, expenses, indemnities and reimbursements, shall be made without set off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrowers shall make all payments in immediately available funds to the Payment Account before 12:00 noon (New York time) on the date when due;

provided that all payments received by Agent after 12:00 noon (New York time) on any Business Day may, in the Agent’s discretion, be credited as if received on the next succeeding Business Day. Any optional or mandatory prepayment of the Term Loan shall be accompanied by timely delivery to Agent of an appropriately completed Payment Notification, as provided in Section 2.3(g) hereof. In the absence of receipt by Agent of an appropriately completed Payment Notification on or prior to such prepayment, each Borrower and each Lender hereby fully authorizes and directs Agent, notwithstanding any contrary application provisions contained herein, to apply payments and/or prepayments received from any Borrower against the outstanding Term Loan in accordance with the provisions of Section 2.3(f) hereof; provided, that if Agent at any time determines that payments received by Agent were in respect of a mandatory prepayment event, Agent shall apply such payments in accordance with the provisions of Section 2.3(f) hereof, and shall be fully authorized by each Borrower and each Lender to make any corresponding Register reversals in respect thereof. Notwithstanding anything to the contrary contained herein, ~~(x)~~ any Payment Notification may state that such Payment Notification is conditioned upon the effectiveness of a Payment in Full of the Indebtedness or the consummation of a Change in Control in connection with another transaction ~~and (y) any Payment Notification that is delivered in connection with a payment that requires a Prepayment Consent pursuant to Section 2.3(f) shall be conditioned on the receipt of such Prepayment Consent~~.

(b) Each Lender shall maintain on its books an account (the “Borrower Account”) to record Loans and other extensions of credit made by the Lenders hereunder or under any Other Document, and all payments thereon made by any Borrower. All entries in the Borrower Account shall be made in accordance with such Lender’s customary accounting practices as in effect from time to time. The balance in the Borrower Account, as recorded on a Lender’s most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to such Lender by Borrowers absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers’ duty to pay all amounts owing hereunder or under any Other Document. Unless Borrowing Agent notifies a Lender in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

(c) Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at its address a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees and amounts due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(d) Each repayment by Borrowers in respect of principal, MOIC Amount, if any, Exit Fee, if any, or interest on the Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders entitled thereto pro rata in accordance with the respective amounts then due and owing to such Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans or other Obligations greater than its pro rata share thereof, then the Lender receiving such greater proportion shall (a) notify the Agent in writing of such fact, and (b) be deemed automatically to have purchased (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement that, by such terms, is permitted or required to be made to less than all of the Lenders or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Borrowers consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

~~(e)~~ Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. With respect to any payment that the Agent makes for the account of the Lenders as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

2.3 Mandatory Prepayments; Voluntary Commitment Reductions and Prepayments .

(a) ~~Subject to the Intercreditor Agreement, from~~From and after the ~~Fifteenth~~Sixteenth Amendment Effective Date, concurrently upon receipt by any Loan Party of any Net Cash Proceeds as a result of any Disposition pursuant to clauses (h), (n), (p), (q), (r) and (s) of the definition of “Permitted Dispositions” of any Collateral, Borrowers shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds of such Disposition; provided that up to $7,000,000 of Net Cash Proceeds from any Disposition permitted under clause (s) of the definition of “Permitted Dispositions” shall not be subject to this clause (a) and may be retained by the Loan Parties to be used for general working capital purposes and any Net Cash Proceeds required to be paid under this clause (a) with respect to such Disposition permitted under such clause (s) may be paid no later than two Business Days following receipt thereof. Such prepayments shall be applied to the Loans in accordance with Section 2.3(f) hereof~~; provided that, with respect to any prepayment required to be made under this clause (a) with the Net Cash Proceeds of any Disposition of OC III Priority Collateral, the Borrowers shall apply such prepayment (A) first, to prepay the OC III Senior Term Loans on a pro rata basis (together with any accrued interest, fees, expenses and premiums required to be~~

~~paid in connection with any such prepayment of the OC III Senior Term Loans) until Paid in Full, and (B) second, after payment in full of the OC III Senior Term Loans, in accordance with Section 2.3(f) hereof. Net~~ Net Cash Proceeds received prior to the ~~Fifteenth~~Sixteenth Amendment Effective Date shall be subject to the terms of this Agreement as in effect prior to the ~~Fifteenth~~Sixteenth Amendment Effective Date.

(b) ~~Subject to the Intercreditor Agreement, from~~From and after the ~~Fifteenth~~Sixteenth Amendment Effective Date, within ten (10) Business Days after receipt by any Loan Party of any Extraordinary Receipts, the Borrowers shall prepay the Loans in an amount equal to the amount of such Extraordinary Receipts, and until the date of payment, such proceeds shall be held in trust for Agent. Such prepayments shall be applied to the Loans in accordance with Section 2.3(f) hereof~~; provided that, with respect to any prepayment required to be made under this clause (b) with any Extraordinary Receipts constituting OC III Priority Collateral, the Borrowers shall apply such prepayment (A) first, to prepay the OC III Senior Term Loans on a pro rata basis (together with any accrued interest, fees, expenses and premiums required to be paid in connection with any such prepayment of the OC III Senior Term Loans) until Paid in Full, and (B) second, after payment in full of the OC III Senior Term Loans, in accordance with Section 2.3(f) hereof~~. Extraordinary Receipts received prior to the ~~Fifteenth~~Sixteenth Amendment Effective Date shall be subject to the terms of this Agreement as in effect prior to the ~~Fifteenth~~Sixteenth Amendment Effective Date.

(c) Upon the receipt by any Loan Party of the Net Cash Proceeds from the incurrence of any Indebtedness or issuance or sale of any equity securities (other than Permitted Indebtedness, but including, without limitation, any Qualified Contribution and any Disposition permitted under clauses (j)(i) or (j)(v) of the definition of “Permitted Disposition”), (i) other than with respect to any Net Cash Proceeds of the 2025 Equity Line of Credit (which are addressed in clauses (ii) through (iv) of this Section 2.3(c)), Borrowers shall prepay the Loans in an amount (together with any accrued interest, fees, expenses and premiums ~~(including any MOIC Amount)~~) equal to 100% of the Net Cash Proceeds of Indebtedness (other than Permitted Indebtedness, but including any Qualified Contributions) and Borrower shall apply the Net Cash Proceeds from the issuance or sale of any equity securities not subject to clauses (ii) through (iv) of this Section 2.3(c) in excess of $10,000,000 (such Net Cash Proceeds in excess of $10,000,000, the “Non-ELOC-Funded Excess Equity Proceeds”) as follows: Borrowers shall prepay the Loans in an amount (together with any accrued interest, fees, expenses and premiums required to be paid in connection with such prepayment of the Loans) equal to ~~one hundred percent (100%) of such Net Cash Proceeds,~~(A) thirty percent (30%) of the first $10,000,000 of Non-ELOC-Funded Excess Equity Proceeds received, (B) thirty five percent (35%) of the next $10,000,000 of Non-ELOC-Funded Excess Equity Proceeds received, (C) forty percent (40%) of the next $10,000,000 of Non-ELOC-Funded Excess Equity Proceeds received and (D) eighty percent (80%) of any Non-ELOC-Funded Excess Equity Proceeds received in excess of $30,000,000, provided that it is understood and agreed that this clause (i) of this Section 2.3(c) shall (and is intended to) apply to the June 2026 Equity Issuance and its proceeds without regard to the relative times of execution or effectiveness of the documentation evidencing the conversion of the Dialectic Convertible Notes, the June 2026 Equity Issuance and the Sixteenth Amendment so long as the closing in respect of each of them occurred substantially concurrently with one another; (ii) with respect to any Net Cash Proceeds of the 2025 Equity Line of Credit received prior to the Thirteenth Amendment Effective Date, Borrowers shall prepay the Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds~~; provided, that up to $10,000,000 of the Net Cash Proceeds of the 2025 Equity Line of Credit received prior to the Thirteenth Amendment Effective Date shall first be applied by the Borrowers to repay Revolving Loan Indebtedness substantially concurrently upon receipt of such Net Cash Proceeds~~

~~(notwithstanding anything to the contrary contained in the Intercreditor Agreement),~~, (iii) with respect to any Net Cash Proceeds of the 2025 Equity Line of Credit received on or after the Thirteenth Amendment Effective Date but prior to the Fifteenth Amendment Effective Date in excess of $15,000,000 (such Net Cash Proceeds in excess of $15,000,000, the “Excess ELOC Proceeds”), the Borrowers shall (x) on or prior to June 30, 2025, apply such Excess ELOC Proceeds to pay the reasonable and documented out-of-pocket expenses of the Lenders required to be paid by the Borrower hereunder (including the reasonable and documented fees, charges and disbursements of legal counsel required to be paid) for which invoices were presented on May 2, 2025, in the aggregate amount set forth in such invoices (such amount, the “Invoiced Expense Amount”), and (y) on or prior to the Fifteenth Amendment Effective Date, apply such Excess ELOC Proceeds in excess of the Invoiced Expense Amount to pay (A) Fifteenth Amendment Transaction Costs consisting of the reasonable and documented expenses of Dialectic required to be paid by the Borrower hereunder, under the Fifteenth Amendment and under the Fifteenth Amendment Transaction Documents (including the reasonable and documented fees, charges and disbursements of legal counsel required to be paid) for which invoices were presented on or prior to September 22, 2025, in the aggregate amount set forth in such invoices~~,~~ and (B) a portion of the accrued fees and expenses owed to the Loan Parties’ external legal and financial advisors for which invoices were presented on or prior to September 22, 2025, in the aggregate amount set forth in such invoices, ~~and (C) Fifteenth Amendment Transaction Costs consisting of fees and expenses required to be paid by the Loan Parties under the Revolving Loan Documents in connection with the Revolving Loan Refinancing, in the aggregate amount set forth in the payoff letter in connection therewith~~ (and any Excess ELOC Proceeds in excess of the amounts required to be applied in accordance with the foregoing clauses (iii)(x) and (iii)(y) shall be permitted to be retained by the Borrowers for their working capital needs and other general corporate purposes), and (iv) with respect to any New ELOC Proceeds received after the Fifteenth Amendment Effective Date in excess of $15,000,000 (such New ELOC Proceeds in excess of $15,000,000, the “Excess New ELOC Proceeds”), the Borrowers shall apply such Excess New ELOC Proceeds (A) first, to pay accrued fees and expenses owed to the Loan Parties’ external legal and financial advisors and Fifteenth Amendment Transaction Costs consisting of the reasonable and documented expenses of Dialectic required to be paid by the Borrower hereunder, under the Fifteenth Amendment and under Fifteenth Amendment Transaction Documents (including the reasonable and documented fees, charges and disbursements of legal counsel required to be paid), (B) second, to prepay the OC III Senior Term Loans on a pro rata basis (together with any accrued interest, fees, expenses and premiums required to be paid in connection with any such prepayment of the OC III Senior Term Loans) until Paid in Full, and (C) third, after payment in full of the OC III Senior Term Loans to prepay the Fourth Amendment Loans (together with any accrued interest, fees, expenses and premiums ~~(including any MOIC Amount)~~ required to be paid in connection with any such prepayment of the Fourth Amendment Loans) until Paid in Full~~; provided that, notwithstanding the foregoing, from and after May 5, 2026, any prepayment of OC III Term Loans pursuant to this Section 2.3(c) shall only be required if a Prepayment Consent has been granted by the Required Dialectic Term Loan Lenders in accordance with Section 2.3(f)~~. The Borrower shall make a prepayment of the Loans pursuant to Section 2.3(c)(iv) whensoever the Excess New ELOC Proceeds not previously applied hereunder accumulate to or in excess of $1,000,000, with such payment to be made no later than ten (10) Business Days following the ~~later of (x) the~~ date on which the Excess New ELOC Proceeds accumulate to or in excess of $1,000,000 ~~and (y) to the extent required for such prepayment, the receipt of a Prepayment Consent with respect to such prepayment (and until the date of any such required prepayment, the applicable Excess New ELOC Proceeds shall be held in trust for Agent).~~.

(d) Concurrently with the occurrence of a Change of Control, Borrowers shall prepay the Loans.

(e) On or before the fifth (5th) Business Day following the date on which audited financial statements are required to be delivered pursuant to Section 9.7 hereof (the “Excess Cash Flow Due Date”), beginning with the fiscal year ending March 31, 2023 and for each fiscal year thereafter, Borrowers shall prepay the Loans in an amount equal to the Applicable ECF Percentage of Excess Cash Flow for such fiscal year minus voluntary prepayments of the Term Loans to the extent made during the applicable fiscal year of measurement and, at the Borrower’s election, after the end of such fiscal year and prior to the date of the prepayment under this clause (e) for such fiscal year (but without duplication in any succeeding year) (such amount not to be less than zero) (the amount described in this clause (e), the “ECF Prepayment Amount”); provided that no prepayment shall be required under this Section 2.3(e) for any fiscal year unless the applicable ECF Prepayment Amount exceeds $2,500,000, and in such case, the ECF Prepayment Amount for such fiscal year shall be the amount in excess thereof. Such prepayments shall be applied to the Loans in accordance with Section 2.3(f) hereof.

(f) Any prepayment of a SOFR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 3.2(c) hereof. All prepayments of a Loan shall be applied first to that portion of such Loan comprised of ABR Loans and then to that portion of such Loan comprised of SOFR Loans, in direct order of Interest Period maturities. All prepayments under Section 2.1(c) hereof shall be applied to the remaining installments of the Term Loans as directed by the Borrowing Agent ~~and, subject to the provisions of the Intercreditor Agreement (and~~ (except as set forth in Sections 2.3(a), (b), (c) or (g)), all prepayments under this Section 2.3 shall be applied (i) first, to the remaining installments of the Initial Term Loans and the Delayed Draw Term Loans on a pro rata basis until Paid in Full, and (ii) second, after payment in full of the Initial Term Loans and the Delayed Draw Term Loans, to the Fourth Amendment Loans on a pro rata basis until Paid in Full~~; provided that, notwithstanding the foregoing or anything herein to the contrary, (x)(1) any prepayment of Fourth Amendment Loans under Section 2.1(c) or this Section 2.3 (other than pursuant to Sections 2.3(a) or (b), pursuant to Section 2.3(c) prior to May 5, 2026, or with the proceeds of Refinancing Indebtedness), and (2) any prepayment of OC III Senior Term Loans under Section 2.3(c) on or after May 5, 2026 (other than with the proceeds of Refinancing Indebtedness), in each case, shall require the prior written consent of the Required Dialectic Term Loan Lenders (granted or declined in their sole discretion) (each such consent, a “Prepayment Consent”), and (y) no such prepayment described in the foregoing clause (x) shall be made (or required to be made) under Section 2.1(c) or this Section 2.3 if such Prepayment Consent is declined or not otherwise granted by the Required Dialectic Term Loan Lenders; provided further, that the Required Dialectic Term Loan Lenders shall be deemed to have declined to provide a Prepayment Consent with respect to any prepayment hereunder, if such Prepayment Consent is not provided by written notice to the Borrowing Agent within five (5) Business Days after a Payment Notification has been delivered pursuant to Section 2.3(g) with respect to such prepayment.~~.

(g) Borrowing Agent shall deliver to Agent an appropriately completed Payment Notification by 11:00 a.m. (New York time) five Business Days prior to the date of payment of each mandatory prepayment pursuant to this Section 2.3 and each optional prepayment pursuant to Section 2.1(c) and Agent shall promptly notify each Lender of such notice. Notwithstanding the foregoing or anything herein to the contrary, each Lender may elect (in its sole discretion) to decline all (but not less than all) of its pro rata share of any mandatory prepayment pursuant to this Section 2.3 (any such Lender, a “Declining Lender” and such declined prepayment, a “Declined Prepayment”) by giving notice of such election in writing to the Agent by 11:00 a.m. (New York time) on the date that is three Business Days prior to such prepayment. If a Lender fails to deliver a notice of election declining receipt of its pro rata share of such mandatory prepayment to the Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s pro rata share of such mandatory prepayment. Upon receipt by the Agent of a notice from any Declining Lender, the Agent shall immediately notify the Borrowing Agent and each other Lender of such election. Any amounts that would otherwise have been applied to prepay the Loans owing to Declining Lenders pursuant to this Section 2.3 shall be applied to prepay the Loans in accordance with this Section 2.3, disregarding the Loans owing to any Declining Lender; provided that each Lender that is entitled to such prepayment of its Loans may elect (in its sole discretion) to accept or decline all (but not less than all) of its pro rata share of any Declined Prepayment by giving notice of such election in writing to the Agent by 11:00 a.m. (New York time) on the date that is one Business Day prior to such prepayment; provided further that, if any Lender fails to deliver a notice of election accepting or declining receipt of its pro rata share of Declined Prepayment to the Agent within the time frame specified above, such Lender will be deemed to have accepted its pro rata share of such Declined Prepayment. Any amounts so declined (or deemed declined) by any Lender pursuant to the immediately preceding sentence shall be permitted to be retained by the Borrowers for their working capital needs and other general corporate purposes.

2.4 Use of Proceeds~~.~~.

(a) Borrowers shall apply the proceeds of the Term Loan to (i) repay the Indebtedness owing to Existing Agent and Existing Lenders under the Existing Loan Documents, (ii) [reserved], (iii) pay fees and expenses relating to the Transactions, and (iv) provide for their working capital needs and other general corporate purposes.

(b) Without limiting the generality of Section 2.4(a) above, neither the Loan Parties nor any other Person which may in the future become party to this Agreement or the Other Documents as a Loan Party, intends to use nor shall they use any portion of the proceeds of the Term Loan, directly or indirectly, for any purpose in violation in any material respect of Applicable Law.

2.5 Extensions of Loans~~.~~.

(a) Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by any Borrower to one or more Lenders holding Loans ~~and/or Commitments~~ of a particular Tranche with a like Maturity Date at the time of such Extension Offer (each, an “Existing Tranche”; and the Loans ~~and Commitments, as applicable,~~ of such Existing Tranche, the “Existing Loans” ~~and “Existing Commitments”, as applicable~~), the Borrower may extend such Maturity Date (any such Existing Tranche which has been so extended, an “Extended Tranche”, and the Loans ~~and Commitments, as applicable,~~ of such Extended Tranche, the “Extended Loans” ~~and “Extended Commitments”, as applicable~~) and otherwise modify the terms of all or a portion of such Loans ~~and/or Commitments~~ pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer may specify the minimum amount of Loans ~~and/or Commitments~~ with respect to which an Extension Offer may be accepted (which may be waived by the applicable Borrower in its sole discretion). If the aggregate outstanding principal amount of such Existing Loans (calculated on the face amount thereof) ~~and/or Existing Commitments~~ in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Existing Loans ~~and/or Existing Commitments~~ offered to be extended pursuant to such Extension Offer, then the Existing Loans ~~and/or Existing Commitments of~~of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrowing Agent, and Extension Offers may contain one or more conditions to their effectiveness as determined by the Borrowing Agent, including a condition that a minimum amount of Existing Loans ~~and/or Existing Commitments~~ of any or all applicable Existing Tranches be tendered.

(b) Extension Amendments. The Lenders hereby irrevocably authorize the Agent to enter into amendments to the terms and conditions of this Agreement and the Other Documents (each, an “Extension Amendment”) as may be necessary, advisable or appropriate in order to establish new Extended Tranches in respect of Extended Loans ~~and Extended Commitments~~, and reflect the terms and conditions of such Extended Tranches and such amendments as permitted by clause (c) below as may be necessary, advisable or appropriate in the reasonable opinion of the Borrowing Agent, in consultation with the Agent, in connection with the establishment of such Extended Tranches. This Section 2.5 shall supersede any provisions in Section 2.2(d) or Section 16.2 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory repayment, prepayment or acceleration for purposes of this Agreement.

(c) Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans ~~and Extended Commitments~~ will be set forth in an Extension Offer and as agreed between the Borrowers and the Extending Lenders accepting such Extension Offer; provided that except as may be agreed by the Required Lenders:

(i) the scheduled final maturity date of any Extended Tranche will be no earlier than the scheduled final maturity date of the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”);

(ii) the average weighted maturity (measured as of the date of such Extension) of any Extended Tranche will be no shorter than the remaining average weighted maturity (measured as of the date of such Extension) of the Specified Existing Tranche; and

(iii) any mandatory prepayment of any Extended Tranche may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments required to be made on the remaining Specified Existing Tranche (to the extent such Specified Existing Tranche remains outstanding) pursuant to their terms, it being agreed (A) any repayment of such Extended Tranche at maturity shall be permitted and (B) any greater than pro rata repayment of such Extended Tranche shall be permitted with the proceeds of a permitted refinancing thereof.

Any Extended Tranche will constitute a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches.

(d) Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Borrowers and the applicable Extending Lender. The transactions contemplated by this Section 2.5 (including, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any Other Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.5 will not apply to any of the transactions effected pursuant to this Section 2.5.

2.6 Dialectic Convertible Notes Exchange. The Borrowers, the Lenders and the other Secured Parties agree that, notwithstanding anything herein to the contrary or in any Other Document, the issuance by Quantum of the Dialectic Convertible Notes in connection with the Debt Exchange pursuant to the Fifteenth Amendment Transaction Agreement shall constitute, and shall be deemed to be, an exchange (on a cashless basis) of 100% of the outstanding Obligations (including the Deferred Cash Interest Amount, which shall become an obligation under the Dialectic Convertible Notes Indenture and be payable in accordance with the terms thereof) in respect of the Dialectic Term Loans held by the Dialectic Term Loan Lenders and the other Secured Parties immediately prior to the issuance of the Dialectic Convertible Notes, for such Convertible Notes, and shall constitute the Payment in Full of all such Dialectic Term Loans and Obligations in respect thereof (including principal, any prepayment penalties and exit fees), in each case, for all purposes hereunder and under the Other Documents, immediately upon the issuance of such Dialectic Convertible Notes, without any further action or consent of any other party to this Agreement or any Other Document.

2.7 Refinancing Amendment.

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(a) Refinancing Loans. The Borrowers may obtain Refinancing Indebtedness in respect of all or any portion of the Term Loans pursuant to a Refinancing Amendment from any Lender or any other Person that would qualify as a Purchasing Lender under Section 16.3(c) (subject to any applicable consent requirements set forth therein) of the Term Loans being refinanced; provided, that Liens securing Refinancing Indebtedness must be permitted by Section ~~7.02~~7.2 hereof.

(b) Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such conditions as may be requested by the providers of the applicable Refinancing Indebtedness. The Borrowing Agent will promptly notify the Agent (which will promptly notify each Lender) as to the effectiveness of each Refinancing Amendment. Upon effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Indebtedness incurred pursuant thereto.

(c) Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Borrowers and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the Other Documents as may be necessary, advisable, or appropriate, in the reasonable opinion of the Borrowers and such Persons, to effect the provisions of this Section 2.7; provided, that the operational and agency provisions contained in any Refinancing Amendment shall be reasonably satisfactory to the Agent and the Borrowers. This Section 2.7 supersedes any provisions in Section 2.2, Section 16.2 or Section 16.3(h) to the contrary.

III INTEREST AND FEES~~.~~.

3.1 Interest~~.~~.

~~(a)~~ (a) From and following the Closing Date, depending upon Borrowers’ election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to ABR or SOFR, the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

(i) If an ABR Loan, or any other Obligation other than a SOFR Loan, then at the sum of the Prime Rate plus the Applicable Margin for ABR Loans.

(ii) If a SOFR Loan, then at the sum of Adjusted Term SOFR plus the Applicable Margin for SOFR Loans.

(b) All interest and fees under this Agreement and each Other Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of an ABR Loan and the first day of an Interest Period with respect to a SOFR Loan shall be included in the calculation of interest. The date of payment of a SOFR Loan and the last day of an Interest Period with respect to a SOFR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged. Interest on all ABR Loans (i) that are Initial Term Loans or Delayed Draw Term Loans is payable in arrears on the last Business Day of each calendar quarter and on the maturity of such Loans, whether by acceleration or otherwise, provided, that the PIK Interest component accrued on such Term Loans shall be payable solely in kind (and not in cash) by capitalizing such interest and adding it to the principal amount of the Initial Term Loans or the Delayed Draw Term Loans, as applicable, on each such date and all other accrued interest shall be payable in cash; ~~provided, further, that interest (other than PIK Interest) accrued on the Dialectic Initial Term Loans and the Dialectic Delayed Draw Term Loans for the fiscal quarter ended September 30, 2025 (including, for the avoidance of doubt, interest that accrued prior to the Fifteenth Amendment Effective Date) and for the fiscal quarter ended December 31, 2025 shall be paid at the sole discretion of the Borrower (and, for the avoidance of doubt, shall not be payable on the last Business Day of each calendar quarter) (the “Deferred ABR Loan Interest Amount”)~~ and (ii) that are Fourth Amendment Loans is payable solely in kind (and not in cash) in arrears on the last Business Day of each calendar quarter (commencing with the calendar quarter ending on or about September 30, 2023) and on the maturity of such Loans, whether by acceleration or otherwise, by capitalizing such interest and adding it to the principal amount of the Fourth Amendment Loans on each such date. Interest on all SOFR Loans (A) that are Initial Term Loans or Delayed Draw Term Loans shall be payable on the last day of the applicable Interest Period, provided, that the PIK Interest component accrued on such Term Loans shall be payable solely in kind (and not in cash) by capitalizing such interest and adding it to the principal amount of the Initial Term Loan or the Delayed Draw Term as applicable, on each such date and all other accrued interest shall be payable in cash~~; provided, further, that interest (other than PIK Interest) accrued on the Dialectic Initial Term Loans and the Dialectic Delayed Draw Term Loans for the fiscal quarter ended September 30, 2025 (including, for the avoidance of doubt, interest that accrued prior to the Fifteenth Amendment Effective Date) and for the fiscal quarter ended December 31, 2025 shall be paid at the sole discretion of the Borrower (and, for the avoidance of doubt, shall not be payable on the last day of the applicable Interest Period) (together with the Deferred ABR Loan Interest Amount, the “Deferred Cash Interest Amount”)~~ and (B) that are Fourth Amendment Loans shall be payable solely in kind (and not in cash) on the last day of the applicable Interest Period by capitalizing such interest and adding it to the principal amount of the Fourth Amendment Loans on each such date. In addition, interest on all Loans shall be due on the maturity of the Loans, whether by acceleration or otherwise, and shall be payable (x) in cash in the case of Initial Term Loans and Delayed Draw Term Loans and (y) solely in kind (and not in cash) in the case of Fourth Amendment Loans, by capitalizing such interest and adding it to the principal amount of the Fourth Amendment Loans on the Maturity Date.

(c) (i) Automatically, after the occurrence and during the continuance of an Event of Default described in Section 10.6 and (ii) at the election of Agent or Required Lenders after the occurrence of any other Event of Default, and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement (the “Default Rate”). Furthermore, at the election of Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for SOFR Loans then in effect expire, such Loans shall be converted into ABR Loans and (y) the SOFR election will not be available to Borrowers.

~~(d) From the Fifteenth Amendment Effective Date until the earliest of (i) the date on which the Borrower elects to pay the Deferred Cash Interest Amount, (ii) the Maturity Date and (iii) the date of consummation of the Dialectic Convertible Notes Exchange, the Dialectic Initial Term Loans and the Dialectic Delayed Draw Term Loans shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement.~~

3.2 SOFR Provisions; Illegality; Breakage.

(a) SOFR Mechanics. Subject to the provisions of Section 3.1(c) hereof, Borrowing Agent may request that the Term Loan be made as SOFR Loans, that outstanding portions of the Term Loan be converted to SOFR Loans and that all or any portion of a SOFR Loan be continued as a SOFR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Agent. There may be no more than six (6) SOFR Loans outstanding at any one time. Loans which are not requested as SOFR Loans in accordance with this Section 3.2(a) shall be ABR Loans. Agent will promptly notify Lenders, by written notice, of each Notice of Borrowing received by Agent prior to the first day of the Interest Period of the SOFR Loan requested thereby.

(b) Illegality. Notwithstanding any other provisions hereof, if any Lender determines that any Law has made it unlawful, or that any Governmental Body has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrowers (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.2(c).

(c) SOFR Breakage. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.9, then, in any such event, the Borrowers shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document. The Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

3.3 Fees. Borrowers shall pay the amounts required to be paid in the Fee Letter, the Second Amendment, the Third Amendment, the Fourth Amendment, the Tenth Amendment and the Fifteenth Amendment in the manner and at the times required thereby. Notwithstanding anything to the contrary in this Agreement, in any Fee Letter (including the Tenth Amendment Term Loan Fee Letter), in any Existing Loan Document or in any other agreement, document or instrument, (a) any MOIC Amount, (b) any exit fee (including without limitation the 2.5% exit fee and the 5.0% exit fee), and (c) any premium or similar amount payable by Borrowers, in each case solely to the extent such MOIC Amount, exit fee or premium or similar amount has not accrued on or prior to the Sixteenth Amendment Effective Date, shall be null and void and of no further force or effect, other than the “Exit Fee” as defined herein after giving effect to the Sixteenth Amendment.

3.4 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.5 Increased Costs. In the event that any Change in Law or compliance by any Lender (for purposes of this Section 3.5, the term “Lender” shall include Agent, any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender makes or maintains any SOFR Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any SOFR Loan, or change the basis of taxation of payments to Agent or such Lender in respect thereof (except for Indemnified Taxes or Other Taxes and the imposition of, or any change in the rate of, any Excluded Taxes payable by Agent or such Lender);

(b) impose, modify or deem applicable any reserve (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D~~)~~), special deposit, assessment, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors; or

(c) impose on Agent or any Lender any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Loans made by any Lender;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, converting to, continuing, renewing or maintaining its Loans hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in SOFR, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error. Failure or delay on the part of Agent or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of the right of Agent or any Lender to demand such compensation; provided that Borrowers shall not be required to compensate Agent or any Lender pursuant to this Section for any reductions in return incurred more than 270 days prior to the date that Agent or such Lender notifies Borrowing Agent of such law, rule, regulation or guideline giving rise to such reductions and of the intention of Agent or such Lender to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

3.6 Inability to Determine Interest Rate. Subject to Section 3.11, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrowers and each Lender.

Upon notice thereof by the Agent to the Borrowers, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.2. Subject to Section 3.11, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Agent without reference to clause (c) of the definition of “ABR” until the Agent revokes such determination.

3.7 Capital Adequacy~~.~~.

(a) In the event that Agent or any Lender shall have determined that any Change in Law, any change in any guideline regarding capital adequacy or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any SOFR Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent’s or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and such Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.7 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.7(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error. Failure or delay on the part of Agent or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of the right of Agent or any Lender to demand such compensation; provided that Borrowers shall not be required to compensate Agent or any Lender pursuant to this Section for any reductions in return incurred more than 270 days prior to the date that Agent or such Lender notifies Borrowing Agent of such law, rule, regulation or guideline giving rise to such reductions and of the intention of Agent or such Lender to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

3.8 Taxes~~.~~.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

(b) Without limiting the provisions of Section 3.8(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Each Borrower shall indemnify each Recipient within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Recipient and any penalties, interest and reasonable and documented expenses (including reasonable and documented fees and expenses of counsel) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Recipient (with a copy to Agent), or by Agent on its own behalf or on behalf of a Recipient shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 16.3(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with this Agreement or any Other Document, and any reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Other Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this Section 3.8(d).

(e) As soon as practicable after any payment of Taxes by any Borrower to a Governmental Body pursuant to this Section 3.8, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(f) Any Recipient that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agent), at the time or times reasonably requested by Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, (x) any Recipient that is not a Foreign Lender shall deliver to Borrowers and Agent two (2) duly completed valid copies of IRS Form W-9 demonstrating that such Person is exempt from United States federal backup withholding tax, and (y) any Foreign Lender shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed valid copies of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed valid copies of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.8-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed valid copies of IRS Form W-8BEN or W-8BEN-E,

(iv) in the case of a Foreign Lender claiming that it is not the beneficial owner, duly completed valid copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.8-2 or Exhibit 3.8-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.8-4 on behalf of each such direct and indirect partner; or

(v) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

(g) If a payment made to a Recipient under this Agreement or any Other Document would be subject to U.S. federal withholding Taxes imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Agent and Borrowers (i) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (ii) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that such Recipient has complied with such applicable reporting requirements or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.8 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and Agent in writing of its legal inability to do so.

(i) If any Recipient determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that Borrowers, upon the request of the Recipient, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this Section 3.8(h), in no event will the Recipient be required to pay any amount to Borrowers pursuant to this Section 3.8(h) the payment of which would place the

Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

(j) Each party’s obligations under this Section 3.8 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any Other Documents.

3.9 Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.5, 3.7 or 3.8 hereof, (b) is unable to make or maintain SOFR Loans as a result of a condition described in Section 3.6 hereof, (c) refuses to consent to any amendment pursuant to Section 16.2(b) hereof, (d) gives a notice described in Section 3.6 hereof, or (e) does not accept an Extension Offer pursuant to Section 2.5 hereof; provided that Required Tranche Lenders with respect to the applicable Term Loan Tranche have accepted such Extension Offer, the Borrowers may, in each case, by notice in writing to Agent and such Affected Lender (i) require the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Loans as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Loans, then such Affected Lender shall be required to assign, in accordance with Section 16.3 hereof, all of its Loans and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

3.10 Designation of a Different Lending Office. If any Lender requests compensation under Section 3.5 or 3.7 hereof, or requires Borrowers to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 3.8 hereof, then such Lender shall (at the request of Borrowing Agent) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Sections 3.5, 3.7, or 3.8 hereof, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.11 Benchmark Replacement Setting~~.~~.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.11(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.11(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document, except, in each case, as expressly required pursuant to this Section.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any Other Document and solely to the extent applicable, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

IV COLLATERAL: GENERAL TERMS~~.~~.

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender (and each other holder of any Obligations) of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Loan Party shall provide Agent with written notice of all commercial tort claims in an aggregate amount in excess of $500,000 promptly upon the occurrence of any events giving rise to any such claims (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claims, the events out of which such claims arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claims have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Loan Party shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights in an aggregate amount in excess of $500,000 and such Loan Party shall take such actions as Required Lenders may reasonably request for the perfection of Agent’s security interest therein.

4.2 Perfection of Security Interest. Each Loan Party shall take all action that may be necessary, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens other than Permitted Encumbrances, (b) using commercially reasonable efforts to obtain Lien Waiver Agreements (i) from the owner or lessor of the chief executive office of Quantum and (ii) from the owners or lessors of all of the other premises leased by Quantum listed on Schedule 4.4 hereto and all of the warehouses and other locations used by Quantum listed on Schedule 4.4 hereto in which Equipment and Inventory having a value in excess of $1,000,000 is located, (c) delivering to Agent, endorsed or accompanied by such instruments of assignment as are necessary or as Agent may specify, and stamping or marking, in such manner as are necessary or as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (d) using commercially reasonable efforts to enter into warehousing, lockbox, customs and freight agreements and other custodial arrangements reasonably satisfactory to Agent and the Required Lenders, and (e) executing and delivering financing statements, Control Agreements, intellectual property security agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent and the Required Lenders, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Agent (without obligation) and the Lenders to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to the Required Lenders (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party). All documented charges, expenses and fees Agent or the Lenders may incur in doing any of the foregoing, and any local taxes relating thereto, shall be at the sole expense of the Borrowers and payable by the Borrowers to Agent or Lenders, as the case may be, not later than ten (10) Business Days after written demand.

4.3 Preservation of Collateral. Following the occurrence of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent (acting at the direction of the Required Lenders): (a) may at any time take such steps as Agent or the Required Lenders deem necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent or the Required Lenders may deem appropriate; (b) subject to the rights of the applicable landlords, may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) subject to the rights of the applicable lessors, may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or Equipment for handling or removing the Collateral; (e) subject to the rights of the applicable landlords, shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Loan Parties’ owned or leased property; and (f) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of this Agreement or the Other Documents and pay all or any part of the premiums therefor and the costs thereof. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct (acting at the direction of the Required Lenders). All of Agent’s and Lenders’ expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be at the sole expense of the Borrowers and payable by the Borrowers to Agent or Lenders, as the case may be, for its or their benefit not later than ten (10) Business Days after written demand.

4.4 Ownership and Location of Collateral~~.~~.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Loan Party shall be fully authorized and able to sell, transfer, pledge and/or grant a Lien upon each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens whatsoever; (ii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iii) each Loan Party’s Equipment and each Loan Party’s Inventory (other than (A) Inventory in transit, (B) Service Inventory and (C) Inventory at any location where the value of all Inventory at such location is less than $1,000,000) shall be located as set forth on Schedule 4.4 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, and shall not be removed from such locations without the prior written consent of the Required Lenders except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 7.1(b) hereof.

(b) (i) There is no location at which any Loan Party has any Inventory (except for (A) Inventory in transit, (B) Service Inventory and (C) Inventory at any location where the value of all Inventory at such location is less than $1,000,000) or other Collateral other than those locations listed on Schedule 4.4 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof; (ii) Schedule 4.4 hereto contains a correct and complete list, as of the Fifteenth Amendment Effective Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored, and none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.4 hereto sets forth a correct and complete list as of the Fifteenth Amendment Effective Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4 hereto sets forth a correct and complete list as of the Fifteenth Amendment Effective Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which Real Properties are owned and which are leased, together with the names and addresses of any landlords or other third parties in possession, custody or control of any Collateral.

4.5 Defense of Agent’s and Lenders’ Interests. Until (a) the Payment in Full of all of the Obligations and (b) the termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without the Required Lenders’ prior written consent, pledge, sell (except for Dispositions otherwise permitted under Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall use commercially reasonable efforts to defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by the Required Lenders for payment of all Obligations following the occurrence and during the continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent (acting at the direction of the Required Lenders) exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Loan Party shall, and Agent shall, if directed by the Required Lenders, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will promptly deliver them to Agent in their original form together with any necessary endorsement.

4.6 Inspection of Premises. At all reasonable times and from time to time as often as the Required Lenders may reasonably elect, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrowers shall be afforded the opportunity to participate in such discussions). Agent, any Lender and their agents may enter upon any premises of any Loan Party at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all books and records pertaining thereto and to the operation of such Loan Party’s business. Notwithstanding the foregoing, (a) no more than three (3) such inspections shall be conducted at the expense of the Borrowers during any consecutive twelve (12) month period, and (b) if an Event of Default shall exist, then notwithstanding anything to the contrary in the foregoing clause (a), there shall be no limitation on the number or frequency of such inspections which may be conducted at the expense of the Borrowers.

4.7 Appraisals. The Required Lenders may at any time after the Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to the Required Lenders, for the purpose of appraising the then current value of the Loan Parties’ assets (including without limitation Intellectual Property and the LTO Program). Absent the occurrence and continuance of an Event of Default at such time, the Required Lenders shall consult with Borrowing Agent as to the identity of any such firm; provided, that it is agreed by the parties hereto that Gordon Brothers Asset Advisors, LLC shall be deemed to be an acceptable firm for purposes of appraising the value of the LTO Program. All of the fees and out-of-pocket costs and expenses of any appraisals and reports conducted pursuant to this Section 4.7 shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers. Notwithstanding the foregoing, (i) no more than one (1) appraisal of Intellectual Property (which shall include, without limitation, appraisals of the LTO Program) shall be conducted at the expense of the Borrowers during any consecutive twelve (12) month period, and (ii) if an Event of Default shall exist, then notwithstanding anything to the contrary in the foregoing clause (i), there shall be no limitation on the number or frequency of appraisals which may be conducted at the expense of the Borrowers.

4.8 Receivables; Deposit Accounts and Securities Accounts.

(a) The Receivables are and shall be bona fide and valid accounts representing a bona fide indebtedness incurred by the Customers therein named, for fixed sums as set forth in the invoices relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the Loan Parties, or work, labor or services theretofore rendered by the Loan Parties as of the date the applicable Receivables were created.

(b) Each Customer, to each Loan Party’s knowledge, as of the date each Receivable is created, is able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables consistent with past practice.

(c) Each Loan Party’s chief executive office is located as set forth on Schedule 4.4 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof. Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) [Reserved]~~.~~

(e) At any time following the occurrence and during the continuance of an Event of Default, ~~subject to the terms of the Intercreditor Agreement,~~ Agent shall have the right to send notice of the assignment of Agent’s security interests in and Liens on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter, ~~subject to the terms of the Intercreditor Agreement,~~ Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual and documented collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, secretarial and clerical expenses, the salaries of any collection personnel used for collection and the reasonable and documented fees and expenses of counsel, shall be at the sole expense of Borrowers and payable by the Borrowers to Agent not later than ten (10) Business Days after written demand.

(f) At any time following the occurrence and during the continuance of an Event of Default, ~~subject to the terms of the Intercreditor Agreement,~~ Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes, ~~subject to the terms of the Intercreditor Agreement,~~ Agent or Agent’s designee as such Loan Party’s attorney with power (i) at any time following the occurrence and during the continuance of an Event of Default: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Loan Party’s name on any documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for the Loan Parties or at any other business premises of Agent; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out the provisions of this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g) Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h) All proceeds of Collateral shall be deposited by the Loan Parties into depository accounts (“Depository Accounts”) that are (other than with respect to Excluded Accounts or Depository Accounts subject to Section 7 of the Fifteenth Amendment) subject to Control Agreements in accordance with this clause (h). Each applicable Loan Party shall deliver or cause to be delivered to Agent a Control Agreement, in form and substance reasonably satisfactory to Agent and Required Lenders, among such Loan Party, Agent, and each bank at which each Depository Account and any other deposit account or securities account (other than any Excluded Account) of such Loan Party is maintained that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such Depository Accounts and other deposit accounts and securities accounts. At any time during the continuation of an Event of Default, ~~subject to the terms of the Intercreditor Agreement,~~ Agent shall have the sole and exclusive right to direct, and Agent is hereby authorized to~~, subject to the terms of the Intercreditor Agreement~~, give instructions pursuant to such Control Agreements directing, the disposition of funds in the Depository Accounts (any such instructions, an “Activation Notice”) to Agent on a daily basis, by wire transfer to a deposit account maintained by Agent, which such funds may be applied by Agent to repay the Obligations. Prior to the occurrence of an Event of Default, the Loan Parties shall retain the right to direct the disposition of funds in the Depository Accounts and Agent shall not deliver an Activation Notice. In the event that Agent issues an Activation Notice, Agent agrees to rescind such Activation Notice at such time that no Event of Default shall exist (it being understood that, notwithstanding any such rescission, Agent shall have the right and is authorized to issue an additional Activation Notice if a subsequent Event of Default shall have occurred or shall exist at any time thereafter). All funds deposited in the Depository Accounts shall immediately become subject to the security interest of Agent, for its own benefit and the ratable benefit of the other Secured Parties. Agent shall apply all funds received by it from the Depository Accounts to the satisfaction of the Obligations in accordance with this Agreement. Notwithstanding the foregoing, any requirement in this Section 4.8(h) relating to a Depository Account shall not apply prior to the post-closing deadline for executing Control Agreements pursuant to Section 7 of the Fifteenth Amendment.

(i) No Loan Party will, without the Required Lenders’ consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

(j) All deposit accounts (including all Depository Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Fifteenth Amendment Effective Date are set forth on Schedule 4.8(j) hereto. No Loan Party shall open any new deposit account, securities account or investment account (other than an Excluded Account) with a bank, depository institution or securities intermediary other than Agent unless (i) the Loan Parties shall have provided written notice thereof to Agent and the Lenders within five (5) Business Days and (ii) if required by the Required Lenders, prior to any Loan Party depositing any funds or financial assets in such account, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall enter into a Control Agreement in form and substance reasonably satisfactory to Agent and the Required Lenders sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.

4.9 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in all material respects in accordance with the Federal Fair Labor Standards Act of 1938, as amended, modified or supplemented, and all rules, regulations and orders thereunder.

4.10 Maintenance of Equipment. The Loan Parties’ Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made. No Loan Party shall use or operate its Equipment in violation in any material respect of any law, statute, ordinance, code, rule or regulation.

4.11 Exculpation of Liability. Nothing set forth herein shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12 Financing Statements. Except as respects the financing statements filed to perfect Agent’s Liens, financing statements described on Schedule 7.2 hereto, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

4.13 ~~(a)~~ Investment Property Collateral~~.~~.

(a) Each Loan Party has the right to transfer the Investment Property free of any Liens other than Permitted Encumbrances and will use commercially reasonable efforts to defend its title to the Investment Property against the contrary claims of all Persons. Each Loan Party shall (i) ensure that each operating agreement, limited partnership agreement and any other similar agreement permits Agent’s Lien on the Equity Interests of wholly-owned Subsidiaries (other than Foreign Subsidiaries) arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder and (ii) use commercially reasonable efforts to provide that each operating agreement, limited partnership agreement and any other similar agreement with respect to any other Person permits Agent’s Lien on the Investment Property of such Loan Party arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder.

(b) Each Loan Party shall, if the Investment Property includes securities or any other financial or other asset maintained in a securities account, cause the custodian with respect thereto to execute and deliver a notification and Control Agreement or other applicable agreement reasonably satisfactory to Agent and the Required Lenders in order to perfect and protect Agent’s Lien in such Investment Property.

(c) Except as set forth in Article XI hereof or in the Pledge Agreement, (i) the Loan Parties will have the right to exercise all voting rights with respect to the Investment Property and (ii) the Loan Parties will have the right to receive all cash dividends and distributions, interest and premiums declared and paid on the Investment Property to the extent otherwise permitted under this Agreement or under any of the Other Documents. In the event any additional Equity Interests are issued to any Loan Party as a stock dividend or distribution or in lieu of interest on any of the Investment Property, as a result of any split of any of the Investment Property, by reclassification or otherwise, then any certificates evidencing any such additional shares will be delivered to Agent within fifteen (15) Business Days (or such later date as the Required Lenders may agree) and such shares will be subject to this Agreement and a part of the Investment Property to the same extent as the original Investment Property.

4.14  ~~4.13~~ Provisions Regarding Certain Investment Property Collateral. The operating agreement or limited partnership agreement (as applicable) of any Subsidiary (other than a Foreign Subsidiary) of any Loan Party hereafter formed or acquired that is a limited liability company or a limited partnership, shall contain the following language (or language to the same effect): “Notwithstanding anything to the contrary set forth herein, no restriction upon any transfer of {membership interests} {partnership interests} set forth herein shall apply, in any way, to the pledge by any {member} {partner} of a security interest in and to its {membership interests} {partnership interests} to ALTER DOMUS (US) LLC (as successor in interest to Blue Torch Finance LLC), as agent for certain lenders, or its successors and assigns in such capacity (any such person, “Agent”), or to any foreclosure upon or subsequent disposition of such {membership interests} {partnership interests} by Agent. Any transferee or assignee with respect to such foreclosure or disposition shall automatically be admitted as a {member} {partner} of the Company and shall have all of the rights of the {member} {partner} that previously owned such {membership interests} {partnership interests}.”

V	REPRESENTATIONS AND WARRANTIES~~.~~.

Each Loan Party represents and warrants to the Agent, the Lenders and each other Secured Party as follows:

5.1 Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, ~~including~~

~~without limitation the Revolving Loan Documents,~~ (b) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (i) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, (ii) any immaterial Consents of any Governmental Body, or (iii) those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the ~~Fifteenth~~Sixteenth Amendment Effective Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound~~, including without limitation, the Revolving Loan Documents~~.

5.2 Formation and Qualification~~.~~.

(a) Each Loan Party is duly incorporated or formed, as applicable, and in good standing (to the extent applicable) under the laws of the state of its incorporation or formation, as applicable, in each case as listed on Schedule 5.2(a) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, and each Loan Party is qualified to do business and is in good standing in the other states listed on Schedule 5.2(a) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, which constitute all states in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents.

(b) Schedule 5.2(b) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth (i) a true, complete and correct list of the Subsidiaries of each Loan Party and (ii) a true, complete and correct list of all Equity Interests held by each Loan Party in each of its Subsidiaries.

(c) As of the ~~Fifteenth~~Sixteenth Amendment Effective Date, no Immaterial Subsidiary (i) owns or generates any Receivables or Inventory, (ii) has revenues in any fiscal year in excess of $250,000 (other than, in the case of Quantum International, revenue generated through foreign branch offices pursuant to the Transfer Pricing Program) or (iii) receives or generates any royalty revenue.

5.3 Survival of Representations and Warranties. All representations and warranties of such Loan Party in this Agreement and the Other Documents to which it is a party shall be true in all material respects at the time of such Loan Party’s execution of this Agreement and the Other Documents to which it is a party (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4 Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.4 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof. Each Loan Party has filed all federal, and all material state and local tax returns and other material reports that it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable in excess of $1,000,000 in the aggregate, except for those taxes, assessments, fees and other governmental charges that are being Properly Contested. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5 Financial Statements~~.~~.

(a) [Reserved].

(b) The twelve (12) month cash flow and balance sheet projections of Quantum and its Subsidiaries, on a consolidated basis (the “Closing Date Projections”), delivered to Lenders prior to the Closing Date were reviewed by the Chief Executive Officer, Chief Financial Officer or Treasurer of Quantum and are based on underlying assumptions which such officer believed to be reasonable on the date such Closing Date Projections were delivered (it being understood that any such forecasts and Closing Date Projections are not to be viewed as facts, are subject to uncertainties and contingencies, many of which are beyond the Borrowers’ control, that no assurance can be given that any particular Closing Date Projections will be realized, that actual results may differ and that such differences may be material).

(c) The audited consolidated and consolidating balance sheets of Quantum and its Subsidiaries (and such other Persons described therein) as of March 31, 2021, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions by independent certified public accountants, copies of which have been delivered to Lenders, have been prepared in accordance with GAAP, consistently applied (except for changes described in such financial statements) and present fairly in all material respects the financial position of the Loan Parties at such date and the results of their operations for such period. The unaudited consolidated and consolidating balance sheets of Quantum and its Subsidiaries (and such other Persons described therein) as of June 30, 2021, and the related statements of income, and changes in cash flow for the period ended on such date, copies of which have been delivered to Lenders, present fairly in all material respects the financial position of the Loan Parties at such date and the results of their operations at such date. For the purposes of this Section 5.5(c), any restatement of, or supplement to, after the Closing Date, any of the financial statements referred to in the preceding two sentences or of any other financial statements that include the periods referred to in the preceding two sentences shall not result in the representation set forth in this Section 5.5(c) being untrue or inaccurate.

(d) Since March 31, 2021, there has been no change in the condition, financial or otherwise, of the Loan Parties as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, Equipment and Real Property owned by the Loan Parties, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6 Entity Names. Except as set forth on Schedule 5.6 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof, no Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7 O.S.H.A.; Environmental Compliance; Flood Insurance.

(a) Except as set forth on Schedule 5.7 hereto, each Loan Party is in compliance in all material respects with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations which could reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 5.7 hereto, as of the ~~Fifteenth~~Sixteenth Amendment Effective Date each Loan Party has been issued all required material federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.

(c) Except as set forth on Schedule 5.7 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof, and except as could not reasonably be expected to have a Material Adverse Effect: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Loan Party, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) all of the Real Property owned, leased or occupied by any Loan Party has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property owned, leased or occupied by any Loan Party, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

(d) All Real Property owned by the Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Required Lenders to assist in ensuring that each Lender is in compliance in all material respects with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent and Lenders with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a mortgage or deed of trust in favor of Agent, and, to the extent required by Applicable Law, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8 Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) The Loan Parties, taken as a whole, are, and after giving effect to the Transactions, will be, solvent and able to pay their debts as they mature, (ii) the Loan Parties, taken as a whole, have, and after giving effect to the Transactions, will have, capital sufficient to carry on their existing businesses and all businesses in which they are about to engage, and (iii) the fair present saleable value of the assets of the Loan Parties, taken as a whole, calculated on a going concern basis, are in excess of the amount of their liabilities.

(b) Schedule 5.8(b) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth a complete and accurate description, with respect to all litigation, arbitration, actions or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the ~~Fifteenth~~Sixteenth Amendment Effective Date, is pending or, to the knowledge of the Loan Parties, threatened in writing against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the ~~Fifteenth~~Sixteenth Amendment Effective Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

(c) No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 7.8 hereto and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(d) No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

(e) As of the ~~Fifteenth~~Sixteenth Amendment Effective Date, no Loan Party or any member of the Controlled Group maintains or is required to contribute to any Pension Benefit Plan or Multiemployer Plan other than those listed on Schedule 5.8(e) hereto, as such Schedule may be amended from time to time in accordance with the terms hereof. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Applicable Laws. (i) Each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Pension Benefit Plan, and each Pension Benefit Plan or Multiemployer Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Pension Benefit Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the current value of the assets of each Pension Benefit Plan exceeds the present value of the accrued benefits and other liabilities of such Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Benefit Plan) and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Pension Benefit Plan or Multiemployer Plan; (vii) neither any Loan Party nor any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could reasonably be expected to give rise to any such liability; (viii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Pension Benefit Plan or Multiemployer Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Pension Benefit Plan or Multiemployer Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no Reportable ERISA Event; (xi) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or similar applicable law; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) to the knowledge of the Company, no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9 Intellectual Property. As of the ~~Fifteenth~~Sixteenth Amendment Effective Date, Schedule 5.9 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof provides a complete and correct list of: (a) all U.S. registered patents owned by each Loan Party and all applications for U.S. patents owned by such Loan Party; (b) all U.S. registered trademarks owned by each Loan Party and all applications for registration of U.S. trademarks owned by such Loan Party; (c) all U.S. registered copyrights owned by each Loan Party and all applications for registration of U.S. copyrights owned by such Loan Party; and (d) all Intellectual Property licenses entered into by each Loan Party pursuant to which (i) such Loan Party has provided any license in Intellectual Property owned or controlled by such Loan Party to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) with a value in excess of $1,000,000 or (ii) any Person has granted to such Loan Party any license in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party (other than non-exclusive software licenses granted in the ordinary course of business). Other than as set forth on Schedule 5.9 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof, no Loan Party owns any U.S. patents, copyrights or trademarks, the failure to register which could be materially adverse to the conduct of the business of the Loan Parties taken as a whole. Each Loan Party owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and, to each Loan Party’s knowledge, all employees and contractors of each Loan Party who were involved in the creation or development of any Intellectual Property for such Loan Party that is necessary in or material to the business of such Loan Party have signed agreements containing assignment of such employee’s or contractor’s rights in any Intellectual Property to such Loan Party and obligations of confidentiality. To each Loan Party’s knowledge, (A) such Loan Party is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (B) no product manufactured, used, distributed, licensed, or sold by or service provided by such Loan Party is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

5.10 Licenses and Permits. Except as set forth in Schedule 5.10 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in compliance or to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11 No Default. No Default or Event of Default has occurred.

5.12 No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.13 No Labor Disputes. No Loan Party is involved in any material labor dispute. Except as set forth on Schedule 5.13 hereto, as such Schedule may be amended from time to time in accordance with the terms hereof, as of the ~~Fifteenth~~Sixteenth Amendment Effective Date, there are no strikes or walkouts or union organization of any Loan Party’s employees in existence or, to the knowledge of the Loan Parties, threatened in writing, and no collective bargaining contract is scheduled to expire during the Term.

5.14 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of “purchasing” or “carrying” any Margin Stock or extending credit for the purpose of “purchasing” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” Margin Stock or extending credit for the purpose of “purchasing” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U.

5.15 Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.16 Hedging Transactions. No Loan Party is a party to any Interest Rate Hedge or Foreign Hedge Agreement, other than those Interest Rate Hedges or Foreign Hedge Agreements, as applicable, which have been entered into for non-speculative purposes.

5.17 Business and Property of the Loan Parties. Upon and after the Closing Date, the Loan Parties do not propose to engage in any business other than as permitted pursuant to Section 7.9 hereof.

5.18 Equity Interests. The authorized and outstanding Equity Interests of each Loan Party (other than Quantum), and each legal and beneficial holder thereof as of the ~~Fifteenth~~Sixteenth Amendment Effective Date, are as set forth on Schedule 5.18 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.18 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of the Loan Parties (other than the Warrants ~~and the Dialectic Convertible Notes).~~ ). Except as set forth on Schedule 5.18 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, no Loan Party has issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares (other than the Warrants and the Dialectic Convertible Notes).

5.19 Commercial Tort Claims. The Loan Parties do not have any commercial tort claim with a value in excess of $500,000, except as set forth on Schedule 5.19 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof.

5.20 Letter of Credit Rights. As of the ~~Fifteenth~~Sixteenth Amendment Effective Date, the Loan Parties do not have any letter of credit rights in respect of any letter of credit with a value in excess of $500,000, except as set forth on Schedule 5.20 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof.

5.21 Material Contracts. Schedule 5.21 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth a list of all Material Contracts of the Loan Parties. All Material Contracts are in full force and effect and no defaults currently exist thereunder by any Loan Party or, to the knowledge of the Loan Parties, any other Person which is a party thereto, which could, in either case, reasonably be expected to have a Material Adverse Effect. No Loan Party has (i) received any notice of termination or non-renewal of any Material Contract, or (ii) exercised any option to terminate or not to renew any Material Contract, except, in each case, any such termination which could not reasonably be expected to have a Material Adverse Effect.

5.22 Investment Property Collateral. (i) As of the ~~Fifteenth~~Sixteenth Amendment Effective Date, there are no restrictions on the pledge or transfer of any of the Subsidiary Stock other than restrictions referenced on the face of any certificates evidencing such Subsidiary Stock, restrictions under Applicable Law or restrictions stated in the Organizational Documents of any Loan Party with respect thereto, as applicable; (ii) each Loan Party is the legal owner of the Investment Property Collateral pledged by it hereunder, which is registered in the name of such Loan Party, a custodian or a nominee; (iii) the Investment Property Collateral is free and clear of any Liens except for Permitted Encumbrances which, in the case of any Investment Property Collateral constituting certificated securities, do not have priority over the Liens of Agent thereon; and (iv) the pledge of and grant of the security interest in the Investment Property Collateral is effective to vest in Agent a valid security interest therein.

5.23 [Reserved]~~.~~

5.24 Disclosure~~.~~.

(a) All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Quantum’s industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the Other Documents) for purposes of or in connection with this Agreement or the Other Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Quantum’s industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

(b) The information included in the Beneficial Ownership Certification delivered on behalf of any Borrower pursuant to this Agreement (if any), as updated pursuant to Section 9.5, is true and correct in all respects.

VI	AFFIRMATIVE COVENANTS~~.~~.

Each Loan Party shall, and shall cause each of its Subsidiaries to, until the Payment in Full of the Obligations and the termination of this Agreement:

6.1 Compliance with Laws. Comply with all Applicable Laws with respect to the Collateral or any part thereof or governing the conduct or operation of its business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Laws pursuant to another standard). Each Loan Party may, however, contest or dispute any Applicable Laws in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established in accordance with GAAP.

6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), and use commercially reasonable efforts to enforce and protect the validity of any Intellectual Property right or other right included in the Collateral where the failure to do so could reasonably be expected to have a Material Adverse Effect; (b) except pursuant to a transaction permitted hereunder, keep in full force and effect its existence; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3 Books and Records. Keep proper books of record and account in which entries that are full, true and correct in all material respects will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP.

6.4 Payment of Taxes. Pay, when due, all material taxes, assessments and other Charges lawfully levied or assessed upon it or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except to the extent that such Loan Party or Subsidiary has Properly Contested such taxes, assessments or charges.

6.5 [Reserved]~~.~~.

6.6 Insurance~~.~~.

(a) (i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against such hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including business interruption insurance and, if applicable, the hazards of fire, flood and sprinkler leakage; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of the insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (v) deliver to Agent and Lenders (A) copies of all policies (if requested by Agent) and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent and Required Lenders, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable (or as the Required Lenders instruct) to reduce the same to cash.

(b) Each Loan Party shall take all actions required under the Flood Laws and/or reasonably requested by Agent or the Required Lenders to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any Real Property that will be subject to a mortgage or deed of trust in favor of Agent, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c) Agent (acting at the direction of the Required Lenders) is hereby authorized (without obligation) to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (iii) and 6.6(b) above. Any surplus shall be paid by Agent to the Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Loan Parties to Agent, on demand.

(d) If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent (acting at the direction of the Required Lenders) may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be at the sole expense of the Borrowers and payable by the Borrowers to Agent not later than ten (10) Business Days after written demand.

6.7 Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all of its Material Indebtedness, except when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Agent and the Lenders and (ii) when due its material rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8 Environmental Matters~~.~~.

(a) Ensure that all of the Real Property owned or leased by it and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property owned or leased by it in compliance with Environmental Laws, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.

(b) Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws.

(c) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party or any of its Subsidiaries shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party or any of its Subsidiaries shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the applicable Real Property (or authorize third parties to enter onto such Real Property) and take such actions as Agent (or such third parties as directed by Agent) or the Required Lenders deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable and documented costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for ABR Loans shall be paid by the Loan Parties within ten (10) Business Days of demand.

(d) Promptly upon the written request of the Required Lenders if an Event of Default has occurred and is continuing, the Loan Parties shall provide Lenders, at the Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Required Lenders, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within all of the Real Property owned or leased by any Loan Party. Lenders hereby acknowledge that any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to the Required Lenders. If such estimates, individually or in the aggregate, exceed $2,000,000, the Required Lenders shall have the right to require the Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to the Required Lenders to secure payment of these costs and expenses.

6.9 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9 and 9.10 hereof as to which GAAP is applicable to fairly present in all material respects the financial condition or operating condition (subject, in the case of interim financial statements, to normal year-end and audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein).

6.10 Federal Securities Laws. Promptly notify Lenders in writing if any Loan Party (other than Quantum) or any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) registers any securities under the Exchange Act or (c) files a registration statement under the Securities Act.

6.11 Execution of Supplemental Instruments. Execute and deliver to Agent and Lenders from time to time, promptly upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent or Required Lenders may reasonably request in order that the provisions of this Agreement may be carried into effect.

6.12 Government Receivables. If any Loan Party shall at any time after the date of this Agreement acquire or become the beneficiary of Receivables in excess of $500,000 in the aggregate in respect of which the account debtor is a Governmental Body, promptly notify Agent and Lenders in writing and, upon the reasonable request of Agent or Required Lenders, take any necessary steps to perfect the Lien of Agent for the benefit of the Secured Parties therein, and make such Lien enforceable against the account debtor.

6.13 [Reserved].

6.14 [Reserved].

6.15 [Reserved].

6.16 Board Observation Rights. Quantum shall permit one authorized representative of the Lenders to attend and participate (in the capacity of a non-voting observer) in all meetings of its Board of Directors (the “Quantum Board”), whether in person, by telephone, or otherwise. Quantum shall provide such representative the same notice of all such meetings and copies of all such meeting materials distributed to members of the Quantum Board concurrently with provision of such notice and materials to the Quantum Board; provided, however, that such representative (i) shall hold all information and materials disclosed or delivered to such representative in confidence in accordance with but subject to the provisions of Section 16.15 and (ii) may be excluded from access to any material or meeting or portion thereof if (A) the Quantum Board determines in good faith, with advice from legal counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or if such representative’s access or attendance could materially and adversely affect the Quantum Board’s fiduciary duties or (B) such material relates to, or such meeting or portion thereof involves discussions regarding, the refinancing or restructuring of, or interpretation of any legal matter regarding, the Loans or an executive session of the Quantum Board. The Loan Parties shall pay such representative’s reasonable and documented out-of-pocket expenses (including, without limitation, the cost of airfare, meals and lodging) in connection with such representative’s attendance at such meetings to the extent consistent with Quantum’s policies of reimbursing directors generally for such expenses. If it is proposed that any action be taken by written consent in lieu of a meeting of the Quantum Board, Quantum shall provide such representative a copy of the written consent at the time such written consent is distributed to members of the Quantum Board. The representative shall be free to contact the members of the Quantum Board and discuss the proposed written consent.

6.17 LTO Program~~.~~.

~~(a)~~ (a) Ensure that (i) all of the rights and interests under, in and to the LTO Program, the Recurring Royalty Revenue, all Format Development Agreements and any other contracts related to the foregoing, and (ii) all Intellectual Property necessary to, and primarily used in, the LTO Program, are owned by, in the name of and registered under, as applicable, LTO Subsidiary; and

~~(b)~~ (b) Upon the occurrence of any Default or Event of Default, and at the reasonable request of Agent (acting at the direction of the Required Lenders), promptly transfer to LTO Subsidiary any additional rights or interests relating to the LTO Program, including without limitation any Intellectual Property used in the LTO Program and any employees engaged in work relating to, or servicing, the LTO Program.

~~6.18 [Reserved].~~

~~6.19 Chief Restructuring Officer.~~

~~(a) From and after the Fifteenth Amendment Effective Date and until such time as the Loans held by the Dialectic Lender on the Fifteenth Amendment Effective Date are Paid in Full, retain Charles Hale (or another Person reasonably acceptable to Quantum and the Dialectic Lender) as Chief Restructuring Officer (“CRO”), to evaluate cost savings initiatives and achieve positive EBITDA for Quantum and its Subsidiaries, on a consolidated basis, commencing with the fiscal quarter ended December 31, 2025 (calculated on a quarterly basis in accordance with the definition of “Additional Reporting Triggering Event”), with economic terms for such employment as are reasonably acceptable to Quantum and the Required Term Creditors (it being understood that (x) the economic terms in effect on the Fifteenth Amendment Effective Date are acceptable to the Required Term Creditors and (y) at the discretion of Quantum, such economic terms may include equity-based compensation).~~

~~(b) Notwithstanding the foregoing, the occurrence of an Additional Reporting Triggering Event shall not cause a Default or Event of Default hereunder or under any Other Document, so long as (i) Charles Hale (or another Person reasonably acceptable to Quantum and the Dialectic Lender) continues to be retained by Quantum as CRO and (ii) Quantum is working in good faith with such CRO to achieve cost savings and positive quarterly EBITDA for Quantum and its Subsidiaries, on a consolidated basis (calculated on a quarterly basis in accordance with the definition of “Additional Reporting Triggering Event”).~~

~~(c) Upon the occurrence of any Additional Reporting Triggering Event, for so long as the corresponding Additional Reporting Period is continuing, no later than forty-five (45) days after the beginning of each fiscal quarter that occurs during such Additional Reporting Period, the Borrowing Agent shall furnish the Lenders with a quarterly operating budget (a “Quarterly Operating Budget”) in form substantially consistent with the Initial Quarterly Operating Budget, which Quarterly Operating Budget shall be subject to the approval of (and may contain any revisions, adjustments or modifications which have been approved by) the board of directors of Quantum and the CRO (which approval shall not be unreasonably withheld, conditioned or delayed).~~

VII	NEGATIVE COVENANTS~~.~~.

No Loan Party nor any of its Subsidiaries shall, until the Payment in Full of the Obligations and the termination of this Agreement:

7.1 Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, consolidation or other reorganization with or into any other Person, permit any other Person to consolidate with or merge with it, or acquire all or substantially all of the assets or Equity Interests of any Person, or of any division or line of business of any Person, except that:

(i) any Loan Party may merge, consolidate or reorganize with another Loan Party or a Subsidiary of a Loan Party or acquire the assets or Equity Interests of another Loan Party or a Subsidiary of a Loan Party so long as (A) in each case, Borrowing Agent shall provide Agent and Lenders with notice of such merger, consolidation, reorganization or acquisition within five (5) Business Days following the consummation thereof or, to the extent that such merger, consolidation, reorganization or acquisition does not affect the priority or perfection of Agent’s Liens, concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof, (B) in connection with any merger, consolidation or reorganization to which Quantum is a party, Quantum must be the surviving entity of such merger, consolidation or reorganization, (C) in connection with any merger, consolidation or reorganization to which a Borrower is, and Quantum is not, a party, the surviving entity of such merger, consolidation or reorganization must be, or concurrently with the consummation of such merger, consolidation or reorganization become, a Borrower, (D) in connection with any merger, consolidation or reorganization to which a Guarantor is, and a Borrower is not, a party, the surviving entity of such merger, consolidation or reorganization must be, or concurrently with the consummation of such merger, consolidation or reorganization become, a Guarantor, and (E) Borrowing Agent shall deliver to Lenders true, correct and complete copies of all of the material agreements, documents and instruments related to such merger, consolidation, reorganization or acquisition concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof; provided, that, for the avoidance of doubt, the surviving entity of any merger, consolidation or reorganization described in this subsection (i) must be a Loan Party,

(ii) any Subsidiary of a Loan Party that is not a Loan Party may merge, consolidate or reorganize with another Subsidiary of a Loan Party that is not a Loan Party or acquire the assets or Equity Interests of another Subsidiary of a Loan Party that is not a Loan Party so long as such Subsidiary shall deliver to Lenders true, correct and complete copies of all of the relevant agreement, documents and instruments evidencing such merger, consolidation or reorganization concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof,

(iii) a Loan Party and any of its Subsidiaries may make Permitted Investments, and

(iv) a Loan Party may make Permitted Acquisitions;

(b) Dispose of any of its properties or assets, except for Permitted Dispositions; or

(c) Liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for:

(i) the liquidation or dissolution of Immaterial Subsidiaries,

(ii) the liquidation or dissolution of a Borrower (other than Quantum) so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Borrower are transferred to a Borrower that is not liquidating or dissolving,

(iii) the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, and

(iv) the liquidation or dissolution of a Subsidiary of a Loan Party that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Loan Party or a Subsidiary of a Loan Party that is not liquidating or dissolving.

7.2 Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3 Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) the endorsement of checks in the Ordinary Course of Business, (b) as disclosed on Schedule 7.3 hereto, (c) unsecured guarantees incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations, (d) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions, (e) guarantees with respect to other Permitted Indebtedness, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness, and (f) guarantees of operating leases and other obligations not constituting Indebtedness.

7.4 Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments or, solely in the case of the Loan Parties, make any direct or indirect Investment in the form of a capital contribution or disposition of any Intellectual Property or any other asset material to the business of the Loan Parties in any Person that is not a Loan Party.

7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate, other than any advance, loan or extension of credit constituting a Permitted Investment.

7.6 Senior Financing. From and after the ~~Fifteenth~~Sixteenth Amendment Effective Date, except as contemplated by Section 4.3 of the Fifteenth Amendment Transaction Agreement, no Loan Party nor any of its Subsidiaries shall incur any Indebtedness for borrowed money that is secured by a Lien on any Collateral on a senior or pari passu basis with any Term Loan Tranche that is outstanding on the ~~Fifteenth~~Sixteenth Amendment Effective Date, without the written consent of the Required Tranche Lenders with respect to such Term Loan Tranche (except (x) as otherwise permitted under this Agreement as in effect on the ~~Fifteenth~~Sixteenth Amendment Effective Date (or as amended, restated, refinanced or otherwise modified from time to time ~~to the extent not prohibited by the Intercreditor Agreement~~) or (y) in connection with a “debtor in possession” financing (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction) that is consented to by the Required Lenders) (such Indebtedness, “Senior Financing”).

7.7 Restricted Payments. Declare, pay or make any Restricted Payment, except that:

(a) Quantum may make Restricted Payments to former employees, officers or directors of Quantum (or any spouses, ex-spouses or estates of any of the foregoing) on account of redemptions of Equity Interests of Quantum held by such Persons, provided that (i) such Restricted Payments are permitted by Applicable Law; (ii) no Event of Default or Default shall have occurred or would occur after giving pro forma effect to any such Restricted Payment; and (iii) the aggregate amount of all such Restricted Payments (whether in exchange for cash or the issuance of Indebtedness permitted pursuant to clause (l) of the definition of “Permitted Indebtedness”) during the term of this Agreement shall not exceed $1,000,000;

(b) Quantum may make Restricted Payments to former employees, officers or directors of Quantum (or any spouses, ex-spouses or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Quantum on account of repurchases of the Equity Interests of Quantum held by such Persons; provided (i) such Restricted Payments are permitted by Applicable Law; (ii) no Event of Default or Default shall have occurred or would occur after giving pro forma effect to any such Restricted Payment; and (iii) such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Quantum;

(c) Quantum may exchange Qualified Equity Interests for other Qualified Equity Interests in a cashless exchange (other than with respect to any cash payments made in exchange for fractional shares); provided that (i) such exchange is permitted by Applicable Law; and (ii) no Event of Default or Default shall have occurred or would occur after giving pro forma effect to such exchange; ~~and~~

(d) a Subsidiary of Quantum may make Restricted Payments to Quantum or any other Loan Party and a Subsidiary of Quantum that is not a Loan Party may make Restricted Payments to another Subsidiary of Quantum that is not a Loan Party; provided that, in each case such Restricted Payment is permitted by Applicable Law; ~~and~~

(e) Quantum may make the payments and/or distributions ~~in respect of the Dialectic Convertible Notes.~~contemplated under the Conversion Agreement; and

(f) Quantum may make the payments, if any, required pursuant to the Liquidated Damages Provision, provided that such payments, if any, do not exceed the lesser of (i) the actual amount due and payable under the Liquidated Damages Provision and (ii) the maximum amount that would have been due and payable under the “Liquidated Damages Provision” as such term is defined herein without giving effect to any direct or indirect amendment, waiver, or other modification to such provision that would have the effect of changing such maximum amount.

7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted; provided, that the foregoing shall not prevent Borrowers and their Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business or is a reasonable extension of its or their business.

7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for:

(a) transactions (other than the payment of management, consulting, monitoring or advisory fees) between any Loan Party or its Subsidiaries, on the one hand, and any Affiliate of such Loan Party or Subsidiary, on the other hand, so long as (i) if such transactions involve one or more payments by such Loan Party or Subsidiary in excess of $5,000,000 for any single transaction or series of related transactions, such transactions are fully disclosed to Lenders prior to the consummation thereof, and (ii) such transactions are no less favorable, taken as a whole, to the Loan Parties and their Subsidiaries than would be obtained in an arm’s length transaction with a non-Affiliate;

(b) any indemnity provided for the benefit of directors (or comparable managers) of such Loan Party or its applicable Subsidiary, so long as such indemnity has been approved by the board of directors of such Loan Party or Subsidiary in accordance with Applicable Law;

(c) the payment of reasonable compensation, severance or employee benefit arrangements to employees, officers and outside directors of such Loan Party or its Subsidiaries in the Ordinary Course of Business and consistent with industry practice, so long as such payment has been approved by the board of directors of such Loan Party or Subsidiary in accordance with Applicable Law;

(d) transactions permitted by Section 7.1 or Section 7.7 hereof;

(e) transactions pursuant to, and made in accordance with, the Transfer Pricing Program;

(f) Permitted Intercompany Advances;

(g) transactions permitted under clause (j) of the definition of “Permitted Dispositions”;

(h) Investments permitted under clauses (h) and (n) of the definition of “Permitted Investments”; and

(i) Indebtedness owing to Affiliates permitted under clause (l) of the definition of “Permitted Indebtedness” or loans or advances to Affiliates permitted under clause (j) of the definition of “Permitted Investments”~~; and~~.

~~(j) after the Fifteenth Amendment Effective Date, transactions in connection with the Dialectic Convertible Notes Documents among Quantum or any of its Subsidiaries, on the one hand, and Dialectic (or any of its Affiliates) on the other hand.~~

7.11 Subsidiaries~~.~~.

(a) Form any Subsidiary unless: (i) if such Subsidiary is either a Foreign Subsidiary or an Immaterial Subsidiary, Borrowing Agent provides Agent with written notice of the formation of such Subsidiary and, if requested by the Required Lenders, true, correct and complete copies of the Organizational Documents of such Subsidiary and all of the material agreements, documents and instruments related to such formation concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the month in which such formation occurs, (ii) if such Subsidiary is not a Foreign Subsidiary or an Immaterial Subsidiary, (A) Borrowing Agent provides Agent with written notice of the formation of such Subsidiary and, if requested by the Required Lenders, true, correct and complete copies of the Organizational Documents of such Subsidiary and all of the material agreements, documents and instruments related to such formation within fifteen (15) Business Days following the date of such formation, and (B) such Subsidiary (x) expressly joins in this Agreement as a Borrower or a Guarantor and becomes jointly and severally liable for the obligations of the Loan Parties hereunder and under the Other Documents, (y) executes a joinder to this Agreement and/or a Guaranty and a Guarantor Security Agreement in favor of Agent and such Other Documents related thereto as Agent or the Required Lenders shall reasonably request in connection therewith and (z) if requested by the Required Lenders, provides a legal opinion in favor of Agent and Lenders with respect to matters similar to those covered in the legal opinion required under Section 8.1(n) that are applicable to such Subsidiary.

(b) Enter into any partnership, joint venture or similar arrangement which does not constitute a Permitted Investment.

(c) Permit any Immaterial Subsidiary to (i) own or generate any Receivables or Inventory, (ii) have revenues in any fiscal year in excess of $250,000 (other than, in the case of Quantum International, revenue generated through foreign branch offices pursuant to the Transfer Pricing Program) or (iii) receive or generate any royalty revenue, unless Borrowing Agent causes such Immaterial Subsidiary to become a Borrower or a Guarantor hereunder and under the Other Documents by providing to Agent and Lenders the agreements, documents and instruments required to be delivered pursuant to Section 7.11(a)(ii) hereof (except as required by GAAP).

7.12 Fiscal Year and Accounting Changes. Change its fiscal year from March 31 or make any change to its method of accounting.

7.13 Amendment of Organizational Documents~~.~~.

(a) Change (i) its legal name or its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa) without providing Agent and Lenders with (A) written notice of such change within five (5) Business Days following such change, and (B) true, correct and complete copies of all of the agreements, documents and instruments related to such name change and any documents necessary or reasonably requested by Agent or Required Lenders to maintain Agent’s Lien on the Collateral of such Loan Party, or (ii) its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction.

(b) Amend, modify or waive any term or material provision of its Organizational Documents if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Agent and the Lenders; provided, that such Loan Party shall provide Lenders with true, correct and complete copies of any amendment, modification or waiver concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the month in which such amendment, modification or waiver occurs.

7.14 Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute to, or permit any member of the Controlled Group to become obligated to contribute to, any Pension Benefit Plan or Multiemployer Plan, other than those Pension Benefit Plans or Multiemployer Plans disclosed on Schedule 5.8(e) hereto, (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction” in respect of a Pension Benefit Plan or Multiemployer Plan, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (c) terminate, or permit any member of the Controlled Group to terminate, any Pension Benefit Plan where such event could reasonably be expected to result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (d) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (e) fail promptly to notify Lenders of the occurrence of any Termination Event of which any Loan Party has actual knowledge or has reason to know, (f) fail to comply, or permit any member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (g) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect to any Plan, or (h) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(e) hereof to cease to be true and correct.

7.15 Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness, or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party, prior to the scheduled maturity thereof, except:

(a) Borrowers may prepay the Obligations to the extent permitted hereunder;

(b) Borrowers may make the payments ~~required~~and/or distributions contemplated to be made ~~by them in respect~~ to the Dialectic Convertible ~~Notes pursuant to the Convertible Notes Documents, or otherwise in connection with the Dialectic Convertible Notes Exchange;~~Noteholders, or one or more of its Affiliates designated by it, under and in accordance with the Conversion Agreement;

(c) [reserved];

(d) any Loan Party and its Subsidiaries may prepay, repurchase, redeem, retire or otherwise acquire any Indebtedness described in clauses (c), (f), (g), (h), (k), (l), (m), (n), (o), (p), (r) ~~and (t) (but solely with respect to a refinancing of Revolving Loan Indebtedness)~~ of the definition of “Permitted Indebtedness”; provided that, in connection with any prepayment, repurchase, redemption, retirement or other acquisition of Indebtedness described in clause (f) of the definition of “Permitted Indebtedness”, (i) on the date of any such prepayment, repurchase, redemption, retirement or other acquisition and after giving effect thereto, (A) no Event of Default shall exist or shall have occurred and be continuing; and (B) [reserved]; and (ii) all of the applicable subordination provisions (or the conditions set forth in the applicable Subordination Agreement) related to such Indebtedness shall have been satisfied; and

(e) Quantum may make payments in exchange for fractional shares in connection with the conversion of any Indebtedness that has been contractually subordinated in right of payment to the Obligations, in an otherwise cashless exchange (with cash payment made in exchange for fractional shares) into Qualified Equity Interests so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom~~;~~ .

~~(f) any Loan Party may prepay COVID-19 Debt and any and all obligations thereunder, in each case, to the extent required by any Applicable Law or the documents governing such COVID-19 Debt; and~~

~~(g) Quantum may make any payments required to be made by it in respect to the Convertible Notes pursuant to the Convertible Notes Documents.~~

7.16 Amendments to Certain Documents. Enter into any amendment, waiver or modification of ~~(i) any of the Convertible Notes Documents (x) in a manner that would violate the terms of the Intercreditor Agreement, or (y) pursuant to which any Loan Party or a Subsidiary thereof is required to pay any amendment fees, consent fees, or any other fees or economics similar to the foregoing, in each case, to waive any “Default” or “Event of Default” under (and as such terms are defined in) the Dialectic Convertible Notes Indenture, or to otherwise amend Section 4.16 of the Dialectic Convertible Notes Indenture, in each case under this clause (y), due to a breach of the minimum Liquidity covenant set forth in Section 4.16 of the Dialectic Convertible Notes Indenture, unless such amendment fees, consent fees, or other fees or economics are also added hereunder for the benefit of the Lenders under the OC III Senior Term Loans; or (ii)~~ any of the terms of (a) any Subordinated Indebtedness or any of the Warrants, other than any such amendment, waiver, or modification which is not, and could not reasonably be expected to be, materially adverse to the interests of the Lenders or (b) the Conversion Agreement.

7.17 LTO Subsidiary as a Special Purpose Vehicle. Permit LTO Subsidiary to incur any Indebtedness other than (a) the Obligations, (b) Indebtedness permitted under clause (w) of the definition of “Permitted Indebtedness” and (c) liabilities arising in connection with the LTO Program in the ordinary course of business.

7.18 Hedging Agreements. Enter into any Interest Rate Hedge or Foreign Currency Hedge, other than for non-speculative purposes.

7.19 Minimum Liquidity. Permit Liquidity of the Loan Parties to be less than $5,000,000 at any time.

VIII	CONDITIONS PRECEDENT~~.~~.

8.1 Conditions to Initial Loans. The agreement of Lenders to make the Initial Term Loan on the Closing Date is subject to the satisfaction, or waiver by the Lenders, immediately prior to or concurrently with the making of the Initial Term Loan, of the following conditions precedent:

(a) Executed Documents. (i) Agent and Lenders shall have received this Agreement and each of the Other Documents (other than the Notes), in form and substance satisfactory to Agent and Lenders, in each case duly authorized, executed and delivered by the Loan Parties and any other Person party thereto, and (ii) each Lender shall have received a Note, in form and substance satisfactory to such Lender, duly authorized, executed and delivered by Borrowers in favor of each Lender that has requested a Note at least two Business Days prior to the Closing Date;

(b) Intercreditor Agreement. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Agent and Lenders, the duly executed Intercreditor Agreement~~, duly authorized, executed and delivered by Revolving Loan Agent, Agent and acknowledged by the Loan Parties~~;

(c) Stock Certificates. Agent shall have received originals of stock certificates representing 100% (or 65%, as applicable) of the Equity Interests of each Subsidiary of Quantum (to the extent constituting Collateral), together with stock powers executed in blank.

(d) Financial Condition Certificate. Lenders shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(d) attached hereto.

(e) Closing Certificate. Agent and Lenders shall have received a closing certificate signed by the Chief Financial Officer of Borrowing Agent dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date; provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, (ii) on such date no Default or Event of Default has occurred or is continuing and (iii) the conditions set forth in Section 8.1(i) and 8.1(v) have been satisfied;

(f) W-9. Agent shall have received a duly completed W-9 (or other applicable IRS tax form) of each Loan Party;

(g) [Reserved].

(h) No Contingent Liabilities. Loan Parties shall have no material contingent liabilities other than those disclosed to Lenders prior to the Closing Date;

(i) Liquidity; Leverage. On the Closing Date, immediately after giving pro forma effect to the Transactions on, (x) Liquidity shall be at least $10,000,000 and (y) the Total Net Leverage Ratio shall not exceed 4.25:1.00;

(j) ~~Revolving Loan Documents. Lenders shall have received true, correct and complete copies of the Revolving Loan Agreement and any other Revolving Loan Documents reasonably requested by the Agent, all of which shall be in form and substance reasonably satisfactory to Lenders, duly authorized, executed and delivered by the parties thereto and (to the extent applicable) in effect on the Closing Date;~~[Reserved].;

(k) Filings, Registrations and Recordings. Agent and Lenders shall have received each document (including any Uniform Commercial Code financing statement and Uniform Commercial Code termination statement) required by this Agreement, any of the Other Documents or under Applicable Law or reasonably requested by Agent or Lenders to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral, and each such document shall have been properly filed, registered or recorded (or arrangements reasonably satisfactory to Required Lenders for such filing, registration or recording shall have been made) in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

(l) Payoff. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Lenders:

(i) a payoff letter from Existing Agent providing that, among other things, all of the Indebtedness of the Loan Parties under the Existing Loan Documents has been paid and satisfied in full and all Liens granted to Existing Agent have been released;

(ii) that certain Notice of Termination of Amended and Restated Deposit Account Control Agreement (Springing Account), dated as of the Closing Date, and duly executed by Existing Agent;

(iii) that certain Notice of Termination of Amended and Restated Deposit Account Control Agreement (Hard Agreement), dated as of the Closing Date, and duly executed by Existing Agent;

(iv) That certain Notice of Termination of Landlord’s Waiver and Consent, dated as of the Closing Date, and duly executed by the Existing Agent;

(v) That certain Notice of Termination of Inventory Agreement, dated as of the Closing Date, and duly executed by the Existing Agent;

(vi) That certain Notice of Termination of Bailee Agreement, dated as of the Closing Date, and duly executed by the Existing Agent;

(vii) Uniform Commercial Code termination statements for all Uniform Commercial Code financing statements filed by the Existing Agent and covering any portion of the Collateral;

(viii) That certain Release of Security Interest in Patents, dated as of the Closing Date, and duly executed by the Existing Agent;

(ix) That certain Release of Security Interest in Copyrights, dated as of the Closing Date, and duly executed by the Existing Agent;

(x) That certain Release of Security Interest in Trademarks, dated as of the Closing Date, and duly executed by the Existing Agent;

(xi) That certain Release Agreement of that certain Account Pledge Agreement regarding the Swiss Blocked Accounts, dated as of the Closing Date, and duly executed by Borrowing Agent and the Existing Agent; and

(xii) A release of each UK debenture and share charge in favor of the Existing Agent.

(m) Secretary’s Certificates, Authorizing Resolutions and Good Standing Certificates. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Lenders, a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of each Loan Party (other than a UK Loan Party) dated as of the Closing Date which shall certify (i) copies of resolutions, in form and substance reasonably satisfactory to Lenders, of the board of directors (or other equivalent governing body or member) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement and the Other Documents to which such Loan Party is a party (including authorization of the incurrence of Indebtedness and the borrowing of the Loans), and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of the Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization and each other jurisdiction in which the failure to be duly qualified or licensed could reasonably be expected to have a Material Adverse Effect, as evidenced by good standing certificates (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(n) UK Director’s Certificate and Attachments. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Lenders, a certificate of a director of each UK Loan Party dated as of the Closing Date which shall certify (i) copies of resolutions, in form and substance reasonably satisfactory to Lenders, of the board of directors of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement and the Other Documents to which such Loan Party is a party (including authorization of the incurrence of Indebtedness and the borrowing of the Loans), and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of the Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, and (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto~~, and (iv) the PSC Register of each such Loan Party whose share capital is subject to security created under any UK Security Document~~.

(o) Legal Opinion. Agent and Lenders shall have received, in form and substance reasonably satisfactory to Agent and Lenders, executed legal opinion(s) of counsel, which shall cover such matters incident to the Transactions as Agent and Lenders may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver each such opinion to Agent and Lenders;

(p) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents, or any of the Transactions and which, in the reasonable opinion of the Required Lenders, is deemed material or (B) which could, in the reasonable opinion of the Required Lenders, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(q) Fees and Expenses. Agent and Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid under this Agreement, the Fee Letter or any Other Document;

(r) [Reserved];

(s) Insurance. Lenders shall have received in form and substance reasonably satisfactory to Lenders, (i) evidence that adequate insurance, including without limitation, casualty insurance and liability insurance, required to be maintained under this Agreement is in full force and effect, and (ii) insurance certificates issued by the Loan Parties’ insurance broker containing such information regarding the Loan Parties’ casualty and liability insurance policies as Lenders shall reasonably request and naming Agent as an additional insured and/or lenders loss payee;

(t) Payment Instructions. Agent and Lenders shall have received written instructions from Borrowing Agent directing the application of proceeds of the Initial Term Loan made pursuant to this Agreement, including intended working capital recipients;

(u) Consents. Each Loan Party shall have obtained all Consents that are necessary in connection with the financing contemplated by this Agreement and the Other Documents and to maintain the benefit of Material Contracts and leases, and each of the foregoing shall be in full force and effect;

(v) No Material Adverse Change. Since March 31, 2021, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;

(w) Notice of Borrowing. Agent shall have received an executed Notice of Borrowing;

(x) Compliance with Laws. Lenders shall be reasonably satisfied that each Loan Party is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(y) Bank Regulatory Information.

(i) At least five Business Days prior to the Closing Date, Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities or reasonably requested by Agent or any Lender under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that was requested at least 10 Business Days prior to the Closing Date;

(ii) At least five Business Days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to Agent and Lenders;

(z) Searches. Lenders shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to evidence or perfect Liens on any assets of the Loan Parties), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for Permitted Encumbrances or Liens and judgments to be terminated on the Closing Date pursuant to documentation satisfactory to the Required Lenders;

(aa) Due Diligence. Lenders and their counsel shall have completed all tax, regulatory, accounting, and legal due diligence, including background checks, the results of which shall be satisfactory to Lenders in their sole discretion; and

(bb) Investment/Credit Committee Approval. Each Lender shall have received approval from its investment committee or credit committee, as the case may be, with respect to its Commitment to provide the Initial Term Loan.

(cc) Material Contracts. Lenders shall have received true and complete copies of all Material Contracts to which each Loan Party is a party or to which it or any of its properties is subject.

Each Lender that makes its initial extensions of credit under this Agreement shall be conclusively deemed to be satisfied with, or have waived, the conditions precedent set forth in this Section 8.1.

8.2 Conditions Precedent to Delayed Draw Term Loans. The obligation of any Delayed Draw Term Loan Lender to make any Delayed Draw Term Loans after the Tenth Amendment Effective Date is subject to the fulfillment (or waiver), in a manner reasonably satisfactory to the Agent, of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the Other Documents, including Section 3.3 and Section 16.9 hereof.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrowing Agent~~, the CRO~~ and the COO to the Agent of a Notice of Borrowing with respect to each such Delayed Draw Term Loan, and the Borrowers’ acceptance of the proceeds of such Delayed Draw Term Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) each of the representations and warranties made by any Loan Party in the Credit Agreement and the Other Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as if made on the date of the funding of such Delayed Draw Term Loan and after giving effect thereto, except to the extent that any such representation or warranty is made as of an earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier or specified date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Delayed Draw Term Loan to be made on such date and (iii) the conditions set forth in this Section 8.2 have been satisfied as of the date of such request.

(c) Legality. The making of such Delayed Draw Term Loan shall not contravene any law, rule or regulation applicable to the Agent or any Delayed Draw Term Loan Lender.

(d) Notices. The Agent shall have received a Notice of Borrowing pursuant to Section 2.1(a)(vi) hereof.

IX	INFORMATION AS TO BORROWERS .

Each Loan Party shall, or (except with respect to Section 9.11 hereof) shall cause Borrowing Agent on its behalf to, until the Payment in Full of the Obligations and the termination of this Agreement:

9.1 Lender Calls. If requested by Required Lenders, participate in monthly conference calls with the Lenders, such calls to be held at such time as may be agreed to by Borrowing Agent and Required Lenders.

9.2 Reports~~.~~ .

(a) [Reserved];

(b) commencing on the fifth (5th) Business Day of each calendar month occurring after the Fifteenth Amendment Effective Date (each such calendar month, a “Reporting Period”), deliver to the Agent and the Lenders (i) an updated rolling thirteen (13) week cash flow forecast (including costs and expenses of any professionals retained by the Loan Parties), commencing as of the first day of the Reporting Period in which it was delivered, prepared by Quantum and covering Quantum and its Subsidiaries on a consolidated basis, which cash flow forecast shall be in a form substantially similar to the Cash Flow Forecast delivered to the Agent on August 6, 2024 and prepared in good faith based upon assumptions which the Borrowers believe to be reasonable in light of the conditions existing at the time of delivery thereof (each, a “Cash Flow Forecast” and the initial cash flow forecast delivered to the Agent on August 6, 2024 being referred to herein as the “Initial Cash Flow Forecast”) and (ii) a variance report, showing the variances of the Cash Flow Forecast to the actual sources and uses and reconciling the most recent Cash Flow Forecast delivered to the Lenders to the actual sources and uses of cash for the Reporting Period (on an aggregate basis and, in the case of disbursements, on a line-by-line basis);

(c) promptly following the request of the Required Lenders, deliver to Lenders such other schedules, documents, reports and/or information regarding the Collateral or the financial condition of the Loan Parties and their Subsidiaries as the Required Lenders may reasonably request; and

(d) Agent (acting at the request of the Required Lenders) shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section 9.2 (other than Section 9.2(b)) are to be in form reasonably satisfactory to the Required Lenders and, if applicable, executed by each Loan Party and delivered to Lenders from time to time solely for Lenders’ convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such items to Lenders shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by the Required Lenders, the items to be provided under this Section 9.2 shall be delivered to Lenders by the specific method of Approved Electronic Communication designated by the Required Lenders.

9.3 Environmental Reports~~.~~ .

(a) To the extent any Loan Party is not in material compliance with applicable Environmental Laws, such Loan Party shall furnish Lenders, concurrently with the delivery of the financial statements referred to in Section 9.7 hereof, with a certificate signed by an officer of Borrowing Agent setting forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

(b) In the event any Loan Party receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at any of the Real Property owned or leased by any Loan Party (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at any such Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such Real Property or any Loan Party’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days after such receipt, give written notice of same to Agent and Lenders detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c) Borrowing Agent shall, concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the period in which such copies, notification or demand letter are received, forward to Agent and Lenders copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward to Agent and Lenders, concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the period in which such correspondence is received, copies of all material correspondence received by any Loan Party from any Governmental Body regarding such claims until the claim is settled. Borrowing Agent shall promptly forward to Agent and Lenders copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at any Real Property owned or leased by any Loan Party, operations or business that any Loan Party is required to file under any Environmental Laws, in each case concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the period in which such filing occurred. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4 Litigation. Notify Agent and Lenders in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, if the amount of damages claimed is in excess of $1,000,000 or if such claim, litigation, suit or proceeding could reasonably be expected to have a Material Adverse Effect, in each case, concurrently with the delivery of the monthly financial statements pursuant to Section 9.9 hereof with respect to the period in which any Loan Party becomes aware of such claim, litigation, suit or administrative proceeding.

9.5 Material Occurrences. (a) Promptly, but in any event within one (1) Business Day after such Loan Party has knowledge thereof, notify Agent and Lenders in writing upon the occurrence of any Default or Event of Default; and (b) promptly, but in any event within fifteen (15) Business Days after such Loan Party has knowledge thereof, notify Agent and Lenders in writing upon the occurrence of: (i) any default by any Loan Party which might result in the acceleration of the maturity of any Material Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (ii) any matter materially affecting the value, enforceability or collectability of any material portion of the Collateral; (iii) other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect and (iv) any change in the information provided in the Beneficial Ownership Certification delivered on behalf of any Borrower pursuant to this Agreement (if any) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification (as previously updated pursuant to this Section 9.5); and (c) promptly, but in any event not later than concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the period in which such Loan Party has knowledge thereof, notify Agent and Lenders in writing upon the occurrence of: (i) any funding deficiency which, if not corrected as provided in Section 4971 of the Code, could subject any Loan Party or any member of the Controlled Group to a tax imposed by Section 4971 of the Code if such tax could reasonably be expected to result in a Material Adverse Effect; (ii) the receipt by any Loan Party of any notice from any Material Customer of its intent to either (x) terminate its relationship directly or indirectly with a Loan Party, or (y) materially and adversely modify any Material Contract involving such Loan Party; (iii) any material and adverse change in the relationship or arrangements within the LTO Consortium; (iv) any investigation, hearing, proceeding or other inquest by any Governmental Body into any Loan Party, or to the knowledge of Quantum, any Affiliate of any Loan Party with respect to Anti-Terrorism Laws; and (v) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business or any refusal by any Governmental Body or any other Person to renew or extend any such Consent to the extent any such refusal could reasonably be expected to have a Material Adverse Effect; and in each case as to clauses (a), (b) and (c) of this Section 9.5, describing the nature thereof and the action the Loan Parties propose to take with respect thereto.

9.6 [Reserved]~~.~~.

9.7 Annual Financial Statements. Furnish Lenders for each fiscal year, within ninety (90) days after the end of each fiscal year, audited financial statements of Quantum and its Subsidiaries, on a consolidated basis (which shall consist of a balance sheet and statements of income, stockholders’ equity and cash flow), from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP in all material respects, and in reasonable detail and audited by independent certified public accountants reasonably acceptable to the Required Lenders (the “Accountants”) and, except (x) with respect to the audited financial statements for the fiscal year ended March 31, 2024 or (y) to the extent permitted by Section 1.1 hereof, certified without qualification; provided, that the foregoing is subject to the proviso set forth in Section 6.9 hereof. The reports described in this Section shall be accompanied by a Compliance Certificate.

9.8 Quarterly Financial Statements . Furnish Lenders within (i) forty-five (45) days after the end of each fiscal quarter of each fiscal year (commencing with the first fiscal quarter ending after the Closing Date), (a) an unaudited balance sheet of Quantum and its Subsidiaries, on a consolidated and consolidating basis, and unaudited statements of income, stockholders’ equity and cash flow of Quantum and its Subsidiaries, on a consolidated and consolidating basis, reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter, all prepared in accordance with GAAP in all material respects, subject to normal and year-end adjustments that individually and in the aggregate are not material to the business operations of Quantum and its Subsidiaries and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year and (b) a written statement of management of Quantum setting forth a discussion of the financial condition, changes in financial condition and results of operations of Quantum and its Subsidiaries, and (ii) five (5) Business Days after the end of the fiscal quarter ended June 30, 2024, an unaudited balance sheet and unaudited statement of income of Quantum and its Subsidiaries, on a consolidated and consolidating basis, for such fiscal quarter, all prepared in accordance with GAAP in all material respects, subject to normal and year-end adjustments that individually and in the aggregate are not material to the business operations of Quantum and its Subsidiaries; provided, that each of the foregoing is subject to the proviso set forth in Section 6.9 hereof. The reports described in clause (i) of this Section shall be accompanied by a Compliance Certificate. ~~The financial information described in clause (ii) of this Section shall be accompanied by a certificate containing a calculation of Total Net Leverage Ratio for Quantum and its Subsidiaries, on a consolidated basis, as of June 30, 2024, which calculation may use an estimated EBITDA (to the extent such estimate is calculated in a manner consistent with prior calculations of EBITDA as reflected in the most recent Compliance Certificate delivered by the Loan Parties), and such financial information and calculation may be used by the Agent and Required Lenders in determining compliance with Section 6.05(c) for the Fiscal Quarter ending June 30, 2024.~~

9.9 Monthly Financial Statements. Furnish Lenders within thirty (30) days after the end of each month (or within forty-five (45) days after the end of the months of March, June, September and December), an unaudited balance sheet of Quantum and its Subsidiaries, on a consolidated and consolidating basis, and unaudited statements of income and cash flow of Quantum and its Subsidiaries, on a consolidated and consolidating basis, reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, all (other than the statements of cash flow) prepared in accordance with GAAP in all material respects, subject to normal and year-end adjustments that individually and in the aggregate are not material to the business operations of Quantum and its Subsidiaries and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; provided, that the foregoing is subject to the proviso set forth in Section 6.9 hereof. The reports described in this Section shall be accompanied by a Compliance Certificate.

9.10 Other Reports. Furnish Lenders, (a) if and when filed by Quantum, all Form 10-Q quarterly reports, Form 10-K annual reports, Form 8-K current reports and any other reports filed by Quantum with the SEC, and (b) copies of any reports or other information provided by Quantum to its shareholders generally. Any report to be furnished pursuant to this Section 9.10 shall be deemed to have been furnished on the date on which Quantum has filed such report with the SEC and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to Lenders without charge; provided that, notwithstanding the foregoing, Borrowing Agent shall deliver to any Lender who requests paper or electronic copies of any such report to be furnished pursuant to this Section 9.10 if such Lender requests that Borrowing Agent furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by such Lender to Borrowing Agent.

9.11 Additional Information. Furnish Lenders with such additional information as the Required Lenders shall reasonably request in order to enable Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by the Loan Parties including, without the necessity of any request by Lenders, (a) copies of all environmental audits and reviews, (b) at least five (5) days prior thereto, (i) notice of Quantum’s opening of a new chief executive office, or (ii) notice of Quantum’s closing of its chief executive office, and (c)

concurrently with the delivery of the monthly financial statements required to be delivered to Lenders pursuant to Section 9.9 hereof with respect to the period in which such Loan Party (i) opens any new office or place of business (other than its chief executive office), in each case to the extent such location is required to be disclosed on Schedule 4.4 hereto, notice of such opening, (ii) closes any existing office or place of business (other than its chief executive office), notice of such closing, and (iii) learns of the occurrence thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any collective bargaining contract to which any Loan Party is a party or by which any Loan Party is bound and which could reasonably be expected to have a Material Adverse Effect.

9.12 Projected Operating Budget . Furnish Lenders, no later than forty-five (45) days after the beginning of each fiscal year (commencing with fiscal year ending on March 31, 2022), quarter by quarter projections (including an operating budget) and cash flow of Quantum and its Subsidiaries, on a consolidated basis, for such fiscal year (including an income statement for each fiscal quarter and a balance sheet as at the end of each fiscal quarter), and year by year projections (including an operating budget) and cash flow of Quantum and its Subsidiaries, on a consolidated basis, for the forthcoming three (3) fiscal years, such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Quantum to the effect that such projections represent the good faith estimate of Quantum, on the date such projections are delivered, of the future performance Quantum and its Subsidiaries for the periods covered thereby based upon assumptions believed by Quantum to be reasonable at the time of the delivery thereof to Lenders; provided, that the foregoing is subject to the proviso set forth in Section 6.9 hereof. The form and scope of the projections required to be delivered to Lenders described in this Section shall be in a form and scope consistent with the Closing Date Projections or otherwise reasonably acceptable to the Required Lenders.

9.13 Variances from Operating Budget. Furnish Lenders, concurrently with the delivery of the financial statements referred to in Section 9.7 hereof, a written report summarizing all material variances from budgets submitted by the Loan Parties pursuant to Section 9.12 hereof and a discussion and analysis by management with respect to such variances.

9.14 [Reserved]~~.~~.

9.15 ERISA Notices and Requests. Promptly, but in any event within five (5) Business Days thereafter after any Loan Party has knowledge thereof, furnish Lenders with written notice in the event that any of the following, together with any other such events or conditions, could reasonably be expected to have a Material Adverse Effect: (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Pension Benefit Plan or Multiemployer Plan or the establishment of any new Pension Benefit Plan or Multiemployer Plan or the commencement of contributions to any Pension Benefit Plan or Multiemployer Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Benefit Plan or to have a trustee appointed to administer a Pension Benefit Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the anticipated imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment under a Pension Benefit Plan or Multiemployer Plan or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16 Additional Documents. Execute and deliver to Agent and Lenders, upon request, such documents and agreements as Agent or any Lender may, from time to time, reasonably request to carry out the terms or conditions of this Agreement.

9.17 Updates to Certain Schedules. Concurrently with the delivery of the quarterly financial statements required to be delivered pursuant to Section 9.8 hereof (commencing with the quarterly financial statements for the fiscal quarter ending December 31, 2025), deliver to Agent and Lenders (a) updates to Schedule 4.4 (Locations of Equipment and Inventory), Schedule 5.2(a) (States of Qualification and Good Standing), Schedule 5.2(b) (Subsidiaries), Schedule 5.4 (Federal Tax Identification Number), Schedule 5.6 (Prior Names), Schedule 5.7 (Environmental), Schedule 5.8(b) (Litigation), Schedule 5.8(e) (Plans), Schedule 5.9 (Intellectual Property), Schedule 5.10 (Licenses and Permits), Schedule 5.13 (Labor Disputes), Schedule 5.18 (Equity Interests), Schedule 5.19 (Commercial Tort Claims), Schedule 5.20 (Letter of Credit Rights) and/or Schedule 5.21 (Material Contracts) to this Agreement and such other Schedules hereto as the Loan Parties shall deem required to maintain the related representations and warranties herein as true and correct, as applicable (any such updated Schedule delivered by the Loan Parties to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement) and (b) a list of any new Intellectual Property registered at the United States Copyright Office or the United States Patent and Trademark Office, and any licenses of Intellectual Property obtained by any Loan Party since the last such quarterly financial statements (or the Closing Date, as applicable) and execute and deliver to Lenders an intellectual property security agreement with respect to any such Intellectual Property registered in the United States.

9.18 Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; provided, however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

X	EVENTS OF DEFAULT~~.~~.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1 Nonpayment. Failure by any Loan Party to pay (a) when due any principal of the Loans (including without limitation pursuant to Section 2.3 hereof), the Exit Fee, if any, or any MOIC Amount, or (b) within three (3) Business Days of being due (or in the case of maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment, when due), any interest on the Obligations or any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment;

10.2 Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any of the Other Documents or in any agreement, documents, certificate or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3 Financial Information. Failure by any Loan Party to (a) furnish financial information when due under Sections 9.7, 9.8, 9.9 or 9.12 of this Agreement, or (b) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms of Section 4.6 hereof;

10.4 Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.9 hereof:

(a) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant contained in Sections 2.4, 4.1, 4.2, 6.2 (solely if a Loan Party is not in good standing in its jurisdiction of incorporation or formation), 6.6(a), 6.16, 6.17, any Section of Article VII (other than Section 7.14), or Sections 9.1, 9.2, 9.5(a) or 16.18 of this Agreement, or Section 7 of the Fifteenth Amendment;

(b) failure or neglect of any Loan Party to perform, keep or observe any other term, provision, condition or covenant contained in Sections 4.4, 4.5, 6.3, 6.11, 9.4, 9.5(b), 9.10, 9.11, or 9.17 of this Agreement which is not cured within twenty (20) days after the earlier of (x) knowledge of such failure or neglect by an authorized officer of any Loan Party or (y) the receipt by Borrowing Agent of written notice of such failure or neglect from Agent or any Lender (provided that such twenty (20) day period shall not apply in the case of any failure or neglect to perform, keep or observe any term, provision, condition or covenant which is not capable of being cured at all or within such twenty (20) day period);

(c) failure or neglect of any Loan Party to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or any of the Other Documents which is not cured within thirty (30) days after the earlier of (x) knowledge of such failure or neglect by an authorized officer of any Loan Party or (y) the receipt by Borrowing Agent of written notice of such failure or neglect from Agent or any Lender (provided that such thirty (30) day period shall not apply in the case of any failure or neglect to perform, keep or observe any term, provision, condition or covenant which is not capable of being cured at all or within such thirty (30) day period);

10.5 Judgments. Any judgment, writ, order or decree for the payment of money (other than any judgment, writ, order or decree contemplated by Section 10.13 hereof) is rendered against any Loan Party for an aggregate amount in excess of $3,000,000 or against all Loan Parties for an aggregate amount in excess of $3,000,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) and (a) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment, or (b) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect;

10.6 Bankruptcy. Any Loan Party or any Subsidiary of any Loan Party (other than an Immaterial Subsidiary) shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any formal action for the purpose of effecting any of the foregoing;

10.7 [Reserved]~~.~~.

10.8 Lien Priority. ~~Subject to the terms of the Intercreditor Agreement, any~~Any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having first priority (subject only to Permitted Encumbrances) except (a) as a result of a Disposition of the applicable Collateral in a transaction permitted hereunder, (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time $5,000,000 or (c) as the result of an action or failure to act on the part of Agent;

10.9 Cross Default. ~~Either (a) an “Event of Default” under (and as such term is defined in) the Dialectic Convertible Notes Indenture shall occur, solely to the extent that such “Event of Default” results in the acceleration of the maturity of the Dialectic Convertible Notes prior to the stated maturity, conversion or termination thereof; provided that if the Dialectic Convertible Noteholders (or the Dialectic Convertible Notes Trustee on behalf of the Dialectic Convertible Noteholders) irrevocably rescinds such acceleration, the Event of Default with respect to this clause (a) shall automatically cease from and after such date, (b) any~~Any of (a) any specified “event of default” under any other Material Indebtedness, or any other event or circumstance which would permit the holder of any such Material Indebtedness to accelerate such Indebtedness (and/or the obligations of such Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness)~~, (c) [reserved]~~ or (~~d~~b) any creditor party to any Subordination Agreement breaches, violates, terminates or challenges the validity of such Subordination Agreement;

10.10 Termination or Limitation of Guaranty, Guarantor Security Agreement or Pledge Agreement. Termination or limitation by any Loan Party of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Loan Party or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement (other than any termination permitted in accordance with the terms of this Agreement);

10.11 Change of Control. Any Change of Control shall occur~~.~~;

10.12 Invalidity. This Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent or any Lender or any Loan Party challenges the validity of or its liability under this Agreement or any Other Document;

10.13 [Reserved]~~.~~.

10.14 Pension Plans. An event or condition specified in Sections 7.14 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, a liability to a Plan or the PBGC (or both) which could reasonably be expected to have a Material Adverse Effect; or the occurrence of any Termination Event which could reasonably be expected to have a Material Adverse Effect (either alone or together with all other such events); or

10.15 Indictment. There is any actual indictment of any Loan Party or any Loan Party’s current officers (relating to such current officer’s actions in conducting the applicable Loan Party’s business affairs) under any criminal statute.

XI	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1 Rights and Remedies~~.~~.

(a) Upon the occurrence of: (i) an Event of Default pursuant to Section 10.6 hereof, all Obligations shall be immediately due and payable, and (ii) any of the other Events of Default and at any time thereafter, at the option of the Required Lenders all Obligations shall be immediately due and payable. Upon the occurrence of any Event of Default, Agent (acting at the direction of the Required Lenders) shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent (acting at the direction of the Required Lenders) may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used by such Loan Party in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The Net Cash Proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, the Loan Parties shall remain liable to Agent and Lenders therefor.

(b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for Disposition or otherwise to complete raw material or work in process into finished goods or other finished products for Disposition; (ii) to fail to obtain third party consents for access to Collateral to be Disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or Disposition of Collateral to be collected or Disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise Dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the Disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to Dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to Dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or Disposition of Collateral or to provide to Agent a guaranteed return from the collection or Disposition of Collateral; or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or Disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

(c) Without limiting any other provision hereof:

(i) At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, Agent shall be free to purchase all or any part of the Investment Property Collateral. Any such sale may be on cash or credit. Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property Collateral for their own account in compliance with Regulation D of the Securities Act or any other applicable exemption available under the Securities Act. Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property Collateral is customarily sold on a recognized market or threatens to decline speedily in value, Agent may sell such Investment Property Collateral at any time without giving prior notice to any Loan Party or other Person.

(ii) Each Loan Party recognizes that Agent may be unable to effect or cause to be effected a public sale of the Investment Property Collateral by reason of certain prohibitions of the Securities Act, so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property Collateral for their own account, for investment and without a view to the distribution or resale thereof. Each Loan Party understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property Collateral were sold at public sales, and agrees that Agent has no obligation to delay or agree to delay the sale of any of the Investment Property Collateral for the period of time necessary to permit the issuer of the securities which are part of the Investment Property Collateral (even if the issuer would agree), to register such securities for sale under the Securities Act. Each Loan Party agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iii) The Net Cash Proceeds arising from the Disposition of the Investment Property Collateral after deducting expenses incurred by Agent will be applied to the Obligations pursuant to Section 11.5 hereof. If any excess remains after the discharge of all of the Obligations, the same will be paid to the applicable Loan Party or to any other Person that may be legally entitled thereto.

At any time after the occurrence and during the continuance of an Event of Default (A) Agent may transfer any or all of the Investment Property Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Investment Property Collateral, but no such transfer shall constitute a taking of such Investment Property Collateral in satisfaction of any or all of the Obligations, and (B) Agent shall be entitled to receive, for application to the Obligations, all cash or stock dividends and distributions, interest and premiums declared or paid on the Investment Property Collateral.

11.2 Agent’s Discretion. Agent (acting at the direction of the Required Lenders) shall have the right to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what ~~any~~ other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against the Loan Parties or each other.

11.3 Setoff. Subject to Section 14.13 hereof, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement or any Other Document to the contrary, ~~subject to the terms of the Intercreditor Agreement,~~ after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents;

SECOND, to payment of all fees, indemnities, expenses and other amounts owed to Agent (including reasonable attorneys’ fees and expenses) to the extent not included in clause FIRST above;

THIRD, ratably, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) and indemnities of each of the ~~Senior Term Loan~~ Lenders;

FOURTH, ratably, to the payment of all Obligations with respect to the ~~Senior~~ Term Loans arising under this Agreement and the Other Documents consisting of accrued fees and interest with respect to the ~~Senior~~ Term Loans;

FIFTH, ratably, to the payment of the outstanding principal amount of the Obligations with respect to the ~~Senior~~ Term Loans and any MOIC Amount;

SIXTH, ratably, to all other Obligations with respect to the ~~Senior~~ Term Loans arising under this Agreement, under the Other Documents or otherwise which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “FIFTH” above;

SEVENTH, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) of each of the Fourth Amendment Lenders to the extent owing to such Fourth Amendment Lenders pursuant to the terms of this Agreement;

EIGHTH, to the payment of all Obligations on account of or related to the Fourth Amendment Loan arising under this Agreement and the Other Documents consisting of accrued fees and interest;

NINTH, to the payment of the outstanding principal amount of the Obligations on account of or related to the Fourth Amendment Loan;

TENTH, to all other Obligations on account of or related to the Fourth Amendment Loan arising under this Agreement, under the Other Documents or otherwise which shall have become due and payable and not repaid pursuant to clauses “SEVENTH” through “NINTH” above;

ELEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the ~~Senior Term Loan~~ Lenders shall receive an amount equal to its pro rata share (based on the proportion that then outstanding ~~Senior~~ Term Loans held by such Lender bears to the aggregate then outstanding ~~Senior~~ Term Loans of all ~~Senior Term Loan~~ Lenders) of amounts available to be applied pursuant to clause “THIRD” above, (iii) each of the ~~Senior Term Loan~~ Lenders shall receive an amount equal to its pro rata share (based on the proportion that then outstanding ~~Senior~~ Term Loans held by such ~~Senior Term Loan~~ Lender bears to the aggregate then outstanding ~~Senior~~ Term Loans of all ~~Senior Term Loan~~ Lenders) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above, and (~~ii~~iv ) each of the Fourth Amendment Lenders shall receive an amount equal to its pro rata share (based on the proportion that then outstanding Fourth Amendment Loan held by such Fourth Amendment Lender bears to the aggregate then outstanding Fourth Amendment Loans of all Fourth Amendment Lenders) of amounts available to be applied pursuant to clauses “SEVENTH”, “EIGHTH”, “NINTH” and “TENTH” above.

XII	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2 Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII	EFFECTIVE DATE AND TERMINATION.

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the Closing Date and shall continue in full force and effect until the Maturity Date (the “Term”) unless sooner terminated as herein provided. The Loan Parties may terminate this Agreement at any time in accordance with Section 2.1(c) upon the Payment in Full of all of the Obligations.

13.2 Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until (a) all of the Obligations have been Paid in Full and this Agreement has been terminated and (b) each of the Loan Parties has released the Secured Parties from and against any and all claims of any nature whatsoever that any Loan Party may have against the Secured Parties. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed in connection herewith shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been Paid in Full and this Agreement has been terminated in accordance with its terms. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent and Lenders shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until all of the Obligations have been Paid in Full and this Agreement shall have been terminated in accordance with its terms. All representations, warranties, covenants, waivers and agreements set forth herein shall survive termination hereof until all of the Obligations have been Paid in Full and this Agreement has been terminated.

XIV	REGARDING AGENT~~.~~.

14.1 Appointment and Authority~~.~~.

(a) Each Lender hereby designates and appoints Alter Domus to act as Agent for such Lender under this Agreement and the Other Documents, and Alter Domus hereby accepts such appointment on the Closing Date subject to the terms hereof. Each Lender hereby irrevocably authorizes Agent in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this Agreement and the Other Documents, together with such actions and powers as are reasonably incidental thereto. Concurrently herewith, each Lender directs Agent and Agent is authorized to enter into this Agreement and the Other Documents and any other related agreements in the forms presented to Agent. For the avoidance of doubt, each Lender agrees that it will be subject to and bound by the terms of this Agreement and the Other Documents. The provisions of this Section 14.1(a) are solely for the benefit of Agent and Lenders, and no Loan Party shall have rights as a third party beneficiary of any such provisions (other than with respect to the Borrowers’ consent rights under Section 14.6).

(b) Each Lender agrees that in any instance in which this Agreement provides that Agent’s consent may not be unreasonably withheld, provide for the exercise of Agent’s reasonable discretion, or provides to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to Agent withhold its consent or exercise its discretion in an unreasonable manner. It is expressly agreed and acknowledged that Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Other Documents. Agent shall have no liability for any failure, inability or unwillingness on the part of any party to provide accurate and complete information on a timely basis to Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or any Other Document, and shall have no liability for any inaccuracy or error in the performance or observance on Agent’s part of any of its duties hereunder or under any Other Document that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(c) For purposes of clarity, and without limiting any rights, protections, immunities or indemnities afforded to Agent hereunder (including without limitation this Article XIV), phrases such as “satisfactory to Agent,” “approved by Agent,” “acceptable to Agent,” “as determined by Agent,” “in Agent’s discretion,” “selected by Agent,” “elected by Agent,” “requested by Agent,” and phrases of similar import that authorize and permit Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to Agent receiving written direction from the Lenders or Required Lenders, as applicable, to take such action or to exercise such rights. Nothing contained in this Agreement shall require Agent to exercise any discretionary acts.

14.2 Rights as a Lender. Any Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving Agent hereunder in its capacity as a Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrowers or any of their Subsidiaries or other Affiliates thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders.

14.3 Exculpatory Provisions~~.~~.

(a) Agent shall not have any duties or obligations except those expressly set forth herein and in the Other Documents to which it is a party, and no implied covenants, duties, obligations or liabilities shall be read into this Agreement or any Other Documents on the part of Agent. The duties of Agent hereunder and in each Other Document shall be administrative in nature. Without limiting the generality of the foregoing, Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) except as to any matters not expressly provided for in this Agreement (including collection of any promissory notes) or any matter that would require Agent to exercise any discretion hereunder or under any Other Document, shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the Other Documents), and such instructions shall be binding; provided that Agent shall not be required to take any action (i) unless it is furnished with an indemnification satisfactory to Agent with respect thereto or (ii) that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to this Agreement, any Other Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the United States Bankruptcy Code or any other insolvency Law; and

(iii) shall not, except as expressly set forth herein and in the Other Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of their Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(b) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or under the Other Documents), or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a final judgment issued by a court of competent jurisdiction no longer subject to appeal). Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to an officer of Agent with direct responsibility for administration of this Agreement in writing by a Borrower or a Lender.

(c) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Other Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Other Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VIII or elsewhere herein or in any Other Document.

(d) Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(e) Each party to this Agreement acknowledges and agrees that Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to this Agreement or the Other Documents and the notification to Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrowers. Agent shall not be liable for any action taken or not taken by any such service provider.

(f) Agent shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instruction to exercise such discretion or grant such consent from any such Lender, as applicable). Agent shall not be liable for any error of judgment made by it in good faith (or by any officer or other employee of Agent) unless it shall be determined pursuant to a non-appealable judgment of a court of competent jurisdiction that Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Other Document or related documents shall obligate Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not indemnified to its satisfaction.

(g) Agent shall not be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. Any permissive grant of power to Agent hereunder shall not be construed to be a duty to act. Before acting hereunder, Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. In no event shall Agent be responsible or liable for: (i) delays or failures in performance resulting from acts beyond its control, including but not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters, the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, (ii) any delay, error omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Agent shall not be liable for interest on any money received by it. For the avoidance of doubt, Agent’s rights, protections, indemnities and immunities provided herein shall apply to Agent for any actions taken or omitted to be taken under this Agreement or any Other Documents and any other related agreements in any of their respective capacities. Agent shall not be required to take any action under this Agreement, the Other Documents or any related document if taking such action (A) would subject Agent to a tax in any jurisdiction where it is not then subject to a tax, unless Borrowers pay such tax, or (B) would require Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(h) Agent shall not have any liability for any failure, inability or unwillingness on the part of any Lender or Loan Party to provide accurate and complete information on a timely basis to Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall not have any liability for any inaccuracy or error in the performance or observance on Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(i) Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Other Documents Agent is permitted or required to take or to grant. Without limiting Section 14.3(a)(ii), if Agent shall request any such instructions, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the Other Documents), and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the Other Documents).

14.4 Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Agent may consult, at the expense of Borrowers, with legal counsel of its own choosing (who may, but need not, be counsel for Borrowers or any Lender), independent accountants and other experts and advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, advisors or experts. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the Other Documents, except for its or their own gross negligence or willful misconduct (as determined by a final judgment issued by a court of competent jurisdiction no longer subject to appeal). Without limiting the generality of the foregoing, Agent: (i) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the Other Documents; (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Other Documents or any related documents on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties; (iii) shall not be responsible to any Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency, ownership, transferability, perfection, priority or value of any Collateral, this Agreement, the Other Documents, any related document or any other instrument or document furnished pursuant hereto or thereto; and (iv) shall incur no liability under or in respect of this Agreement or any Other Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate, instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. Agent shall not have any liability to any of the Loan Parties or any Lender or any other Person for any of the Loan Parties’ or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any Other Document. Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Other Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Other Document.

14.5 Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Other Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives. The exculpatory provisions of this Article XIV shall apply to any such sub-agent and to the Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Agent and any such sub-agent, and shall apply, without limiting the foregoing, to their activities as Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents or attorneys-in-fact as determined by a court of competent jurisdiction in a final and non-appealable judgment.

14.6 Resignation of Agent~~.~~.

(a) Agent may at any time give notice of its resignation to Lenders and Borrowing Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrowing Agent, to appoint a successor, which shall be a financial institution with an office in New York, or an Affiliate of any such financial institution with an office in New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the Other Documents (except that in the case of any collateral security held by Agent on behalf of Lenders under this Agreement or any of the Other Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) except for any accrued but unpaid fees, unreimbursed expenses or any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to accrued but unpaid fees, unreimbursed expenses or any indemnity payments owed to the retiring Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the Other Documents. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the Other Documents, the provisions of this Article XIV, Section 16.5 and Section 16.9 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

14.7 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their respective Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors or representatives and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their respective Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors or representatives and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any Other Document or any related agreement or any document furnished hereunder or thereunder. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or statement delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, sufficiency or value of this Agreement or any Other Document or any other instrument or document furnished pursuant hereto or thereto, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

14.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, Agent shall not have any powers, duties or responsibilities under this Agreement or any of the Other Documents, except in its capacity, as applicable, as Agent or a Lender hereunder or thereunder.

14.9 Agent May File Proofs of Claim. In case of the pendency of any proceeding under any insolvency Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent or the Required Lenders shall have made any demand on Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent under Section 3.3, Section 16.5 and Section 16.9) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

~~(b)~~ and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent under this Agreement and the Other Documents, including Section 3.3, Section 16.5 and Section 16.9.

14.10 Collateral and Guaranty Matters~~.~~.

(a) Each of the Lenders irrevocably authorizes Agent to:

(i) release any Lien on any property granted to or held by the Agent under this Agreement or any Other Document (x) upon Payment in Full, (y) that is sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under the Other Documents or (z) subject to Section 16.2(b), if approved, authorized or ratified in writing by the Required Lenders or such other number or percentage of Lenders required hereby;

(ii) subordinate any Lien on any property granted to or held by Agent hereunder or under any Other Document to the holder of any Lien on such property that is permitted by clause (g) of the definition of “Permitted Encumbrances”; and

(iii) release any Guarantor from its obligations under the Guaranty (x) upon Payment in Full or (y) if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted under and in accordance with this Agreement and the Other Documents.

Any such release of guarantee obligations or security interests shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Any such release of Liens shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In no event shall Agent be obligated to execute or deliver any document evidencing any release, subordination or re-conveyance without receipt of a certificate executed by an authorized officer of the Loan Party or Loan Parties disposing of such property certifying that such release, subordination or re-conveyance, as applicable, complies with this Agreement and the Other Documents, and that all conditions precedent to such release, subordination or re-conveyance have been complied with. Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release, subordinate or re-convey its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 14.10.

(b) Agent hereby disclaims any representation or warranty to the Lenders concerning, and shall not be responsible for or have a duty to ascertain or inquire into the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. Agent makes no representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of the Loan Parties to the Collateral, or as to the security afforded by this Agreement or any Other Document. Agent shall not be responsible for insuring the Collateral or for the payment of Taxes, charges, assessments or liens upon the Collateral. Agent shall not be responsible for the maintenance of the Collateral, except as expressly provided in the immediately following sentence when Agent has possession of the Collateral. Agent shall have no duty to the Lenders as to any Collateral in its possession or in the possession of someone under its control or in the possession or control of any agent or nominee of Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords similar assets held for the benefit of third parties and the duty to account for monies received by it. Agent shall not be under an obligation independently to request or examine insurance coverage with respect to any Collateral. Agent shall not be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of any Loan Party or any other party selected by Agent with reasonable care or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral, and Agent shall not be required to monitor the performance of any such Persons holding Collateral. For the avoidance of doubt, Agent shall not be responsible to the Lenders for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments. The Lenders shall be solely responsible for, and shall arrange for the filing and continuation of financing statements or other filing or recording documents or instruments for the perfection of security interests in the Collateral. Agent shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such financing statements.

(c) In connection with the exercise of any rights or remedies in respect of, or foreclosure or realization upon, any Real Property-related Collateral pursuant to this Agreement or any Other Document, Agent shall not be obligated to take title to or possession of Real Property in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability. In the event that Agent deems that it may be considered an “owner or operator” under any environmental laws or otherwise cause Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, Agent reserves the right, instead of taking such action, either to resign as Agent subject to the terms and conditions of Section 14.6 or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any Hazardous Materials into the environment.

(d) In connection with any tax affidavit or similar instrument required to be filed or delivered by Agent in connection with any mortgage, deed of trust or similar instrument, Agent shall complete such tax affidavit or similar instrument pursuant to the information provided to it in a certificate executed by an authorized officer of the applicable Loan Party pledging such Real Property. Agent shall be entitled to conclusively rely on the information provided to it in such certificate and shall not be liable to the Loan Parties, the Lenders or any other Person for its acting in reliance thereon. Borrowers shall indemnify Agent for any losses Agent may incur as a result of its reliance on such certificate of the applicable Loan Party, including without limitation, any losses relating to any incorrect or misleading information provided in any tax affidavit based upon information contained in the certificate of the applicable Loan Party.

(e) Anything contained in this Agreement or any Other Documents to the contrary notwithstanding, the Loan Parties, Agent and each Lender hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or any Other Document relating to the Collateral, it being understood and agreed that all powers, rights and remedies under this Agreement or any of the Other Documents relating to the Collateral may be exercised solely by Agent, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under this Agreement and such Other Documents relating to the Collateral may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure or similar enforcement action by Agent on any of the Collateral pursuant to a public or private sale or other Disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the United States Bankruptcy Code), Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the United States Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale or other Disposition.

14.11 Withholding Tax. To the extent required by Applicable Law, Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Body asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless Agent fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Other Document against any amount due to Agent under this Section 14.11. The agreements in this Section 14.11 shall survive the resignation and/or replacement of Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

14.12 No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended, modified, supplemented or replaced, the “CIP Regulations”), or any other ~~Anti-Terrorism~~Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, this Agreement or the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13 [Reserved]~~.~~.

14.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

XV	BORROWING AGENCY~~.~~.

15.1 Borrowing Agency Provisions~~.~~.

(a) Each Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) sign and endorse notes, (iii) execute and deliver all instruments, documents, applications, security agreements and all other agreements, documents, instruments, certificates, notices and further assurances now or hereafter required hereunder, (iv) make elections regarding interest rates, and (v) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Loan Party or the Loan Parties, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Loan Parties and at their request. Neither Agent nor any Lender shall incur liability to the Loan Parties as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Loan Parties as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to the willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order).

(c) All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals or forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Loan Party notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof. Each Loan Party waives all suretyship defenses. Each of the Loan Parties shall be jointly and severally liable with respect to its Obligations under this Agreement and the Other Documents to which it is party (including each other payment, reimbursement, indemnification and contribution Obligation under this Agreement and any Other Document).

15.2 Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until the termination of the Commitments, the termination of this Agreement and the Payment in Full of the Obligations.

XVI	MISCELLANEOUS~~.~~.

16.1 Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any of the Other Documents shall be brought in any court of competent jurisdiction in the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof, and, by execution and delivery of this Agreement, each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party to this Agreement hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent (for all Loan Parties) at its address set forth in Section 16.6 hereof and to all other parties to this Agreement to their respective addresses set forth in Section 16.6 hereof and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each party to this Agreement waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any of the Other Documents, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2 Entire Understanding~~.~~.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not set forth herein and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, Agent’s and each Lender’s respective officers or authorized signatories. Neither this Agreement nor any portion or provisions hereof may be amended, modified, changed, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Neither this Agreement nor any Other Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Required Lenders and the Loan Parties; provided, however, that no such agreement shall, directly or indirectly:

(i) increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the written consent of each Lender directly affected thereby;

(ii) extend or otherwise postpone the Term or the time for payment of principal, MOIC Amount or interest of the Loans, or any fee payable to any Lender, or reduce the principal amount of, the MOIC Amount with respect to or the rate of interest borne by the Loans or reduce any fee payable to any Lender, in each case, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 hereof);

(iii) alter the definitions of the terms, or “Required Lenders” or alter, amend or modify, directly or indirectly, this Section 16.2(b) or any provision of this Agreement that requires the consent of all Lenders or any affected Lender without the consent of all Lenders;

(iv) alter, amend or modify the provisions of Section 2.2(d) or Section 11.5 hereof without the consent of each Lender directly and adversely affected thereby;

(v) release all or substantially all of the Collateral or all or substantially all of the Guarantors under the Guaranty (other than in accordance with the provisions of this Agreement) without the consent of all Lenders;

(vi) release any Borrower without the consent of all Lenders; or

(vii) amend, modify or waive any provision of Article XIV or any other provision affecting the rights, duties or obligations of Agent without the consent of Agent.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) Notwithstanding anything to the contrary in this Section 16.2, in the definition of “Required Lenders” or otherwise in this Agreement or any Other Document to the contrary:

(i) for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of this Agreement or of any Other Document or any departure by any Loan Party therefrom, or any plan of reorganization, plan of arrangement, proposal or similar plan pursuant to any proceeding relating to any Insolvency Event, (B) otherwise acted on any matter related to this Agreement or any Other Document, or (C) directed or required the Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under this Agreement or any Other Document, no Fourth Amendment Lender shall have any right to consent (or not consent), otherwise act or direct or require the Agent or any Lender to take (or refrain from taking) any such action and all Fourth Amendment Loans held by such Fourth Amendment Lenders shall be deemed to have been voted in the same proportion as the allocation of voting by Lenders that are not Fourth Amendment Lenders for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii) notwithstanding the above, Fourth Amendment Lenders shall have the right to vote on any amendment, modification, waiver, consent or other action requiring the written consent of each Lender or of each Lender directly and adversely affected thereby under Sections 16.2(b)(i), (ii) and (v) above.

Notwithstanding anything in this Agreement or the Other Documents to the contrary, but subject to the foregoing clauses (i) and (ii), each Fourth Amendment Lender, to the maximum extent permitted by Applicable Law, hereby agrees that, if a proceeding under any Insolvency Event shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is a Fourth Amendment Lender, such Fourth Amendment Lender (a) irrevocably authorizes and empowers the Agent to vote on behalf of such Fourth Amendment Lender with respect to the Fourth Amendment Loans held by such Fourth Amendment Lender in any manner in the Agent’s sole discretion, unless the Agent instructs such Fourth Amendment Lender to vote, in which case such Fourth Amendment Lender shall vote with respect to the Fourth Amendment Loans held by it as the Agent directs, (b) if the Agent does not vote on behalf of such Fourth Amendment Lender or instruct such Fourth Amendment Lender to vote, such Fourth Amendment Lender shall not vote, and (c) if such Fourth Amendment Lender does vote notwithstanding the foregoing restrictions, such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected a proposed plan of reorganization in accordance with Section 1126(e) of the United States Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (d) not to contest any request by any party for a determination by a court of competent jurisdiction effectuating the foregoing clause (c); provided that such Fourth Amendment Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Fourth Amendment Lender in a manner that is less favorable in any material respect to such Fourth Amendment Lender than the proposed treatment of similar Obligations held by Lenders that are not Fourth Amendment Lenders. Each Fourth Amendment Lender and each other Lender that is not a Fourth Amendment Lender agree and acknowledge that the provisions set forth in this Section 16.2(d) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of Title 11 of the United States Code (as in effect from time to time) or any other law, regulation or proceeding related to any Insolvency Event, and, as such, would be enforceable for all purposes in any case where Holdings, the Borrowers or any of their Subsidiaries have filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to Holdings, the Borrowers or such Subsidiaries, as applicable, or any other Insolvency Event. Each Fourth Amendment Lender hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Fourth Amendment Lender’s attorney-in-fact, with full authority in the place and stead of such Fourth Amendment Lender and in the name of such Fourth Amendment Lender (solely in respect of Fourth Amendment Loans and participations therein and not in respect of any other claim or status such Fourth Amendment Lender may otherwise have), from time to time in the Agent’s discretion to take any action and to execute any instrument that the Agent may deem reasonably necessary to carry out the provisions of this Section 16.2(d).

Notwithstanding anything to the contrary in this Agreement or in any Other Document, (1) any waiver, amendment, modification or consent in respect of this Agreement or any Other Document that by its terms affects the rights or duties under this Agreement or any Other Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 16.2 if such Lenders were the only Lenders hereunder at the time and (2) this Agreement and the Other Documents may be amended (or amended and restated) to effect an Extension Amendment solely in accordance with the terms set forth in this Agreement with respect thereto.

16.3 Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Loans to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Loans held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) the Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to any Lender which granted an interest in its Loans or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Loans hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with the prior written consent of Borrowing Agent and such Participant acknowledges that it is entitled to no greater rights hereunder and under the Other Documents than the applicable Lender, and (ii) in no event shall the Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Loans. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other Obligations hereunder or under any Other Document) to any Person except to the extent that such disclosure is necessary to establish that any such Commitment, Loan or other Obligation is in registered form under Treas. Reg. Section 5f.~~103-1~~103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender, with notice to Agent, may sell, assign and transfer all or any part of its rights and obligations under or relating to Loans under this Agreement and the Other Documents to one or more additional Persons (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000 (or such lower amount as the Agent may agree in its reasonable discretion), pursuant to an Assignment Agreement, executed by a Purchasing Lender and the transferor Lender, and acknowledged by Agent and delivered to Agent for recording, provided, however, that (i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans under this Agreement in which such Lender has an interest and (ii) the consent of Borrowing Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any such sale, assignment or transfer by a Lender unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided, further, that Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within seven (7) Business Days after having received prior written notice thereof. Upon such execution, delivery, acknowledgment and recording, from and after the transfer effective date determined pursuant to such Assignment Agreement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender thereunder as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement, the Assignment Agreement creating a novation for that purpose. Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d) Any Lender, with notice to Agent, may directly or indirectly sell, assign and transfer all or any portion of its rights and obligations under or relating to Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to an Assignment Agreement modified as appropriate to reflect the interest being assigned (“Modified Assignment Agreement”), executed by any intermediate purchaser, the Purchasing CLO, and the transferor Lender, as appropriate and delivered to Agent for recording (it being acknowledged that Agent may accept such Modified Assignment Agreement on its face and shall not be liable for any differences in form between the Assignment Agreement and the Modified Assignment Agreement). Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Assignment Agreement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Assignment Agreement and recordation in the Register, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Assignment Agreement, be released from its obligations under this Agreement, the Modified Assignment Agreement creating a novation for that purpose. Such Modified Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Agent, acting as a non-fiduciary agent of the Loan Parties, shall maintain at its address a copy of each Assignment Agreement and Modified Assignment Agreement delivered to it and the Register for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other amounts due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(f) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party; provided that such Transferee or prospective Transferee shall agree to be bound by the provisions of Section 16.15 hereof.

(g) Notwithstanding anything to the contrary set forth in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding the foregoing, except in connection with Refinancing Indebtedness with respect to such Obligations or a Refinancing Amendment entered into pursuant to Section 2.7, (i) each Lender hereby agrees that it shall not assign or otherwise transfer, or sell any participating interests in, any of the Obligations (and/or interests in any Other Document) that are not Fourth Amendment Loans (or interests related thereto) to a Fourth Amendment Lender without the Required Lenders’ prior written consent to be provided in their sole discretion and (ii) the Fourth Amendment Lenders may not sell, assign, transfer or participate the Fourth Amendment Loans (or any Obligations related thereto) to any other Person that is not an Affiliate of such Fourth Amendment Lender and that does not hold any Loans other than Fourth Amendment Loans (or hold any Obligations that are not directly related to the Fourth Amendment Loans), and in each case of the foregoing, any transaction that violates either clause (i) or clause (ii) shall be void ab initio; provided that this Section 16.3(h) shall not restrict the incurrence of Refinancing Indebtedness.

16.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5 Indemnity~~.~~.

(a) Each Loan Party, jointly and severally, shall defend, protect, indemnify, pay, save and hold harmless Agent (and any sub-agent thereof), each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs (including settlement costs and the costs of enforcing this indemnity), charges, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Loans and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any

Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Loan Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent or any Lender under this Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan Party or any Subsidiary of any Loan Party, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with any Real Property owned or leased by any Loan Party, any Hazardous Discharge, the presence of any Hazardous Materials affecting any Real Property owned or leased by any Loan Party (whether or not the same originates or emerges from such Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any Real Property owned or leased by any Loan Party under any Environmental Laws and any loss of value of such Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. The Loan Parties’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at any Real Property owned or leased by any Loan Party, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment or order). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Loan Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. The foregoing to the contrary notwithstanding, (A) the Loan Parties shall have no obligation to any Indemnified Party under this Section 16.5 with respect to any Claims that (I) a court of competent jurisdiction determines by a final and non-appealable judgment or order to have resulted from the gross negligence or willful misconduct of such Indemnified Party; (II) result from disputes solely between or among the Lenders or from disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the provisions of this Section 16.5 shall extend to Agent (but not the Lenders) relative to disputes between or among Agent, on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, and (B) any obligation for any Claim with respect to legal counsel shall be limited to the reasonable and documented fees, charges and disbursements of (I) one primary counsel and any special and local counsel for Agent and one primary counsel and any special and local counsel for the other Indemnified Parties and (II) in the event of any actual or potential conflicts of interest, one additional primary counsel and any additional special and local counsel, in each case, for all similarly situated Indemnified Parties. This Section 16.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) To the extent that the Borrowers for any reason fail to indemnify Agent or pay any amount required under Section 16.5(a) or Section 16.9 to be paid by them to Agent (or any sub-agent thereof) and its officers, directors, Affiliates, attorneys, employees and agents, each Lender severally agrees to indemnify Agent from and against any all Claims which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document and pay to Agent (or any such sub-agent) or its officers, directors, Affiliates, attorneys, employees and agents, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of outstanding Loans of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified Claim, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or against any of its officers, directors, Affiliates, attorneys, employees and agents acting for Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 16.5(b) are several and not joint.

16.6 Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which the Loan Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names set forth below in this Section 16.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(d) In the case of electronic transmission, when actually received;

(e) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(f) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A) If to Agent at:

Alter Domus (US) LLC

225 W. Washington St., 9th Floor

Chicago, Illinois 60606

Attention:    Emily Ergang Pappas,

         Legal Department – Agency,

         Rick Ledenbach

Telephone:    312-564-5100

Email:     emily.ergangpappas@alterdomus.com; legal_agency@alterdomus.com;

         and rick.ledenbach@alterdomus.com

With copies to:

Holland & Knight LLP

150 N. Riverside Plaza, Suite 2700

Chicago, Illinois 60606

Attention:  Joshua Spencer

Email: joshua.spencer@hklaw.com and

alterdomus@hklaw.com

~~and~~

~~Allen Overy Shearman Sterling US LLP~~

~~599 Lexington Avenue~~

~~New York, New York 10022~~

~~Attention:  Michael Steinberg~~

~~Email:  michael.steinberg@aoshearman.com~~

(B) If to Borrowing Agent or any Loan Party:

Quantum Corporation

10770 E Briarwood Ave.

Centennial, CO 80112

Attention: Laura Nash

Email:

with a copy to:

~~Latham & Watkins~~Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, NY 10019

Attention: Joel M. Simon

Email: joel.simon@pillsburylaw.com

and

~~10250 Constellation Blvd. Suite 1100~~

~~Los Angeles, CA 90067~~

Attention: ~~Mark Morris~~Jim Masetti

Email:     ~~mark.morris@lw~~ jim.masetti@pillsburylaw.com

(C) If to a Lender, to it at its address (or facsimile number) set forth on the signature pages hereof or as otherwise provided in an Assignment Agreement or a Notice provided hereunder.

16.7 Survival. The obligations of the Loan Parties under Sections 3.5, 3.6, 3.7, 3.8, 16.5 and 16.9 hereof and the obligations of Lenders under Sections 14.8 and 16.5 hereof shall survive termination of this Agreement and the Other Documents and the Payment in Full of the Obligations and the resignation or replacement of Agent.

16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9 Expenses. The Loan Parties shall pay (a) all reasonable and documented out-of-pocket expenses incurred by Agent and Lenders (including the reasonable and documented fees, charges and disbursements of (w) one primary counsel and any special and local counsel to Agent, (x) counsel to the Initial Term Loan Lenders and the Delayed Draw Term Loan Lenders, (y) one primary counsel to Lenders with Fourth Amendment Loans and (z) any special and local counsel to Lenders), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the Lenders’ due diligence investigation, the preparation, negotiation, execution, delivery and administration of this Agreement, the Other Documents, the Fourth Amendment Warrants, the Tenth Amendment and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable and documented out-of-pocket expenses incurred by Agent or any Lender (including the reasonable and documented fees, charges and disbursements of (v) one primary counsel and any special and local counsel for Agent, (w) counsel to the Initial Term Loan Lenders and the Delayed Draw Term Loan Lenders, (x) one primary counsel to Lenders with Fourth Amendment Loans and (y) any special and local counsel for Lenders and (z) in the event of any actual or potential conflicts of interest, one additional primary counsel and any additional special and local counsel, in each case, for all similarly situated Lenders), and shall pay all fees and time charges for attorneys who may be employees of Agent in connection with the enforcement or protection of its rights in connection with this Agreement and the Other Documents, including its rights under this Section, (c) all documented out-of-pocket expenses incurred by Agent or any Lender (including the reasonable and documented fees, charges and disbursements of (v) one primary counsel and any special and local counsel for Agent, (w) counsel to the Initial Term Loan Lenders and the Delayed Draw Term Loan Lenders, (x) one primary counsel to Lenders with Fourth Amendment Loans and (z) any special and local counsel for Lenders and (y) in the event of any actual or potential conflicts of interest, one additional primary counsel and any additional special and local counsel, in each case, for all similarly situated Lenders), in connection with the enforcement or protection of its rights in connection with the Loans issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (d) all reasonable and documented out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of any Loan Party’s or any Loan Party’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10 Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent and Lenders, if Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document. Neither Quantum nor any of its Subsidiaries, nor any agent or attorney for any of them, shall be liable to any Lender or the Agent (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document; provided that the foregoing shall not limit the indemnification obligations of the Borrowers under Section 16.5 or limit the rights or remedies of Agent and Lenders under Article XI hereof, Applicable Law or otherwise.

16.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13 Counterparts; Electronic Signatures~~.~~.

(a) This Agreement may be executed in any number of separate counterparts, ~~each of which shall collectively and separately~~all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. ~~Delivery of an executed~~Any signature ~~page of this Agreement~~delivered by a party by facsimile transmission, PDF (portable document format) or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the Other Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(b) Agent is authorized and permitted to accept directions, certificates, requisitions, statements, notices, approvals, consents, requests, instructions, and any other communications (collectively, “Communications”) including but not limited to investment, account transfer, and payment instructions, via e-mail from an authorized corporate e-mail address as listed on an incumbency certificate provided by the applicable party to Agent. Any Loan Party or any Lender may deliver any Communications, including but not limited to investment, account transfer, and payment instructions, to Agent via e-mail, provided that such comes from one of the persons authorized on the incumbency certificate delivered pursuant to this section and from the respective authorized e-mail address. Any Communication via e-mail from the persons authorized on such incumbency certificate shall be considered signed by the person or persons designated by the applicable party. Agent is authorized and permitted to accept Communications, including but not limited to investment, account transfer, and payment instructions, provided via electronic signature. Any Loan Party or any Lender may authorize or sign any Communications, including but not limited to investment, account transfer, and payment instructions, for Agent using electronic signatures. Any electronic signature document delivered via email from a person authorized on the incumbency certificate delivered pursuant to this section shall be considered signed or executed by such person on behalf of the applicable party.

(c) Each of the Loan Parties, Agent and Lenders agrees on behalf of itself, and any Person acting or claiming by, under or through such party, that any written instrument delivered in connection with this Agreement, any Other Document or any related document, including without limitation any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature document delivered via email from a person authorized on an incumbency certificate provided by any party to Agent shall be considered signed or executed by such person on behalf of such party. Each of the Loan Parties and the Lenders agrees to assume all risks arising out of the use of electronic methods for all purposes including the authorization, execution, delivery, or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to Agent, including without limitation the risk of Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

16.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15 Confidentiality; Sharing Information~~.~~.

(a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, so long as such examiners are informed of the confidential nature of such information; (b) to its Affiliates, outside auditors, counsel, other professional advisors and actual and potential financing sources, so long as such Affiliates, outside auditors, counsel, other professional advisors or actual or potential financing sources either have a legal obligation to keep such information confidential or agree to comply with the provisions of this Section 16.15; (c) to Agent or any Lender; (d) to any prospective Transferees, so long as such prospective Transferees agree to comply with the provisions of this Section 16.15; (e) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; (f) in connection with the exercise of any remedies hereunder or under any Other Document or the enforcement of rights hereunder or thereunder; (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) with the consent of Borrowers; or (i) to the extent that such information (x) becomes publicly available other than as a result of a breach of this Section 16.15, (y) becomes available to Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than Borrowers other than as a result of a breach of this Section 16.15 or (z) was independently developed by Agent, any Lender or any of their respective Affiliates; provided further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been Paid in Full and this Agreement has been terminated. In addition, Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Agent and Lenders in connection with the administration of this Agreement, the Other Documents and the Loans. Notwithstanding anything herein to the contrary, the information subject to this Section 16.15 shall not include, and Agent and Lenders may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loans, the Transactions and the other transactions contemplated hereby and all materials of any kind

(including opinions or other tax analyses) that are provided to Agent or Lenders relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such “tax treatment” or “tax structure” as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such “tax treatment” or “tax structure.”

(b) Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Loan Party or any of any Loan Party’s affiliates, the provisions of this Agreement shall supersede such agreements.

16.16 No Publicity. Except as otherwise permitted herein, each Loan Party agrees not to disclose to third parties (other than Persons who have a “need to know” in connection with the Transactions), the existence or terms and conditions of this Agreement or the Other Documents, unless required by law or with the written permission of the Lenders. Each Loan Party shall direct its officers, directors, Affiliates, attorneys, employees and agents to comply with the terms of this section, and the Loan Parties will be responsible for any breach of the terms of this paragraph by any of such Persons. This provision shall survive any termination of this Agreement. Each Loan Party agrees that legal remedies available at law or in equity to the Lenders, including injunctive relief, may be appropriate in the event of a breach of this provision by any Loan Party.

16.17 Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) at such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, each Lender may from time to time request, and each Loan Party shall provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act, any other Anti-Terrorism Law, and any other “know your customer” rules and regulations.

16.18 Anti-Terrorism Laws~~.~~.

(a) Each Loan Party represents and warrants that (i) no Covered Entity and, to the knowledge of the Loan Parties, no agent of any Covered Entity, is a Sanctioned Person and (ii) no Covered Entity and, to the knowledge of the Loan Parties, no agent of any Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify Agent and Lenders in writing upon the occurrence of a Reportable Compliance Event.

16.19 Acknowledgment and Consent to Bail-In. Notwithstanding anything to the contrary contained in this Agreement, any Other Document, or any other agreement, arrangement or understanding among any Agent, Lenders and the Loan Parties, Agent, each Lender and each Loan Party acknowledges and accepts that any liability of any Party to any other Party under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the Bail-In Action by the relevant Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by the effect of:

(a) any Bail-In Action on any such liability, including, if applicable (without limitation):

(i) a reduction in full or in part, in the principal amount, or outstanding amount due (including any accrued by unpaid interest) in respect of such liability;

(ii) a conversion of all, or a part of, any such liability into shares or other instruments of ownership that may be issued to it or otherwise conferred on it; or

(iii) a cancellation of any such liability;

(b) the variation of the terms of this Agreement or any Other Document to the extent necessary to give effect to any Bail-In Action in relation to such liability.

XVII	GUARANTY~~.~~.

17.1 Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each Guarantor shall be liable under its guarantee set forth in this Section 17.1, without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Loans or other Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by this Agreement or the Other Documents on the date hereof. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all Obligations (including, without limitation, interest, MOIC Amount, fees, costs and expenses) that would be owed by any other obligor on the Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy proceeding involving such other obligor because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrowers or any other Guarantor of any portion of such Obligations. Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

17.2 Taxes. Notwithstanding the provisions of Section 3.8, if any Guarantor is required to deduct any Indemnified Taxes (including any Other Taxes) from a payment in respect of an Obligation, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had the payment been made by the Borrower in respect of whose Obligation the Guarantor is making payment and had no such deductions been made and (ii) Guarantor shall make such deductions and (iii) Guarantor shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

17.3 Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (e) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than the Payment in Full of the Obligations and any defense that any other guarantee or security was or was to be obtained by Agent.

17.4 No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto or of all or any part of the Obligations or of any collateral security therefor shall affect or impair this Guaranty or be a defense hereunder.

17.5 Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XVII, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent or Lenders shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

17.6 Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) the validity or enforceability of this Agreement or any Other Document, any of the Obligations or any other guaranty or right of offset with respect thereto at any time or from time to time held by Agent or any Lender;

(b) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset thereagainst, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(d) the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

(e) any change, reorganization or termination of the corporate structure or existence of Borrower or any Guarantor or any of their Subsidiaries and any corresponding restructuring of the Obligations;

(f) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(g) any exercise of remedies with respect to any security for the Obligations (including, without limitation, any collateral, including the Collateral, securing or purporting to secure any of the Obligations) at such time and in such order and in such manner as Agent and the other Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have;

(h) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of Disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(i) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Loans or other financial accommodations to the Loan Parties pursuant to this Agreement and/or the Other Documents.

17.7 Waiver of Notice. Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions (in each case other than the defense of Payment in Full of the Obligations).

17.8 Agent’s Discretion. Agent may (at the direction of Required Lenders) at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

17.9 Reinstatement~~.~~.

(a) The Guaranty provisions set forth herein shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Persons.

(b) Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c) No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d) If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e) All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s prior right to Payment in Full of the Obligations. Except to the extent prohibited otherwise by this Agreement, if an Event of Default shall have occurred and be continuing, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are Paid in Full and this Agreement is irrevocably terminated.

(f) Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees that, after the occurrence and during the continuance of an Event of Default, it shall make no payments to any Guarantor without the prior written consent of Required Lenders. Each Loan Party agrees to give full effect to the provisions hereof.

17.10 Limitation on Obligations Guaranteed~~.~~.

(a) Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article XVII hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Section 17.1 hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Guaranty set forth herein and the obligations of each Guarantor hereunder. To effectuate the foregoing, Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor in respect of the Guaranty set forth in Section 17.1 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor with respect thereto hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such Guaranty set forth in Section 17.1 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the Guaranty under Section 17.1 hereof will be deemed to be enforceable and payable after the Guaranty under Section 17.1 hereof. To the fullest extent permitted by applicable law, this Section 17.10(a) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interests in such Guarantor.

(b) Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 17.10(a) without impairing the Guaranty contained in this Article XVII or affecting the rights and remedies of any Secured Party hereunder.

17.11 Financial Condition of Borrower and other Guarantors. Any Loan may be made to Borrowers or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of any Borrower or any other Guarantor at the time of any such grant or continuation. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower or any other Guarantor. Each Guarantor has adequate means to obtain information from Borrowers and each other Guarantor on a continuing basis concerning the financial condition of each Borrower and each other Guarantor and its ability to perform its obligations under this Agreement and the Other Documents, and each Guarantor assumes responsibility for being and keeping informed of the financial condition of each Borrower and each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower or any other Guarantor now known or hereafter known by any Secured Party.

17.12 Bankruptcy, Etc. Until Payment in Full, no Guarantor shall, without the prior written consent of Required Lenders, commence or join with any other person in commencing any bankruptcy proceeding of or against any Borrower or any other Guarantor. The Obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or bankruptcy proceeding, voluntary or involuntary, involving any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any interest, fees, costs, expenses or other Obligations accruing or arising after the date on which such case or proceeding is commenced.

17.13 Original Issue Discount Legend. THE LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO AGENT AT ITS ADDRESS SET FORTH ON THE APPLICABLE SIGNATURE PAGE HERETO.

~~17.14 Intercreditor Agreement. The Liens securing the Obligations are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.~~

[Signature Pages Intentionally Deleted]

Annex A

Conversion Agreement

[See attached.]

CONVERSION AGREEMENT

by and among

QUANTUM CORPORATION

and

DIALECTIC TECHNOLOGY SPV LLC

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent (solely with respect to Sections 7.1 and 7.3 and Articles III and X)

Dated as of June 1, 2026

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2026 (the “Agreement Date”), by and among Quantum Corporation, a Delaware corporation (the “Company”), Dialectic Technology SPV LLC, a Delaware limited liability company (“Dialectic”), and, solely with respect to Sections 7.1 and 7.3 and Articles III and X hereof, U.S. Bank Trust Company, National Association (“US Bank”), a national banking association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture (as defined below). The Company and Dialectic are each referred to herein individually as a “Party” and collectively as the “Parties.” For purposes of Sections 7.1 and 7.3 and Article X only, references to “Parties” shall be deemed to include the Trustee and the Notes Collateral Agent (as each such term is defined below), as applicable. Certain capitalized terms used in this Agreement are defined in Article I.

RECITALS

WHEREAS, Dialectic is the sole beneficial owner of certain 10.00% PIK Senior Secured Convertible Notes due 2028 (the “Note”) issued by the Company pursuant to that Indenture, dated as of December 18, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Company, the Trustee and the Notes Collateral Agent;

WHEREAS, the Note was issued to Dialectic in connection with the Debt Exchange (as defined in that certain Transaction Agreement, dated as of September 23, 2025 (the “Transaction Agreement”), by and among the Company, Dialectic, OC III LVS XXXIII LP and OC III LVS XL LP), pursuant to which Dialectic’s term loans under that certain Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as amended, supplemented or otherwise modified through the date hereof, the “Term Loan Credit Agreement”), were converted on a dollar-for-dollar basis into the Note in December 2025, following receipt of stockholder approval at a special meeting of stockholders of the Company;

WHEREAS, as of the date of this Agreement, the Note has total outstanding principal amount of $54,718,114 (the “Note Principal Amount”);

WHEREAS, the Company is contemplating a private investment in public equity transaction (the “PIPE Transaction”) pursuant to which the Company will issue and sell shares of its Common Stock (as defined below) for cash;

WHEREAS, the Company is seeking to, among other things, extend the stated maturity date of the term loans that remain outstanding under the Term Loan Credit Agreement and the lenders thereof have conditioned such extension on the conversion of all Note Principal Amount and all accrued and unpaid interest thereon (the “Note Interest Amount”) from the date of the Indenture to the Closing Date into shares of Common Stock;

WHEREAS, Dialectic has agreed to voluntarily convert all Note Principal Amount and all Note Interest Amount into shares of Common Stock on the terms and conditions set forth in this Agreement;

1

WHEREAS, the Company and Dialectic desire to amend the Indenture in accordance with such terms set forth in Article II of this Agreement (collectively, the “Indenture Amendments”);

WHEREAS, this Agreement constitutes and shall operate as an amendment to the Indenture pursuant to Section 9.02 thereof; and

WHEREAS, the board of directors of the Company (the “Board”) has (a) approved and declared advisable this Agreement and the transactions contemplated hereby (collectively, the “Transactions”) and (b) determined that the terms of this Agreement and the Transactions are fair to, and in the best interests of, the Company and the Company’s stockholders (the “Board Resolutions”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement (including this Article I):

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.

“Agreement Date” has the meaning set forth in the Recitals.

“Board” has the meaning set forth in the Recitals.

“Board Resolutions” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York are authorized or required by applicable Law to close.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company SEC Documents” has the meaning set forth in Article V (m).

“Contract” means any legally binding agreement, contract, subcontract, lease, sublease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature, inclusive of all material amendments, supplements or modifications thereto (except, in each case, ordinary course of business purchase orders).

“Conversion” has the meaning set forth in Section 2.1.

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“Conversion Shares” has the meaning set forth in Section 2.1.

“Conversion Shares Amount” has the meaning set forth in Section 2.1.

“Dialectic Indemnitee” has the meaning set forth in Section 8.2.

“Dialectic Indemnitee Group” has the meaning set forth in Section 8.2.

“Effect” means an effect, event, change, occurrence, development, condition or circumstance.

“Enforceability Exceptions” means legal limitations on enforceability: (a) arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; (b) arising from Laws governing specific performance, injunctive relief, and other equitable remedies, whether considered in a proceeding at law or in equity; and (c) based on any indemnity against liabilities under securities laws in connection with the offering, sale or issuance of securities.

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forbearance Warrant” has the meaning set forth in Section 4.3(d).

“Forbearance Warrant Amendment” has the meaning set forth in Section 4.3(d).

“Forbearance Warrant Registration Rights Agreement Amendment” has the meaning set forth in Section 4.3(d).

“Fraud” means, with respect to any Person, common law fraud under the Laws of the State of Delaware, by such Person in the making of the representations and warranties in this Agreement, as applicable, involving an actual and intentional misrepresentation of a material existing fact, with knowledge of its falsity and made for the purpose of inducing the other Parties to act, and upon which the other party justifiably relies with resulting damages. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Body” means any (a) nation, state, supra-national body, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, ministry, foundation, center, self-regulatory organization (including Nasdaq) or other organization, unit, body or Entity; or (d) any court, arbitrator or other tribunal.

“Indenture” has the meaning set forth in the Recitals.

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“Indenture Amendments” has the meaning set forth in the Recitals.

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of December 18, 2025, by and among Alter Domus (US) LLC, as Term Loan Agent, the Notes Collateral Agent, the Company, and the other grantors party thereto, as amended, supplemented, or otherwise modified from time to time.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of their direct reports, of the executive officers of the Company.

“Law” means any federal, state, local, municipal, foreign, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, rule, regulation or other legal requirement (excluding contractual terms and clauses) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body or under the authority of Nasdaq, or any Order.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Lien” means any pledge, lien, charge, mortgage, encumbrance, or security interest of any kind or nature.

“Losses” means any loss, demand, claim, damage, liability, cost, deficiency, obligation, judgment, fine, award, Tax (without duplication), penalty and costs and expenses paid in investigation or defense (including reasonable attorneys’ fees and expenses), and amounts paid in settlement of the foregoing.

“Material Adverse Effect” means an Effect that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no Effect to the extent arising out of, relating to, or resulting from any of the following shall be deemed either alone or in combination to constitute a Material Adverse Effect, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (a) any change in the market price or trading volume of the Company’s securities or any change in the credit ratings or the ratings outlook for the Company or any of its Subsidiaries (it being agreed, however, that the underlying facts or occurrences giving rise to or contributing to any such changes may be taken into account in determining whether there has been or will be a Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (b) the execution of this Agreement, the announcement, pendency or consummation of the transactions contemplated by this Agreement or the terms of this Agreement, including the impact of the foregoing on the relationships with officers, employees, customers, suppliers, distributors, partners, lenders and other financing sources, Governmental Bodies, or others having business relationships with the Company; (c) general economic, financial, or political conditions or conditions in the securities, credit, financial, or other capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (d) conditions

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generally affecting the industry in which the Company and its Subsidiaries operate; (e) any natural disaster, any act of war, armed hostilities, sabotage, terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage, or terrorism, or any pandemic, epidemic, or disease outbreak; (f) any failure by the Company to meet any internal or public projections or forecasts of revenue, earnings, or other financial or operating metrics for any period (it being agreed, however, that the underlying facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (g) any change after the date hereof in, or any compliance with or action taken for the purpose of complying with, any change in Law or GAAP after the date hereof; (h) any action taken or omitted by the Company or any of its Subsidiaries in accordance with the written request or direction of Dialectic, or the taking or omission by the Company of any action or omission in accordance with this Agreement that the Company is specifically required to take or omit from taking; or (i) any Legal Proceeding commenced after the date hereof by a securityholder of the Company (on its own behalf or on behalf of the Company) arising out of this Agreement or the Transactions; provided, however, that the exceptions set forth in subclauses (c), (d), (e) and (g) shall only apply to the extent that such Effect does not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, compared to other companies that operate in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate adverse effect may be taken into account in determining whether there has occurred a Material Adverse Effect).

“Minimum PIPE Proceeds” means aggregate gross cash proceeds of not less than $50,000,000.

“Note” has the meaning set forth in the Recitals.

“Notes Collateral Agent” has the meaning set forth in the Recitals.

“Note Interest Amount” has the meaning set forth in the Recitals.

“Note Principal Amount” has the meaning set forth in the Recitals.

“Order” means any judgment, order, ruling, decision, writ, injunction, decree, ruling, verdict or arbitration award of, or any conciliation or other agreement with, any Governmental Body.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Permitted Encumbrances” means (a) any Lien for Taxes that is either (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Company to the extent required by GAAP, (b) mechanic’s, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (c) any defect, imperfection of title, or other Lien not materially interfering with the conduct of the business of the Company and its Subsidiaries in the ordinary course, (d) zoning, entitlement, building and other land use regulations imposed by Governmental Bodies, and (e) Liens granted pursuant to, or permitted by, the Term Loan Credit Agreement or the Indenture.

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“Person” means any individual, Entity or Governmental Body.

“PIPE Price Per Share” means the price per share of Common Stock paid by investors in the PIPE Transaction.

“PIPE Transaction” has the meaning set forth in the Recitals.

“Pre-Closing Period” has the meaning set forth in Section 7.5.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, managers, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors, financing sources and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Consideration” has the meaning set forth in Section 2.3.

“Share Consideration Amount” means an amount (rounded to the nearest whole number) equal to (a) the sum of (i) the present value of nominal PIK Interest (as defined in the Indenture) that would have accrued on the Note Principal Amount from the Closing Date to the Maturity Date (as defined in the Indenture) discounted at 11% and (ii) the sum of (A) the Term Loan Deferred Cash Interest Amount (as defined in the Indenture) of $2,821,654.82 and (B) the amount of accrued and unpaid interest thereon from the date of the Indenture to the Closing Date (as determined in accordance with Section 2.14(d) of the Indenture) divided by (b) $5.1940; provided that, notwithstanding anything to the contrary in the foregoing, if the Closing Date shall occur on, any date set forth in the table on Schedule I hereto, the Share Consideration Amount shall be deemed to be the amount set forth under such date in the row of such table titled “Share Consideration Amount”.

“Subsidiary” means, with respect to any Person, any Entity of which (a) a majority of the outstanding share capital, voting securities, or other equity interests are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or similar governing body.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” has the meaning set forth in the Recitals.

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transactions” has the meaning set forth in the Recitals.

“Trustee” has the meaning set forth in the Recitals.

“Warrant” has the meaning set forth in Section 2.4.

“Willful Breach” has the meaning set forth in Section 9.2.

Section 1.2 Construction.

(a) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

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(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes,” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes, and Schedules to this Agreement, as applicable.

(d) The terms “Dollars” and “$” mean U.S. dollars.

(e) Any reference herein to “as of the date hereof,” “as of the date of this Agreement,” or words of similar import shall be deemed to mean the date set forth in the Preamble.

(f) Any reference to any Contract (including this Agreement) is to such Contract as amended, modified, supplemented, restated, or replaced from time to time (in the case of any Contract, to the extent permitted by the terms thereof and, if applicable, the terms of this Agreement).

(g) References to “days” shall mean “calendar days” unless expressly stated otherwise.

(h) The word “or” will not be exclusive.

(i) The words “hereof,” “hereto,” “hereby,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

THE CONVERSION

Section 2.1 Voluntary Conversion; Amendment of Indenture

(a) Pursuant to Section 9.02 of the Indenture, with the consent of each of (i) the Company, (ii) the Trustee and the Notes Collateral Agent and (iii) Dialectic, as the sole beneficial owner of the Note and as the Required Holders under the Indenture, the Indenture is hereby amended as set forth in this Article II. This Agreement constitutes and shall operate as an amendment to the Indenture.

(b) Subject to the terms and conditions of this Agreement, Dialectic hereby agrees to voluntarily convert (the “Conversion”), effective upon the Closing, all Note Principal Amount and all Note Interest Amount into shares of Common Stock at the Exchange Price (as defined in the Indenture, it being understand and agreed that the applicable Exchange Price under the Indenture is $5.1940) in accordance with this Agreement and the Indenture, as amended hereby. In connection with the Conversion, the Company shall issue to Dialectic an amount (the “Conversion Shares Amount”) of shares of Common Stock (the “Conversion Shares”), representing the sum of Note Principal Amount and Note Interest

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Amount as of the Closing Date divided by the Exchange Price (it being understand and agreed that if the Closing Date shall occur on any date set forth on Schedule II hereto, the applicable Conversion Shares Amount under the Indenture is the amount set forth under such date in the row of such table titled “Conversion Shares Amount”). Dialectic acknowledges and agrees that the Conversion constitutes a “Voluntary Exchange” within the meaning of Article X of the Indenture, and the Note shall be cancelled in accordance with the terms of the Indenture (as amended by this Conversion Agreement).

Section 2.2 Amendments. Effective as of the date on which all of the conditions set forth in Article IV shall have been satisfied, and pursuant to Article IX of the Indenture, the Indenture is hereby amended as follows:

(a) Section 10.02 of the Indenture is hereby amended by adding the following new subsection (c) at the end thereof:

“(c) Notwithstanding anything to the contrary in this Section 10.02, in connection with the Voluntary Exchange effected pursuant to the Conversion Agreement dated as of June 1, 2026 (the “Conversion Agreement”), (i) the requirement that a Holder deliver a Notice of Voluntary Exchange shall not apply, and the execution and delivery of the Conversion Agreement by Dialectic shall constitute and be deemed to satisfy any notice requirement under this Section 10.02 and (ii) the Holder’s obligations under Section 10.02(a)(i) shall be deemed satisfied by the posting of a DWAC withdrawal of the Note through the facilities of DTC to the Trustee for cancellation pursuant to Section 2.5(c) of the Conversion Agreement.”

(b) Section 10.03 of the Indenture is hereby amended by adding the following new subsection (i) at the end thereof:

“(i) Notwithstanding anything to the contrary in this Section 10.03, in connection with the Voluntary Exchange effected pursuant to the Conversion Agreement: (i) the Company shall not be required to deliver a Voluntary Exchange Settlement Notice, (ii) the Exchange Date for such Voluntary Exchange shall be the Closing Date (as defined in the Conversion Agreement), and (iii) the Note shall not be settled through the exchange procedures set forth in this Section 10.03 but shall instead be cancelled pursuant to Section 2.10 of this Indenture upon the acceptance by the Trustee of a DWAC withdrawal instruction with respect to the Note Principal Amount of the Note posted by or on behalf of Dialectic.”

Section 2.3 Share Consideration. As consideration for Dialectic’s Conversion, the Company shall issue on the Closing Date to Dialectic shares of Common Stock in the amount of the Share Consideration Amount for such date (the “Share Consideration”).

Section 2.4 Warrant Issuance. As additional consideration for Dialectic’s Conversion, the Company shall issue on the Closing Date to Dialectic a warrant (the “Warrant”) in the form attached hereto as Exhibit A, on the terms and subject to the conditions set forth therein.

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Section 2.5 Mechanics of Conversion; Closing.

(a) The closing of the Conversion and the other transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the satisfaction of all of the conditions set forth in Article IV (the date of such satisfaction, the “Closing Date”).

(b) At the Closing, the Company shall deliver or cause to be delivered to Dialectic:

(i) a book-entry statement from the Company’s transfer agent representing the Conversion Shares;

(ii) a book-entry statement from the Company’s transfer agent representing the Share Consideration, which will contain customary restrictions until the Share Consideration is registered;

(iii) the duly approved Board Resolutions, certified by the secretary or an executive officer of the Company; and

(iv) a written cancellation order, duly executed by an authorized officer of the Company, directing the Trustee to cancel the Note upon receipt of the DWAC withdrawal of the Note pursuant to Section 2.10 of the Indenture.

(c) At the Closing, Dialectic shall deliver or cause to be delivered to the Trustee evidence that Dialectic has instructed its broker or DTC participant to post a DWAC (Deposit/Withdrawal at Custodian) withdrawal of the Note through the facilities of DTC to the Trustee for cancellation pursuant to Section 2.10 of the Indenture.

Section 2.6 Warrant Consents. For the avoidance of doubt, Dialectic hereby consents to the PIPE Transaction and waives any requirement for the Company to issue any Common Stock as a “Dilutive Issuance” under each of the Warrant and the Forbearance Warrant.

ARTICLE III

TRUSTEE ACKNOWLEDGMENT

Section 3.1 Acknowledgment by the Trustee. The Trustee hereby acknowledges and agrees as follows:

(a) This Agreement constitutes and operates as an amendment to the Indenture pursuant to Article IX thereof, and the Indenture Amendments are effective and binding on all holders of the Note, the Company, the Trustee and the Notes Collateral Agent as of the Closing;

(b) Dialectic is the sole beneficial owner of the Note under the Indenture and, as such, constitutes the Required Holders under the Indenture pursuant to Article IX;

(c) Upon the Closing and the cancellation of the Note pursuant to Section 2.10 of the Indenture following the DWAC withdrawal, the Indenture shall be subject to satisfaction and discharge (other than such provisions which explicitly survive satisfaction and discharge pursuant to Section 8.01(c) of the Indenture) in accordance with Section 7.1(a) hereof, and such cancellation shall constitute delivery of the outstanding Note to the Trustee for cancellation within the meaning of Section 8.01(a)(i)(A) of the Indenture; and

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(d) The Trustee has received (i) an Officer’s Certificate and an Opinion of Counsel (as each such term is defined in the Indenture) in accordance with Section 9.05 and Section 14.03 of the Indenture stating that all conditions precedent to the execution and delivery of this Agreement as an amendment to the Indenture have been complied with and (ii) the Company’s written cancellation order directing the Trustee to cancel the Note upon receipt of the DWAC withdrawal pursuant to Section 2.10 of the Indenture.

ARTICLE IV

CONDITIONS PRECEDENT TO THE CLOSING

Section 4.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each Party to effect the Closing shall be subject to the satisfaction (or waiver by mutual written consent of the Parties, to the extent permitted by applicable Law), at the Closing, of the following conditions:

(a) PIPE Transaction Closing. The PIPE Transaction shall have closed.

(b) No Legal Order. No temporary restraining order, preliminary or permanent injunction, or other Order issued by any Governmental Body of competent jurisdiction, and no Law enacted, entered, promulgated, enforced, or deemed applicable by any Governmental Body, shall be in effect preventing or prohibiting the consummation of the Conversion or the other Transactions.

(c) No Proceedings. There shall be no pending or threatened Legal Proceeding by any Governmental Body or other Person that would prevent or materially impair the consummation of the Closing.

Section 4.2 Conditions to Obligation of the Company to Effect the Closing. The obligation of the Company to effect the Closing shall be subject to the satisfaction (or waiver by the Company), at the Closing, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Dialectic set forth in Article VI shall be true and correct in all material respects (without giving effect to any materiality or similar qualification therein) as of the Closing Date (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date).

(b) Performance of Covenants. Dialectic shall have performed or complied in all material respects with each of the covenants and obligations required to be performed or complied with by Dialectic under this Agreement at or immediately prior to the Closing.

(c) Deliverables. Dialectic shall have delivered all items required at the Closing pursuant to Section 2.5(c).

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Section 4.3 Conditions to Obligations of Dialectic to Effect the Closing. The obligations of Dialectic to effect the Closing shall be subject to the satisfaction (or waiver by Dialectic), at the Closing, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article V shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualification therein) as of the Closing Date (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date).

(b) Performance of Covenants. The Company shall have performed or complied in all material respects with each of the covenants and obligations required to be performed or complied with by the Company under this Agreement at or immediately prior to the Closing.

(c) Officer’s Certificate. The Company shall have delivered to Dialectic an officer’s certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions set forth in Section 4.3(a) and Section 4.3(b).

(d) Warrant and Registration Right Agreement Amendments. The Company shall have executed and delivered to Dialectic (i) an amendment to that certain warrant, dated as of September 23, 2025, issued by the Company to Dialectic, in the form attached hereto as Exhibit B (the “Forbearance Warrant Amendment” and, such warrant as amended by the Forbearance Warrant Amendment, the “Forbearance Warrant”), and (ii) an amendment to that certain Registration Rights Agreement, dated as of September 23, 2025, by and between the Company and Dialectic, in the form attached hereto as Exhibit C (the “Forbearance Warrant Registration Rights Agreement Amendment”) in each case duly executed by the Company.

(e) Minimum PIPE Proceeds. The Company shall have raised not less than the Minimum PIPE Proceeds in the PIPE Transaction.

(f) Share and Warrant Delivery. Dialectic shall have received (i) the Conversion Shares, (ii) the Share Consideration and (iii) the Warrant, each in accordance with Article II.

(g) No Material Adverse Effect. Since the date of the Company’s most recently filed Annual Report on Form 10-K, there shall not have occurred any Material Adverse Effect.

(h) Indenture Deliverables. The Company shall have delivered to the Trustee, on the Agreement Date and the Closing Date, as applicable, (i) an Officer’s Certificate and an Opinion of Counsel (as each such term is defined in the Indenture) in accordance with Section 9.05 and Section 14.03 of the Indenture stating that all conditions precedent to the execution and delivery of this Agreement as an amendment to the Indenture have been complied with and (ii) the Company’s written cancellation order directing the Trustee to cancel the Note upon receipt of the DWAC withdrawal pursuant to Section 2.10 of the Indenture.

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(i) Deliverables. The Company and Dialectic shall have delivered all items required at the Closing pursuant to Sections 2.5(b) and 2.5(c), respectively.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company SEC Documents, the Company represents and warrants, as of the date hereof and as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), to Dialectic as follows:

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause a Material Adverse Effect. Each Subsidiary of the Company is (i) a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation or formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Company’s certificate of incorporation or bylaws in any material respect.

(b) The execution and delivery of this Agreement and each document contemplated by this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board, or its stockholders in connection herewith or therewith. This Agreement and each document contemplated by this Agreement to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) The execution, delivery and performance by the Company of this Agreement and the other documents contemplated by this Agreement to which it is a party, the issuance of the Conversion Shares, the Share Consideration, the Warrant (and the shares of Common Stock issuable thereunder pursuant to the Warrant (the “Warrant Shares”) and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any material provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) assuming the accuracy of the representations and warranties of Dialectic set forth in Article VI of this Agreement, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not cause Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Dialectic set forth in Article VI of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other documents contemplated by this Agreement (including, without limitation, the issuance of the Conversion Shares, the Share Consideration, the Warrant and the Warrant Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a registration statement pursuant to the registration rights agreement entered into with the purchasers in connection with the PIPE Transaction Agreement, (iii) the filing of a registration statement pursuant to that certain Registration Rights Agreement, dated as of September 23, 2025, by and between the Company and Dialectic, as amended, (iv) filings required by the SEC, (v) filings required by Nasdaq Global Market or whichever of the New York Stock Exchange, the NYSE American, Nasdaq Global Select Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), and (vi) those filings, the failure of which to obtain would not have a Material Adverse Effect.

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(e) The Conversion Shares and the Share Consideration are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except for restrictions on transfer imposed by applicable securities laws.

(f) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2025 (the “Balance Sheet Date”) included in the Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and, in any case, do not arise from any material breach of a Contract, (iii) expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (iv) that have been discharged or paid prior to the date hereof, (v) as otherwise disclosed in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2025 or in Company SEC Documents filed or furnished after the filing of such Form 10-Q and prior to the date hereof, or (vi) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

(g) Except as disclosed in the Company SEC Documents or as otherwise would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is no action, suit, proceeding or investigation before or brought by any Governmental Body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries (collectively, an “Action”), which would adversely affect its properties or assets, the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, or the legality, validity or enforceability of this Agreement or the other documents contemplated by this Agreement; and the aggregate of all pending legal or governmental actions, suits, investigations or proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Company SEC Documents, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(h) Assuming the accuracy of Dialectic’s representations and warranties set forth in Article VI of this Agreement, (i) no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the issuance of the Conversion Shares, the Share Consideration, the Warrant or the Warrant Shares by the Company to Dialectic and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or other governmental authority, self-regulatory organization or other person is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance of the Conversion Shares, the Share Consideration, the Warrant and the Warrant Shares), except for filings pursuant to the Exchange Act, Regulation D of the Securities Act and applicable state securities laws and any such filings required by the applicable Trading Market.

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(i) No labor disturbance or dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to cause a Material Adverse Effect.

(j) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Body involving the Company or any of its Subsidiaries with respect to any Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(k) Except as would not cause a Material Adverse Effect, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(l) The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian system, and the Company is eligible and participating in the Direct Registration System of DTC with respect to the Common Stock. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(m) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Company SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the Company SEC Documents.

(n) The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end

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audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the Company SEC Documents that relates or arises from any statement or information in the Company SEC Documents that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC or the Company’s auditor or accountant that is applicable to the Company (collectively, the “SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company or material noncompliance for purposes of this Agreement or other document contemplated by this Agreement.

(o) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Company SEC Documents (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Company SEC Documents or pursuant to the exercise of convertible securities or options referred to in the Company SEC Documents). The outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock or other equity interests of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or other document contemplated by this Agreement that has not been waived. Except for the Warrant and as disclosed in the Company SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock equivalents. Except as disclosed in the Company SEC Documents, the issuance of the Conversion Shares, the Share Consideration, the Warrant or Warrant Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person. Except for the Warrant and as disclosed in the Company SEC Documents, there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. Except as disclosed in the Company SEC Documents, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. Except as set forth above and as set forth in the Company SEC Documents, there are no outstanding (a) shares, equity interests or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares or other equity interests or voting securities of the Company, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether

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or not contingent, of the Company to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Company to issue, any shares of the Company, or any other equity interests or voting securities in the Company or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to the Company, or (e) obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. Except as set forth in the Company SEC Documents, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Common Stock or other equity interests in the Company.

(p) The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of the delisting of the Common Stock from Nasdaq.

(q) The Company is not registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Company SEC Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company SEC Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and, to the Company’s knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(t) With respect to the Company’s business practices:

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(i) None of the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Company and, to the knowledge of the Company, its affiliates has conducted its business in material compliance with the FCPA and has instituted and maintained and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) violated or is in violation of or committed an offense under any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (ii) made or taken an act in furtherance of an offer, payment, promise, or authorization of the direct or indirect payment of any money benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for on behalf of any of the foregoing, or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption law.

(ii) None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a Person, or is owned or controlled by one or more Persons, (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson.

(u) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, data, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and proposed to be operated by them, (ii) each of the Company and its Subsidiaries, and to the knowledge of

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the Company, any counterparties thereto are not in breach of any license agreements to which the Company or its Subsidiaries is a party, (iii) the operation of the business of the Company does not infringe, misappropriate or otherwise violate any rights in Intellectual Property of any third party and (iv) neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy. The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company the value of which to the Company is contingent upon maintaining the confidentiality thereof. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no such Intellectual Property has been disclosed other than to employees, representatives, and agents of the Company, all of whom are bound by written confidentiality agreements; (ii) no present or former employee, officer, or director of the Company, or agent or outside contractor or consultant of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property owned, purported to be owned, or licensed by the Company; and (iii) each Company employee involved with the development of Intellectual Property has entered into a work-for hire or invention assignment agreement with the Company.

(v) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business (without an increase in cost of such insurance coverage that would cause a Material Adverse Effect).

(w) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; (ii) all of the leases under which the Company or any of its Subsidiaries holds properties described in the Company SEC Documents, are in full force and effect, and (iii) neither the Company nor any of its Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

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(x) To the Company’s knowledge, none of the Company’s stockholders, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that is not so disclosed.

(y) No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(z) Except as (i) disclosed in the Company SEC Documents, (ii) have been waived and (iii) as provided for in the Forbearance Warrant Registration Rights Agreement and the registration rights agreement entered into with the purchasers in connection with the PIPE Transaction, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa) Except for matters that would not, individually or in the aggregate, cause a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply and (iv) there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

(bb) There is and has been no failure on the part of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(cc) The Company’s accounting firm is CohnReznick LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(dd) Other than as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted

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only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year and other than as disclosed in the Company SEC Documents, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ee) The Company acknowledges that Dialectic is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated thereby and any advice given by Dialectic or any of its representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to the Transactions. The Company further represents to Dialectic that the Company’s decision to enter into this Agreement and the other documents contemplated by this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of, or relating to the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its Subsidiaries has been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) neither the Company, its Subsidiaries, nor any third party acting at their direction or authorization has paid any perpetrator of any actual or threatened security breach or incident or cyber-attack, including, but not limited to a ransomware attack or a denial-of-service attack; and (iv) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently, and for the past two years have been, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company has not received notice of any complaint, audit, proceeding, investigation, or claim against the Company or any of its Subsidiaries initiated by any Person alleging that the Company’s or any of its Subsidiaries’ practice is in violation of any privacy or information security laws; nor is the Company or any of its Subsidiaries subject to any order, judgement, or consent decree due to any of its privacy or information security practices.

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(gg) Except for the express written representations and warranties made by the Company in this Article V, neither the Company nor any other Person makes any express or implied representation or warranty to Dialectic with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, condition (financial or otherwise), or prospects, and the Company hereby disclaims any such other representations or warranties.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF DIALECTIC

Dialectic represents and warrants, as of the date hereof and as of the Closing Date, to the Company and, solely with respect to Section 6.4, the Trustee and the Notes Collateral Agent, as follows:

Section 6.1 Due Organization. Dialectic is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 6.2 Authority; Binding Nature of Agreement. Dialectic has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary limited liability company action on the part of Dialectic. This Agreement has been duly and validly executed and delivered by Dialectic and constitutes the legal, valid, and binding obligation of Dialectic, enforceable against Dialectic in accordance with its terms, subject to Enforceability Exceptions.

Section 6.3 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Dialectic nor the consummation by Dialectic of the Transactions will (a) conflict with or result in any violation of any provision of the certificate of formation or limited liability company agreement of Dialectic, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, any Contract to which Dialectic is a party or by which it is bound, or (c) violate any applicable Law, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Dialectic to consummate the Transactions.

Section 6.4 Ownership of Note. Dialectic is the sole beneficial owner of the Note, free and clear of all Liens except under the Intercreditor Agreement, which do not survive the termination of such agreement.

Section 6.5 Investment Representations.

(a) Dialectic is acquiring the Conversion Shares, the Share Consideration, and the Warrant for its own account for investment purposes and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Dialectic understands that such securities have not been registered under the Securities Act and may not be transferred or resold except pursuant to an effective registration statement under the Securities Act or an applicable exemption from such registration requirements.

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(b) Dialectic is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Dialectic has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risk of such investment.

Section 6.6 No Brokers. No broker, finder, investment banker, financial advisor, or other Person is entitled to any brokerage, finder’s, or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Dialectic.

Section 6.7 Legal Proceedings; Orders. There are no Legal Proceedings pending or, to the knowledge of Dialectic, threatened against Dialectic that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Dialectic to consummate the Transactions.

Section 6.8 No Other Representation; Non-Reliance. Except for the representations and warranties made by Dialectic in this Article VI, neither Dialectic nor any other Person makes any express or implied representation or warranty to the Company with respect to Dialectic, and Dialectic hereby disclaims any such other representations or warranties. Dialectic acknowledges that, in entering into this Agreement, it has relied solely on its own investigation and the representations and warranties of the Company set forth in Article V and has not relied on any other representations or warranties made by the Company or any other Person.

ARTICLE VII

CERTAIN COVENANTS OF THE PARTIES

Section 7.1 Post-Closing Covenants.

(a) Satisfaction and Discharge of Indenture. Promptly following the Closing (and in any event within three (3) Business Days thereafter), the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (each as defined in the Indenture) confirming that the outstanding Note has been delivered to the Trustee for cancellation pursuant to Section 8.01(a)(i)(A) of the Indenture and that the conditions to satisfaction and discharge of the Indenture have been complied with in accordance with Section 8.01 thereof. All costs and expenses incurred in connection with the satisfaction and discharge of the Indenture pursuant to this Section 7.1(a) shall be borne by the Company.

(b) Acknowledgments Regarding Discharge and Termination. The Parties acknowledge and agree as follows:

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(i) Upon or following the Closing, the cancellation of the Note pursuant to Section 2.10 of the Indenture following the DWAC withdrawal, and the satisfaction and discharge of the Indenture in accordance with Section 8.01 thereof, all Liens on the Collateral (as such terms are defined in the Indenture) securing the Note shall be automatically released in accordance with the terms of the Indenture.

(ii) Upon or following the Closing, the cancellation of the Note pursuant to Section 2.10 of the Indenture (constituting the Discharge of Dialectic Term Obligations (as defined in the Intercreditor Agreement)) and the satisfaction and discharge of the Indenture in accordance with Section 8.01 thereof, the Notes Collateral Agent and Dialectic shall automatically and without further action cease to be parties to the Intercreditor Agreement pursuant to Section 6.2(b)(ii) of the Intercreditor Agreement.

(iii) Upon or following the Closing, the cancellation of the Note pursuant to Section 2.10 of the Indenture and the satisfaction and discharge of the Indenture in accordance with Section 8.01 thereof, each Guarantor (as defined in the Indenture) shall be automatically and unconditionally released from its Guarantee (as defined in the Indenture) and each Company Group Obligor (as defined in the Indenture) shall be automatically and unconditionally released from its Convertible Notes Obligations, in each case in accordance with Section 11.03 of the Indenture.

(c) Release of UCC Financing Statements. Upon the Closing, the Notes Collateral Agent authorizes the Company or its designee to file UCC-3 termination statements in all applicable jurisdictions with respect to all UCC-1 financing statements (and any continuation statements related thereto) filed by or on behalf of the Notes Collateral Agent against the Company or any Guarantor (as defined in the Indenture) in connection with the Note, the Indenture, or any other Convertible Notes Document (as defined in the Indenture).

Section 7.2 Compliance. To the extent the issuance of the Share Consideration and the Warrant Shares (but, for the avoidance of doubt, excluding the Conversion Shares) would require compliance with the rules of the national securities exchange on which the Common Stock is then listed for trading, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply with such rules as promptly as practicable following the Closing. The Company shall use commercially reasonable efforts to cause any shares of Common Stock comprising the Share Consideration and the Warrant Shares be approved for listing on such national securities exchange, subject only to official notice of issuance, prior to or as promptly as practicable following the Closing.

Section 7.3 Further Assurances. Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Transactions, including using commercially reasonable efforts to obtain all necessary consents, approvals, authorizations, and waivers from, and making all necessary filings and registrations with, any Governmental Body or other Person.

Section 7.4 Disclosure. Neither Party nor any of its Affiliates shall issue any press release or make any public announcement relating to this Agreement or the Transactions without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules of any national securities exchange on which the Company’s securities are listed, in which case the Party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult with the other Party before issuing such press release or making such public announcement.

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Section 7.5 Conduct of Business. During the period from the Agreement Date until the earlier of the Closing or the termination of this Agreement in accordance with Article IX (the “Pre-Closing Period”), except as (i) required by applicable Law, (ii) expressly contemplated or required by this Agreement, or (iii) consented to in writing by Dialectic (such consent not to be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (a) conduct its business in the ordinary course consistent with past practice, (b) preserve intact, in all material respects, its business organization and (c) maintain its existing relationships with its material customers, suppliers, lenders, and other Persons with which it has material business dealings.

Section 7.6 Negative Covenants of the Company. Without limiting the generality of Section 7.5, during the Pre-Closing Period, except as (i) required by applicable Law, (ii) expressly contemplated or required by this Agreement or (iii) consented to in writing by Dialectic (such consent not to be unreasonably withheld, conditioned, or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(a) amend, modify, or waive any provision of its certificate of incorporation, bylaws, or other equivalent organizational documents in any manner that would adversely affect Dialectic’s rights under this Agreement or with respect to the Conversion Shares, the Share Consideration or the Warrant;

(b) issue, sell, grant, or authorize the issuance, sale, or grant of any shares of Common Stock or other equity securities, or any options, warrants, or rights to acquire shares of Common Stock or other equity securities, other than (1) pursuant to the PIPE Transaction, (2) pursuant to the exercise or settlement of any options, warrants, or other equity awards outstanding as of the Agreement Date in accordance with their terms, or (3) in the ordinary course of business under existing employee benefit plans;

(c) declare, set aside, or pay any dividend or other distribution with respect to shares of Common Stock, or repurchase, redeem, or otherwise acquire any shares of Common Stock or other equity securities of the Company;

(d) acquire (by merger, consolidation, acquisition of stock or assets, or otherwise) any business or any corporation, partnership, or other entity or division thereof, or any material assets, in each case with a value or purchase price in excess of $5,000,000 in the aggregate;

(e) sell, lease, license, transfer, or otherwise dispose of any material assets of the Company or its Subsidiaries, other than in the ordinary course of business; or

(f) agree, authorize, or commit to do any of the foregoing.

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Section 7.7 Cooperation; Reasonable Best Efforts. During the Pre-Closing Period, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to satisfy the conditions to the Closing set forth in Article IV as promptly as practicable, including using reasonable best efforts to obtain all necessary consents, approvals, authorizations, and waivers from, and making all necessary filings and registrations with, any Governmental Body or other Person. Each Party shall cooperate with the other Party and promptly furnish information, execute documents, and take such other actions as may be reasonably requested by the other Party in connection with the satisfaction of the conditions to the Closing.

Section 7.8 Notification. During the Pre-Closing Period, each Party shall promptly notify the other Party in writing of (a) any breach or inaccuracy of any representation or warranty made by such Party in this Agreement that would cause any condition set forth in Article IV not to be satisfied, (b) any breach of any covenant or obligation of such Party under this Agreement, (c) any event, fact, condition, or circumstance that would reasonably be expected to cause any condition set forth in Article IV not to be satisfied, and (d) any Legal Proceeding commenced or, to the knowledge of such Party, threatened in writing against such Party or any of its Affiliates that relates to or would reasonably be expected to materially impair the consummation of the Transactions; provided that the delivery of any notice pursuant to this Section 7.8 shall not (i) be deemed to cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to any Party under this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival. The representations and warranties of Dialectic contained in Article VI shall not survive the Closing. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Company contained in Article V shall survive the Closing and shall remain in full force and effect until the date that is six (6) months following the Closing Date. All covenants and agreements of the Parties contained herein shall survive until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.2 Indemnification by the Company. Subject to the terms and conditions of this Article VIII, the Company shall indemnify, defend, and hold harmless Dialectic, its Affiliates, and its and their respective successors, assigns, and Representatives (collectively, the “Dialectic Indemnitee Group,” and each individually, a “Dialectic Indemnitee”) from and against any Losses that any Dialectic Indemnitee may suffer or incur (including any Losses any Dialectic Indemnitee may suffer or incur after the end of such survival period, provided that an indemnification claim with respect to such Loss is made pursuant to this Article VIII prior to the end of such survival period) resulting from, arising out of, relating to, in the nature of, or caused by (a) any breach or inaccuracy of any representation or warranty of the Company made in Article V or (b) any breach of any covenant or agreement of the Company contained in this Agreement.

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Section 8.3 Limitations on Indemnification.

(a) The aggregate amount of all Losses for which the Company shall be liable to the Dialectic Indemnitee Group pursuant to Section 8.2 (other than with respect to Fraud) shall not exceed $5,725,000. The Company’s liability for Losses relating to claims of Fraud shall be uncapped and shall not be subject to limitations set forth in this Section 8.3(a).

(b) For all purposes of this Article VIII, “Losses” shall be net of any insurance or other recoveries actually recovered by the applicable Dialectic Indemnitees in connection with the facts giving rise to the right of indemnification (net of any costs related to the collection of such amounts).

Section 8.4 Third-Party Claims.

(a) If a third party initiates a claim, demand, dispute, lawsuit, or arbitration (a “Third-Party Claim”) against any Dialectic Indemnitee with respect to any matter that such Dialectic Indemnitee might make a claim for indemnification against the Company under this Article VIII, then such Dialectic Indemnitee shall promptly notify the Company in writing of the existence of such Third-Party Claim and deliver copies of any documents served on such Dialectic Indemnitee with respect to such Third-Party Claim, describing, in reasonable detail, the facts and circumstances with respect to the subject matter of such Third-Party Claim, including the amount of such Third-Party Claim (if known) and the representation or warranty alleged to have been breached or inaccurate (such notice, a “Claim Notice”)); provided, however, that the failure to timely provide such Claim Notice shall not release the Company from any of its obligations under this Article VIII except and only to the extent that the Company is prejudiced by such failure, it being agreed that notices for Third-Party Claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable survival period specified in this Article VIII for such representation or warranty

(b) Upon receipt of a Claim Notice from a Dialectic Indemnitee pursuant to Section 8.4(a), the Company shall be entitled, by notice to such Dialectic Indemnitee delivered within fifteen (15) days of the receipt of such Claim Notice, to assume the defense and control of such Third-Party Claim; provided, that the Company shall not be entitled to assume or continue such defense or control if (i) such Third-Party Claim involves an injunction or other equitable relief, (ii) such Third-Party Claim involves claims of criminal conduct, (iii) such Third-Party Claim creates a conflict of interest between such Dialectic Indemnitee and the Company, or (iv) the Company failed or is failing to reasonably defend or prosecute such Third-Party Claim, as determined in the reasonable judgment of such Dialectic Indemnitee, and the Company does not cure such failure within ten (10) Business Days following delivery of written notice thereof from such Dialectic Indemnitee; provided, further, that, if assuming such defense or control, the Company shall (x) keep such Dialectic Indemnitee and its counsel reasonably informed of the status of such Third-Party Claim and (y) allow such Dialectic Indemnitee a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at the own expense of such Dialectic Indemnitee. If the Company does not assume the defense and control of any Third-Party Claim pursuant to this Section 8.4(b), such Dialectic Indemnitee shall be entitled to control such defense and the Company shall indemnify such Dialectic Indemnitee for all Losses arising therefrom in accordance with (and, for the avoidance of doubt, subject to the applicable limitations set forth in) this Article VIII. The Company may nonetheless participate in the defense of any such Third-Party Claim with its own counsel and at the Company’s own expense.

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(c) A Dialectic Indemnitee shall, and shall cause its Affiliates to, reasonably cooperate with the Company in the defense of any Third-Party Claim, including by furnishing books and records, personnel, and witnesses, as appropriate for any defense of such Third-Party Claim, in each case, at the cost of the Company. If the Company shall have assumed the defense and control of a Third-Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, such Third-Party Claim, in its reasonable discretion and without the consent of any Dialectic Indemnitee; provided, that such settlement or judgment does not involve any injunctive or other equitable relief or finding or admission of any violation of any Law or admission of any wrongdoing by any Dialectic Indemnitee, and the Company shall, as a condition of any settlement, judgment, or other resolution, (A) pay or cause to be paid all Losses from such Third-Party Claim, (B) not encumber any of the assets of any Dialectic Indemnitee or agree to any restriction or condition that would apply to or adversely affect any Dialectic Indemnitee, and (C) obtain a complete, unconditional, and irrevocable release of each Dialectic Indemnitee potentially affected by such Third-Party Claim from all claimants. No Dialectic Indemnitee shall consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 8.5 Trustee and Notes Collateral Agent Indemnification. Dialectic shall indemnify and hold harmless the Trustee and the Notes Collateral Agent from and against any and all Losses arising out of or resulting from any breach or inaccuracy of the representation and warranty set forth in Section 6.4. This indemnity shall survive the Closing.

Section 8.6 Other Indemnification Matters. For purposes of determining the amount of Losses resulting from any misrepresentation or breach of a representation or warranty (but not for purposes of determining whether there has been any misrepresentation or breach of a representation or warranty), all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect,” or any similar term or phrase shall be disregarded, it being the understanding of the Parties that for purposes of determining the amount of Losses under this Article VIII, the representations and warranties of the Parties contained in this Agreement shall be read as if such terms and phrases were not included in them.

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ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and Dialectic;

(b) by either Party, upon written notice to the other Party, if the Closing shall not have been consummated on or before June 8, 2026 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose material breach of any representation, warranty, covenant, or obligation under this Agreement has been a principal cause of, or has principally resulted in, the failure of the Closing to be consummated by the Outside Date;

(c) by either Party, upon written notice to the other Party, if any Governmental Body of competent jurisdiction shall have issued an Order or enacted any Law that permanently restrains, enjoins, or otherwise prohibits the consummation of the Transactions, and such Order or Law shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party whose material breach of any representation, warranty, covenant, or obligation under this Agreement has been a principal cause of, or has principally resulted in, the issuance of such Order or enactment of such Law;

(d) by the Company, upon written notice to Dialectic, if Dialectic shall have breached or failed to perform any representation, warranty, covenant, or obligation under this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 4.2 and (ii) is not cured within fifteen (15) Business Days after written notice thereof is delivered to Dialectic (or is incapable of being cured prior to the Outside Date); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.1(d) if the Company is then in material breach of any of its representations, warranties, covenants, or obligations under this Agreement; or

(e) by Dialectic, upon written notice to the Company, if the Company shall have breached or failed to perform any representation, warranty, covenant, or obligation under this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 4.3 and (ii) is not cured within fifteen (15) Business Days after written notice thereof is delivered to the Company (or is incapable of being cured prior to the Outside Date); provided that Dialectic shall not be entitled to terminate this Agreement pursuant to this Section 9.1(e) if Dialectic is then in material breach of any of its representations, warranties, covenants, or obligations under this Agreement.

Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no further force or effect, and none of the Parties shall have any liability or obligation under this Agreement; provided, however, that (a) Article I, this Section 9.2, and Article X (other than Section 10.3 solely to the extent it would otherwise apply to give continuing effect to any provision that does not survive termination) shall survive any termination of this Agreement, and (b) nothing in this Section 9.2 shall relieve any Party from any liability for Fraud or for any Willful Breach of this Agreement prior to such termination (a “Willful Breach”), it being agreed that a “Willful Breach” means a material breach that is the consequence of an act or failure to act undertaken by the breaching Party with actual knowledge that the taking of such act or the failure to take such act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

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ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 10.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.3 Entire Agreement; Effectiveness; Counterparts; Indenture. This Agreement, together with the Warrant, the Indenture and any other documents and instruments delivered in connection herewith, constitutes the entire agreement, and supersedes all prior and concurrent agreements and understandings, both written and oral, among or between the Parties with respect to the subject matter hereof and thereof. This Agreement constitutes and shall be deemed a supplemental indenture and an amendment to the Indenture for all purposes. In the event of any conflict between the terms of this Agreement and the terms of the Indenture with respect to the Conversion or the Indenture Amendments, the terms of this Agreement shall control. This Agreement (i) shall become effective upon the execution and delivery hereof by the Parties and (ii) may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF or other electronic means shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.4 Applicable Laws; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any law, rule, or provision that would cause the application of any Law other than Delaware Law.

(b) Subject to Section 10.4(e), in any Legal Proceeding arising out of or relating to this Agreement or the Transactions, each of the Parties irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Applicable Courts”); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction of such Applicable Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Agreement or the Transactions shall be brought, tried, and determined only in the Applicable Courts; (iv) waives any claim of improper venue or any claim that the appropriate Applicable Court is an inconvenient forum; and (v) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any court or elsewhere other than the Applicable Courts.

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(c) Each of the Parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 10.7 or any other manner permitted by applicable Law. A final judgment in any Legal Proceeding commenced in accordance with this Section 10.4 shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(d) The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity. Each of the Parties hereby waives (i) any defense that the other Party has an adequate remedy at law, and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(e) EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4(e).

Section 10.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, that neither this Agreement nor any right or obligation hereunder may be assigned without the prior written consent of each other Party, and any attempted assignment of this Agreement or any such right or obligation without such consent shall be void ab initio and of no effect.

Section 10.6 No Third-Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties, the Dialectic Indemnitees to the extent provided in Article VIII and Alter Domus (US) LLC (solely with respect to Section 7.1(b)(ii)) any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by email, upon transmission (provided that no “bounce back” or similar message of non-delivery is received by the sender); or (d) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands, and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Party to this Agreement:

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If to the Company:

Quantum Corporation

10770 E. Briarwood Avenue

Centennial, CO 80112

Attention: Tara Ilges, General Counsel

Email:

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2400 Hanover Street

Palo Alto, CA 94304

Attention: James J. Masetti

Email:

If to Dialectic:

Dialectic Technology SPV LLC

119 Rowayton Avenue

Rowayton, CT 06853

Attention: John Fichthorn

Email:

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

1801 Page Mill Rd #210

Palo Alto, CA 94304

Attention: Chris Forrester

Email:

If to the Trustee:

U.S. Bank Trust Company, National Association

Mail Code: EP-MN-WS3C

West Side Flats St Paul

111 Fillmore Ave E

Saint Paul, MN 55107

Attn: Global Corporate Trust – Quantum Corporation Administrator

Email:

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Ronald A. Hewitt

Email:

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Section 10.8 Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.

Section 10.9 Expenses. Except as otherwise expressly provided herein, all expenses incurred in connection with this Agreement or the Transactions shall be paid by the Party incurring such expenses; provided, however, that (i) the Company shall reimburse Dialectic for reasonable and documented out-of-pocket fees and expenses of Dialectic’s legal counsel incurred in connection with the Transactions, not to exceed $280,000 in the aggregate, and (ii) the Company shall reimburse the Trustee and Notes Collateral Agent for reasonable and documented out-of-pocket fees and expenses (including the Trustee’s and Notes Collateral Agent’s legal counsel) incurred in connection with the Transactions in accordance with Section 7.07 of the Indenture.

Section 10.10 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement or any of the Transactions, may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present, or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor, or representative of any Party (collectively, the “Non-Recourse Parties”) shall have any liability (whether in contract, tort, equity, or otherwise) for any one or more of the representations, warranties, covenants, agreements, or other obligations or liabilities of any Party under this Agreement or of or for any Legal Proceeding based on, arising out of, or related to this Agreement or the Transactions.

Section 10.11 Trustee and Notes Collateral Agent Make No Representation. Neither the Trustee nor the Notes Collateral Agent makes any representation as to the validity or sufficiency of this Agreement.

Section 10.12 Trustee and Notes Collateral Agent. The Trustee and the Notes Collateral Agent are entering into this Agreement in their respective capacities as such under the Indenture and all of the rights, privileges, immunities, indemnities and benefits of the Trustee and the Notes Collateral Agent under the Indenture shall apply, mutatis mutandis, to the Trustee and Notes Collateral Agent under this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

QUANTUM CORPORATION

By:
Name: Hugues Meyrath
Title: President and Chief Executive Officer

DIALECTIC TECHNOLOGY SPV LLC

By:
Name: John Fichthorn
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED SOLELY WITH RESPECT TO SECTIONS 7.1 AND 7.3 AND ARTICLES III AND X:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:
Name:
Title:

[Signature Pages to the Conversion Agreement]

EXHIBIT A

[Form of Warrant]

EXHIBIT B

[Forbearance Warrant Amendment]

EXHIBIT C

[Forbearance Warrant Registration Rights Agreement Amendment]

Annex B

Sixteenth Amendment Warrant

[See attached.]

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED HEREIN) OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

QUANTUM CORPORATION

WARRANT

Warrant No. 2026-1	Issuance Date: June 1, 2026

QUANTUM CORPORATION, a Delaware corporation (the “Company”), hereby certifies that, for value received, Dialectic Technology SPV LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 105,911 (subject to adjustment as provided herein) fully paid and non-assessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $5.1940 per share (as adjusted from time to time as provided in Section 10, the “Exercise Price”) at any time and from time to time from and after the date hereof, but not after 11:59:59 p.m., Eastern Time on the date that is five (5) years from the Issuance Date (as defined herein), as may be adjusted pursuant to Section 4 and Section 15 (the “Expiration Date”) and subject to the following terms and conditions. This Warrant (this “Warrant”) is by and between the Company and the Holder.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings set forth below:

(a) “Acquisition Change of Control” means a Change of Control described in any of clauses (i), (ii), (iii) or (iv) of the definition of “Change of Control” (except that, for purposes of this definition, each reference in clauses (i), (ii), (iii) and (iv) of the definition of “Change of Control” to “fifty percent (50%)” shall be “eighty percent (80%)” or a sale by the Company of assets generating more than eighty percent (80%) of the Company’s revenue for the trailing 12-month period.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

(d) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(e) “Change of Control” means the occurrence of any of the following in a single or a series of related transactions: (i) an acquisition after the Issuance Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than fifty percent (50%) of the voting rights or equity interests in the Company; (ii) a replacement of directors holding more than fifty percent (50%) of the voting power of the Company’s board of directors that is not approved by directors serving on the Board immediately prior to the consummation of such transaction or transactions, as applicable, holding more than fifty percent (50%) of the voting power of all directors serving on the Board immediately prior to such transaction or transactions, as applicable; (iii) a merger, consolidation, amalgamation, scheme of arrangement or reorganization (or other similar transaction) of the Company or a sale of all or substantially all of the assets of the Company in a single or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction, or transactions, as applicable, continue to hold at least fifty percent (50%) of the voting power and equity interests in the surviving entity or acquirer of such assets, as applicable; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or results in a transfer of more than fifty percent (50%) of the voting power or equity interests in the Company; or (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company. Notwithstanding the foregoing, in no event shall the acquisition of greater than fifty percent (50%) of the Common Stock by the Holder, its Affiliates, or any of the Attribution Parties constitute a Change of Control.

(f) “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board, the most recent closing bid price per share of Common Stock so reported; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as mutually determined by the Company and the Holder. If the Company and the Holder are unable to so agree upon the fair market value of a share of Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 17(f).

(g) “Commission” means the U.S. Securities and Exchange Commission.

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(h) “Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon exercise of any warrants or other rights or options to subscribe for or purchase Common Stock and conversion or exchange of any securities (directly or indirectly) convertible into or exchangeable for Common Stock, in each case actually outstanding at such time (treating as actually outstanding any such warrants, rights, options or other securities issuable upon exercise of other such securities actually outstanding at such time), in each case, regardless of whether such securities are actually exercisable, convertible or exchangeable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

(i) “Convertible Securities” means any stock or securities (other than Options) that are at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitle the holder thereof to acquire, any shares of Common Stock.

(j) “Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: (i) The Nasdaq Global Market; (ii) The Nasdaq Global Select Market; (iii) The Nasdaq Capital Market; (iv) the New York Stock Exchange; (v) NYSE Arca; or (vi) the NYSE MKT (or any successor to any of the foregoing).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(l) “Excluded Stock” means the issuance of: (i) Common Stock upon the exercise of Options outstanding as of the Issuance Date, pursuant to the terms of Options or any applicable option plan as of the Issuance Date; (ii) compensatory Options (and the issuance of Common Stock upon exercise thereof), restricted stock or restricted stock units (and the issuance of Common Stock upon settlement of such restricted stock units) of the Company to employees, officers, directors or consultants of the Company after the date hereof pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Issuance Date, as approved by the Company’s stockholders following the Issuance Date or adopted by the Company’s board of directors as an inducement award or plan in accordance with the applicable regulations of the Eligible Market; (iii) the Warrant Shares; (iv) Common Stock issued upon exercise of warrants to purchase Common Stock outstanding as of the Issuance Date; (v) any Common Stock or Common Stock Equivalents issued in connection with the secured convertible notes held by the Holder (or any successor holder or transferee of such secured convertible notes) outstanding as of the Issuance Date (the “Convertible Notes”) (including upon exercise, exchange or conversion of any Common Stock or Common Stock Equivalents issued in connection with the original issuance of the Convertible Notes); (vi) any Common Stock or Common Stock Equivalents issued in connection with any bona fide equity financing or capital raise transaction of the Company, to the extent the Holder in its sole discretion consents in writing; and (vii) any Common Stock or Common Stock Equivalents issued as consideration in connection with the bona fide acquisition of all of the assets or capital stock or a business line (including the acquisition of the intellectual property) of another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the board of directors of the Company.

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(m) “Fundamental Transaction” has the meaning set forth in Section 10(c).

(n) “Fundamental Transaction Notice” has the meaning set forth in Section 10(c).

(o) “Issuance Date” means the date hereof.

(p) “Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock.

(q) “Original Issue Value” shall be equal to eight hundred forty-four thousand two hundred and fifty-five dollars ($844,255).

(r) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(s) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(t) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

(u) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(v) “Put Exercise Notice” has the meaning set forth in Section 5(b).

(w) “Put Price” shall be equal to the product of (I) the Original Issue Value, multiplied by (II) a fraction, the numerator of which is the number of Warrant Shares subject to the Put Exercise Notice and the denominator of which is the total number of Warrant Shares issuable to the Holder under this Warrant as of the Issuance Date (as adjusted for any stock dividends, stock splits, combinations or similar events pursuant to Section 10(a)).

(x) “Put Price Notice” has the meaning set forth in Section 5(c).

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(y) “Put Right” has the meaning set forth in Section 5(a).

(z) “Registrable Securities” has such meaning ascribed to such term in the Registration Rights Agreement.

(aa) “Registration Rights Agreement” means the Registration Rights Agreement dated as of September 23, 2025, by and between the Company and the Holder, as amended by that certain Amendment No. 1 to the Registration Rights Agreements dated as of the Issuance Date.

(bb) “Registration Statement” has the meaning ascribed to such term in the Registration Rights Agreement.

(cc) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

(dd) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ee) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ff) “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, any Business Day.

(gg) “Trading Market” means The Nasdaq Global Select Market or any other primary Eligible Market or national securities exchange on which the Common Stock is then listed or quoted.

(hh) “VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such Trading Day or for such particular period on the Eligible Market on which the Common Stock is then traded as reported by Bloomberg L.P., through its “Volume at Price” functions, or any successor performing similar functions, or, if the foregoing does not apply, the average of the highest Closing Price and the lowest closing ask price of the Common Stock on the OTC Bulletin Board or, if none of the foregoing applies, the average of the highest Closing Price and the lowest closing ask price of the Common Stock of any of the market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc.; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

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2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof at any time and without restriction; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Warrant. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant” and, together with this Warrant, the “Warrants”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of a New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant.

4. Exercise and Duration of Warrants.

(a) Subject to the limitations set forth in Section 12 hereof, this Warrant shall be exercisable by the registered Holder, in whole or in part, at any time and from time to time on or after the Issuance Date until immediately prior to the earliest of (a) a Fundamental Transaction, provided that, at the option of the Holder, this Warrant shall continue to be exercisable, in whole or in part, after a Change of Control that does not constitute an Acquisition Change of Control, for the same number and type of underlying securities on terms no less favorable than those applicable immediately prior to such transaction, (b) a liquidation of the Company or (c) the Expiration Date.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Holder shall deliver the original Warrant to the Company within thirty (30) days after the full exercise of this Warrant; provided, however, that the Holder’s failure to so deliver the original Warrant shall not affect the validity of such exercise or any of the Company’s obligations under this Warrant and the Company’s sole remedy for the Holder’s failure to deliver the original Warrant shall be to obtain an affidavit of lost warrant from the Holder, which Holder shall deliver as promptly as reasonably practical following a request by the Company therefor, in a form and substance reasonably acceptable to the Company.

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5. Put Right.

(a) The Holder shall have the right (the “Put Right”) to require the Company to purchase the unexercised portion of this Warrant held by the Holder, in whole but not in part, in accordance with the provisions of this Section 5.

(b) Put Exercise. The Holder may exercise the Put Right by giving written notice thereof (a “Put Exercise Notice”) to the Company (i) at any time following the fourth (4th) anniversary of the Issuance Date and (ii) prior to the fourth (4th) anniversary of the Issuance Date, (A) upon a Change of Control or (B) immediately prior to the occurrence of a voluntary dissolution, liquidation or winding up of the affairs of the Company. The Put Exercise Notice shall state, if this Warrant remains unexercised, the number of shares then purchasable under this Warrant, if any, subject to such put. The Put Right may be exercised by the Holder and may be exercised successively in accordance with this Section 5 so long as the Holder owns this Warrant.

(c) Put Price. Upon receipt of the Put Exercise Notice, the Company shall calculate the Put Price and deliver notice thereof (a “Put Price Notice”) to the Holder within three (3) Business Days after delivery to the Company of the Put Exercise Notice.

(d) Consummation. Upon the Holder’s receipt of the Put Price Notice, the Holder shall surrender to the Company at its principal office, or such other office or agency of the Company as the Company may reasonably designate by written notice to the Holder, this Warrant subject to such exercise of the Put Right, endorsed to the Company (or other instruments or documents of transfer, or instruments to DTC or the transfer agent to effect such surrender), in exchange for, and the Company shall thereupon deliver the Put Price to the Holder by wire transfer of immediately available funds to an account designated by the Holder or by certified check. The Holder of this Warrant shall cease to be a holder thereof immediately upon surrender thereof to the Company.

6. Delivery of Warrant Shares.

(a) Subject to the limitations set forth in Section 13, upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) at the Holder’s election (1) credit the Holder’s balance account with DTC for the Warrant Shares issuable upon such exercise (which alternative shall not be available if both of the conditions set forth in Section 6(a)(x) or 6(a)(y) are satisfied), or (2) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, an electronic book entry position evidencing the Warrant Shares issuable upon such exercise, in either case, free of restrictive legends unless (x) a Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or (y) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

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(b) Subject to Section 5(a) and the limitations set forth in Section 13 hereof, this Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof (including, but not limited to the exercise of this Warrant) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares (other than such limitations contemplated by this Warrant). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(d) Each certificate for Warrant Shares shall bear a restrictive legend only if (i) there is not then an effective Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder and (ii) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144; provided, however, that, no such restrictive legend shall be required if, in the opinion of counsel for the Holder (which opinion is subject to the reasonable approval of the Company) or the Company, the securities represented thereby are not, at such time, required by law to bear such legend.

7. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder or an affiliate thereof.

8. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures as the Company may prescribe.

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9. Reservation of Warrant Shares.

(a) The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, one hundred twenty-five percent (125%) of the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant (the “Required Reserve Amount”), free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation by the Company of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The parties acknowledge and agree that issuances above the Maximum Percentage require approval by the stockholders of the Company, and the Company provides no assurances or guarantees with respect to the outcome of such stockholder approval.

(b) If, notwithstanding Section 9(a) above, and not in limitation thereof, at any time while this Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

10. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (and not to all Holders of Warrants in respect of their ownership thereof): (i) evidences of indebtedness of any Person; (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph); (iii) rights or warrants to subscribe for or purchase any security; or (iv) cash or any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one (1) outstanding share of Common Stock, as determined by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally or regionally recognized accounting firm) (the “Additional Appraiser”), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and the Additional Appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the earlier of the ninetieth (90th) day after such record date or the exercise of this Warrant after such record date, the Company will deliver to such Holder, within five (5) Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately prior to such record date (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution in excess of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation). If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of this Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person; (ii) the Company effects any sale of (A) all or substantially all of its assets or (B) assets generating more than fifty percent (50%) of the Company’s revenue for the trailing twelve (12) month period, in each case, which sale is not approved by the Holders of at least a majority of the Warrant Shares issuable upon exercise of then outstanding Warrants; (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant

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to which holders of at least fifty percent (50%) of the Common Stock (excluding any shares held by the Person(s) making such tender or exchange offer) tender or exchange their shares for other securities, cash or property; (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10(a) above or a transaction that does not result in a transfer of more than fifty percent (50%) of the voting power or equity interests in the Company); or (v) there is a Change of Control (each of the foregoing, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction as if this Warrant had been exercised on a cashless basis in accordance with Section 11 below, immediately prior to such Fundamental Transaction, and become the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (without taking into account any limitations or restrictions on the exercisability of this Warrant) (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant. The Company shall notify the Holder, in writing, of such Fundamental Transaction at least thirty (30) days prior to the closing of such Fundamental Transaction (the “Fundamental Transaction Notice”), which written notice shall describe in detail the terms of the Fundamental Transaction (including the Alternate Consideration issuable upon exercise of this Warrant). In the event of, and as a condition to the consummation of, a Fundamental Transaction, the Company or the Successor Entity, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 10(c).

(y) in the case of any such Successor Entity, upon such consolidation, merger, statutory exchange, combination, sale or conveyance, such Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other transaction documents referring to the “Company” shall refer instead to the Successor Entity), be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant and may exercise every right and power of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

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If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such Successor Entity, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person. At the Holder’s request, prior to or at the closing of the Fundamental Transaction, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a New Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Subsequent Equity Sales.

(i) If, at any time while this Warrant is outstanding, the Company or any subsidiary grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold any additional shares of Common Stock, Convertible Securities, Options, rights, warrants, or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective price to the Company (net of any rebates, discounts, fees, commissions or expenses, other than customary expenses) per share of Common Stock less than the then effective Exercise Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of common stock at an effective price per share that is lower than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(A) the sum of (1) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(B) the sum of (1) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (2) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

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(ii) The adjustment to the Exercise Price shall be made at the end of each fiscal quarter, based on the issuances of Common Stock Equivalents during that quarter. No further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. Notwithstanding the foregoing, if any Common Stock Equivalents as to which an adjustment to the Exercise Price was made pursuant to Section 10(d)(i) expire, terminate or are cancelled without having been exercised, converted or exchanged in full, then the Exercise Price shall be readjusted as of the date of such expiration, termination or cancellation to the Exercise Price that would have been in effect had the adjustment made upon the issuance of such expired, terminated or cancelled Common Stock Equivalents been made on the basis of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof (or, if no shares of Common Stock were issued, as if such Common Stock Equivalents had never been issued).

(iii) If, at any time while this Warrant is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary structural anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date). The Holder shall have the right, but not the obligation, in its sole discretion to substitute such Effective Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise that the Holder is relying on the Effective Price rather than the Exercise Price then in effect.

(iv) No adjustment to this Warrant shall be made pursuant to this Section 10(d) that would have the effect of causing this Warrant to be exercisable for more than the Maximum Percentage unless and until prior to any such adjustment the Company shall have obtained all necessary shareholder and other approvals required for the Exercise Price under this Warrant to be reduced to such Effective Price and for sufficient Warrant Shares to be reserved for issuance upon exercise of this Warrant.

(v) Notwithstanding anything herein to the contrary, no adjustment will be made under this Section 10 in respect of any issuances or exercise prices, resets, conversion prices or other Floating Price Security attributes of Common Stock or Common Stock Equivalents covered by the definition of Excluded Stock.

(e) Number of Warrant Shares. Subject to the limitations set forth in Section 13(iii), simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided that no Exercise Price adjustment or adjustment to the number of Warrant Shares issuable in the aggregate pursuant to this Section 10(e) may be based on an Exercise Price of less than $5.00 per Warrant Share, as adjusted for any stock dividends, stock splits (including forward and reverse), stock combinations, recapitalizations or similar events.

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(f) Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest one hundredth (1/100th) of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include any treasury shares, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly (i) compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based and (ii) deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary; (ii) authorizes or approves, enters into a definitive agreement or solicits stockholder approval for a Fundamental Transaction; or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps necessary in order to ensure that the Holder has sufficient opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(i) Other Events. In the event that the Company or any subsidiary shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith, and subject to Section 12 below, determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 10(i) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 10, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

11. Payment of Exercise Price. The Holder, at its election, may either pay the Exercise Price in immediately available funds, or satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

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X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Current Market Price (as of the date of such calculation) of one share of Common Stock.

B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, the “Current Market Price” of one share of the Company’s Common Stock as of a particular date shall be determined as follows: (a) if traded on a national securities exchange (including the Nasdaq Stock Market), the Current Market Price shall be deemed to be the arithmetic average of the VWAPs for the five (5) consecutive Trading Days immediately preceding the applicable date; (b) if traded over-the-counter but not on the Nasdaq Stock Market, the Current Market Price shall be deemed to be the average of the closing bid and asked prices as of five (5) Business Days immediately prior to the date of exercise indicated in the Notice of Exercise; and (c) if there is no active public market, the Current Market Price shall be the fair market value of a share of Common Stock as mutually determined by the Company and the Holder in their sole discretion. If the Company and the Holder are unable to so agree upon the fair market value of a share of Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 17(f).

12. Limitation on Exercise. Notwithstanding anything to the contrary herein, the Company shall not effect the exercise of this Warrant and the Holder shall not have the right to exercise this Warrant, (A) to the extent that after giving effect to such exercise, the Holder (together with its Affiliates and any of the other Attribution Parties) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding and/or the then combined voting power of all of the Company’s voting securities immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”) and (B) if at the time of such exercise, such exercise would violate, or would result in a violation by the Company of, any Nasdaq Stock Market Rule (and any successor to the Nasdaq Stock Market and any other trading market on which the Common Stock is listed), including, without limitation, Nasdaq Stock Market Rule 5635(b) relating to a change of control; provided, that, with respect to clause (A) above, the Beneficial Ownership Limitation shall not apply in the event that the Company obtains (x) stockholder approval for a change of control with respect to the Holder and such stockholder approval remains valid pursuant to the Nasdaq Stock Market Rules (and any successor to the Nasdaq Stock Market and any other trading market on which the Common Stock is listed) and such exercise otherwise satisfies the requirements of Nasdaq Stock Market Rule 5635 with respect to issuances of shares of Common Stock upon exercise of this Warrant or any other warrant held by the Holder or (y) a waiver of such Beneficial Ownership Limitation is received from Nasdaq and such waiver remains valid. The limitations contained in this paragraph shall apply to any successor holder and transferee of this Warrant, any New Warrants, and all Warrant Shares issued or issuable upon exercise of all Warrants outstanding (together with their Affiliates and any of the other Attribution Parties), as applicable.

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13. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered by electronic mail specified in this Section 14 prior to 6:30 p.m. (New York City time) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered by electronic mail specified in this Section 14 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day; (iii) the Trading Day following the date of mailing, if sent by a nationally recognized overnight courier service specifying next Business Day delivery; or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and e-mail address of a party for such notices or communications shall be as set forth in this Section 14, unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 14. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

If the Company:

Quantum Corporation

10770 E. Briarwood Avenue

Centennial, CO 80112

Attention: Tara Ilges

Email:

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2400 Hanover Street

Palo Alto, CA 94304

Attention: James J. Masetti; Julie Park

Email:

If to Holder:

Dialectic Technology SPV LLC

119 Rowayton Avenue

Rowayton, CT 06853

Attention: John Fichthorn

E-mail:

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with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

1801 Page Mill Road, Suite 210

Palo Alto, CA 94304

Attention: Christopher M. Forrester

Email:

15. Extension of Expiration Date. At the option of the Holder, the Expiration Date may be extended for the number of Trading Days following any period commencing on the Expiration Date, if on the Expiration Date and through any such period: (i) trading in the Common Stock is suspended by any Trading Market; (ii) the Registration Statement is not effective; or (iii) the Prospectus included in the Registration Statement may not be used by the Holder for the resale of Registrable Securities thereunder; provided that, with respect to Section 15(ii) and Section 15(iii), only to the extent the Company was required, but failed, to maintain the effectiveness of the Registration Statement and the availability of the Prospectus included in the Registration Statement in accordance with the terms of the Registration Rights Agreement.

16. Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. If the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Holder to sell this Warrant under Rule 144. The Company further covenants that it will take such further action as the Holder may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

17. Miscellaneous.

(a) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Subject to the restrictions on transfer set forth on the first page hereof and in Section 3, this Warrant may be assigned by the Holder, provided, however, that in no event shall the registration rights be separately assigned from the purchase rights evidenced by this Warrant. Except as provided in and subject to the terms set forth in Section 10(c), this Warrant may not be assigned by the Company except with the prior written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the parties

17

hereto and their respective successors and assigns. Subject to the preceding sentence and except as otherwise provided in Section 12, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The restrictions set forth in Section 12 hereof may not be amended or waived.

(b) The Company: (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will use reasonable best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO (I) LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR (II) LIMIT ANY PROVISION OF SECTION 17(f). EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) Alternate Dispute Resolution.

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(i) In the case of a dispute relating to the Exercise Price, the Closing Price, the Current Market Price, or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within five (5) Business Days after the Company learned of the circumstances giving rise to such dispute, or (B) if by the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, Closing Price, Current Market Price, or fair market value or arithmetic calculation of the Warrant Shares (as the case may be), at any time after the fifth (5th) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute; provided that if the Holder does not select such an investment bank within such five (5) Business Day period, then the Company may, at its sole option, select an independent reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with this Section 17(f) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the tenth (10th) Business Day immediately following the date on which such investment bank was selected and agreed to serve in such role (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

QUANTUM CORPORATION

By:
Name: Hugues Meyrath
Title: President and Chief Executive Officer

[Signature Page to Conversion Warrant]

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: QUANTUM CORPORATION

The undersigned is the Holder of Warrant No. 2026-1 (the “Warrant”) issued by QUANTUM CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise” under Section 11

____ “Cashless Exercise” under Section 11

4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Exercise Notice to be duly executed as of the date indicated below.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of QUANTUM CORPORATION to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of QUANTUM CORPORATION with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: